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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cott Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Cott Corporation 6525 Viscount Road Mississauga, Ontario, Canada L4V1H6 (905) 672-1900
5519 West Idlewild Avenue Tampa, Florida, United States 33634 (813) 313-1800

April 1, 2010

Dear Shareowners:

We are pleased to invite you to attend our annual and special meeting of shareowners, which will be held at the Toronto Marriott Airport Hotel, Salons A, B, and C, 901 Dixon Road, Toronto, Ontario, Canada at 8:30 a.m. (Toronto time) on Tuesday, May 4, 2010. At this meeting, you will have the opportunity to meet our directors and members of our senior management team, learn more about our Company and our plans for the future, and receive our financial results for the 2009 fiscal year.

The notice of meeting and circular that accompany this letter describe the business to be conducted at the meeting.

Even if you cannot attend the meeting, it is important that your shares be represented and voted by using the enclosed form of proxy. We encourage you to read the circular and vote as soon as possible. We look forward to your participation.

Sincerely,

JERRY FOWDEN

Chief Executive Officer

Cott Corporation

Notice of Annual and Special Meeting of Shareowners

The Annual and Special Meeting of Shareowners of Cott Corporation (“Cott”) will be held

on:	Tuesday, May 4, 2010

at:	8:30 a.m. (local time in Toronto)

at the:	Toronto Marriott Airport Hotel, Salons A, B, and C, 901 Dixon Road, Toronto, Ontario, Canada

to:	• receive the financial statements for the year ended January 2, 2010 and the report on those statements by Cott’s independent registered public accounting firm,

• elect directors,

• approve the appointment of Cott’s independent registered public accounting firm,

• consider and, if thought fit, pass a resolution in the form set forth in Appendix A approving the 2010 Equity Incentive Plan, and

• transact any other business that properly may be brought before the meeting and any adjournment of the meeting.

Pursuant to new rules promulgated by the United States Securities and Exchange Commission, we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a form of proxy. Our proxy materials are also available on the Internet. This proxy circular is available on our website at http://www.cott.com/investors/proxy, which does not have “cookies” that identify visitors.

By order of the board of directors

Marni Morgan Poe

Vice President, General Counsel and Secretary

Tampa, Florida, U.S.A.

April 1, 2010

YOU ARE INVITED TO VOTE BY COMPLETING, DATING AND SIGNING THE ENCLOSED FORM OF PROXY AND RETURNING IT BY MAIL IN THE ENCLOSED ENVELOPE OR BY FACSIMILE, OR BY FOLLOWING THE INSTRUCTIONS FOR VOTING OVER THE INTERNET IN THE ACCOMPANYING PROXY CIRCULAR. A VOTE BY PROXY WILL BE COUNTED IF IT IS COMPLETED PROPERLY AND IS RECEIVED BY OUR TRANSFER AGENT NO LATER THAN 5:00 P.M. TORONTO TIME ON APRIL 30, 2010 OR THE LAST BUSINESS DAY PRIOR TO ANY POSTPONED OR ADJOURNED MEETING OR IS OTHERWISE RECEIVED BY OUR SECRETARY, AS DESCRIBED HEREIN, PRIOR TO THE COMMENCEMENT OF THE MEETING OR ANY POSTPONED OR ADJOURNED MEETING. OUR TRANSFER AGENT’S MAILING ADDRESS IS COMPUTERSHARE INVESTOR SERVICES INC., 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, CANADA, M5J 2Y1 AND FACSIMILE NUMBER IS (416) 263-9524.

Cott Corporation

Annual and Special Meeting of Shareowners

THIS BOOKLET EXPLAINS:

•	details of the matters to be voted upon at the meeting, and

•	how to exercise your right to vote even if you cannot attend the meeting.

THIS BOOKLET CONTAINS:

•	the notice of the meeting,

•	the proxy circular for the meeting, and

•	a proxy form that you may use to vote your shares without attending the meeting.

REGISTERED SHAREOWNERS

A form of proxy is enclosed with this booklet. This form may be used to vote your shares if you are unable to attend the meeting in person. Instructions on how to vote using this form are found starting on page 2 of this proxy circular.

NON-REGISTERED BENEFICIAL SHAREOWNERS

If your shares are held on your behalf or for your account by a broker, securities dealer, bank, trust company or other intermediary, you will not be able to vote unless you carefully follow the instructions provided by your intermediary.

The accompanying circular and form of proxy are furnished in connection with the solicitation of proxies by or on behalf of management and the board of directors for use at the annual and special meeting of shareowners to be held on Tuesday, May 4, 2010 and any continuation of the meeting after an adjournment of such meeting.

AVAILABILITY OF FINANCIAL INFORMATION

Note: If you are a shareowner and wish to receive (or continue to receive) our quarterly interim financial statements (and the related management discussion and analysis) by mail, you must complete and return the enclosed request form. If you do not do so, quarterly financial statements will not be sent to you. Financial results are announced by media release, and financial statements are available on our website at www.cott.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the United States Securities and Exchange Commission at www.sec.gov.

i

ii

Cott Corporation

Proxy Circular

GENERAL INFORMATION

This proxy circular is furnished in connection with the solicitation of proxies by or on behalf of management and the board of directors for use at the annual and special meeting of shareowners that is to be held at the time and place, and for the purposes, described in the accompanying notice of the meeting and any continuation of the meeting after an adjournment of such meeting.

All dollar amounts are in United States dollars unless otherwise stated. For 2007, amounts accounted for in Canadian dollars were converted to U.S. dollars at a conversion rate of $0.93517, which is the average Canadian to U.S. conversion rate for 2007 listed on OANDA.com. For 2008, amounts accounted for in Canadian dollars were converted to U.S. dollars at a conversion rate of $0.9441, which is the average Canadian to U.S. conversion rate for 2008 listed on OANDA.com. For 2009, amounts accounted for in Canadian dollars were converted to U.S. dollars at a conversion rate of $0.8779, which is the average Canadian to U.S. conversion rate for 2009 listed on OANDA.com.

All information contained in this proxy circular is as of March 19, 2010, unless otherwise indicated. In this proxy circular, references to the year 2007 are to the fiscal year ended December 29, 2007, references to the year 2008 are to the fiscal year ended December 27, 2008, and references to the year 2009 are to the fiscal year ended January 2, 2010.

We are mailing the notice of meeting, this proxy circular, and the form of proxy on or about April 1, 2010 to our shareowners.

VOTING AT THE MEETING

Who Can Vote

March 19, 2010 is the record date to determine shareowners who are entitled to receive notice of the meeting. Shareowners at the close of business on that date will be entitled to vote at the meeting. As at the record date, 81,331,330 common shares were outstanding. Each common share entitles the holder to one vote on all matters presented at the meeting.

Voting By Registered Shareowners

The following instructions are for registered shareowners only. If you are a non-registered beneficial shareowner, please follow your intermediary’s instructions on how to vote your shares. See below under “Voting By Non-Registered Beneficial Shareowners.”

Voting in Person

Registered shareowners who attend the meeting may vote the shares registered in their name on resolutions put before the meeting. If you are a registered holder who will attend and vote in person at the meeting, you do not need to complete or return the form of proxy. Please register your attendance with the scrutineer,

Computershare Investor Services Inc. (“Computershare”), upon your arrival at the meeting. Whether or not you plan to attend the annual and special meeting of shareowners, you are requested to complete and promptly return the enclosed proxy.

Voting by Proxy

If you are a registered shareowner but do not plan to attend the meeting in person, there are four ways that you can vote your proxy:

Mail: You may vote by completing, dating and signing the enclosed form of proxy and returning it to Computershare no later than 5:00 p.m. local time in Toronto on April 30, 2010, or the last business day prior to any postponed or adjourned meeting, by mail to 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 using the envelope provided.

Fax: You may vote by completing, dating and signing the enclosed form of proxy and faxing it to Computershare at 1-866-249-7775 (toll free within Canada and the United States) or 1-416-263-9524 (outside Canada and the United States) no later than 5:00 p.m. local time in Toronto on April 30, 2010 or the last business day prior to any postponed or adjourned meeting.

Internet: You may vote over the Internet by accessing www.investorvote.com and following the proxy login and voting procedures described for the meeting. The enclosed form of proxy contains certain information required for the Internet voting process. Detailed voting instructions will then be conveyed electronically via the Internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the Internet at any time before 5:00 p.m. local time in Toronto on April 30, 2010 or the last business day prior to any postponed or adjourned meeting.

The Internet voting procedure, which complies with Canadian law, is designed to authenticate shareowners’ identities, to allow shareowners to vote their shares and to confirm that shareowners’ votes have been recorded properly. Shareowners voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareowners. Also, please be aware that Cott is not involved in the operation of the Internet voting procedure and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Other: If you have not availed yourself of any of the foregoing voting procedures by 5:00 p.m. local time in Toronto on April 30, 2010 or the last business day prior to any postponed or adjourned meeting but still wish to vote by proxy, you may vote by (i) completing, dating and signing the enclosed form of proxy and faxing it to the attention of our Secretary at (813) 881-1923, or (ii) having the person you have chosen as your proxy deliver it in person to our Secretary, in each case so that it is received prior to the commencement of the meeting or any postponed or adjourned meeting.

What Is a Proxy?

A proxy is a document that authorizes another person to attend the meeting and cast votes on behalf of a registered shareowner at the meeting. If you are a registered shareowner, you can use the accompanying proxy form. You may also use any other legal form of proxy.

How do You Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the meeting. The persons named in the enclosed form of proxy are directors or officers of Cott. You may choose those individuals or any other person to be your proxyholder. Your proxyholder does not have to be a shareowner of Cott. If you want to authorize a director or officer of Cott who is named on the enclosed proxy form as your proxyholder, please leave the line near the top of the proxy form blank, as their names are pre-printed on the form. If you want to authorize another person as your proxyholder, fill in that person’s name in the blank space located near the top of the enclosed proxy form.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the meeting, including any continuation of the meeting if it is adjourned.

How Will a Proxyholder Vote?

If you mark on the proxy how you want to vote on a particular issue (by checking FOR, AGAINST or WITHHOLD), your proxyholder must cast your votes as instructed. By checking “WITHHOLD” on the proxy form, you will be abstaining from voting.

If you do NOT mark on the proxy how you want to vote on a particular matter, your proxyholder is entitled to vote your shares as he or she sees fit. If your proxy does not specify how to vote on any particular matter, and if you have authorized a director or officer of Cott to act as your proxyholder, your shares will be voted at the meeting:

•	FOR the election of the nominees named in this proxy circular as directors,

•	FOR the approval of the appointment of PricewaterhouseCoopers LLP as Cott’s independent registered public accounting firm, and

•

FOR the approval of the 2010 Equity Incentive Plan described under “Approval of 2010 Equity Incentive Plan” beginning on page 56 of this proxy circular, in accordance with the resolution attached as Appendix A to this proxy circular on page A-1.

For more information on these matters, please see “Election of Directors,” beginning on page 7, “Independent Registered Public Accounting Firm—Approval of Appointment of Independent Registered Public Accounting Firm” on page 53, and “Approval of 2010 Equity Incentive Plan” on page 56.

If any amendments are proposed to these matters, or if any other matters properly arise at the meeting, your proxyholder can generally vote your shares as he or she sees fit. The notice of the meeting sets out all the matters to be presented at the meeting that are known to management as of March 19, 2010.

How do You Revoke Your Proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the meeting by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date (or voting via the Internet at a later date) or by attending the meeting and voting in person. You may send a written notice to our Secretary to the following address: 5519 W. Idlewild Avenue, Tampa, Florida U.S.A. 33634.

This revocation must be received by our Secretary before the meeting (or before the date of the reconvened meeting if it is adjourned), or in any other way permitted by law.

If you revoke your proxy and do not replace it with another form of proxy that is properly deposited, you may still vote shares registered in your name in person at the meeting.

Voting By Non-Registered Beneficial Shareowners

If your common shares are not registered in your name but in the name of an intermediary (typically a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates), then you are a non-registered beneficial shareowner (as opposed to a registered shareowner). Copies of this document have been distributed to intermediaries who are required to deliver them to, and seek voting instructions from, our non-registered beneficial shareowners. Intermediaries often use a service company (such as Computershare or Broadridge Investor Communications (“Broadridge”)) to forward meeting materials to beneficial shareowners. If you are a non-registered beneficial shareowner, you can vote your common shares by proxy, by following the instructions your intermediary provides to you, through your intermediary or at the meeting. As a non-registered beneficial shareowner, while you are invited to attend the meeting, you will not be entitled to vote at the meeting unless you make the necessary arrangements with your intermediary to do so.

Voting in Person

A non-registered beneficial shareowner who receives a form of proxy or a voting instruction form who wishes to attend and vote at the meeting in person (or have another person attend and vote on their behalf), should strike out the proxyholders named in the form of proxy and insert the beneficial shareowner’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions provided by the intermediary.

Voting by Proxy through Intermediary

Internet: If your intermediary is registered with Computershare or Broadridge, both of whom we have retained to manage beneficial shareowner Internet voting, you may vote over the Internet by following the proxy login and voting instructions on your voting instruction form.

Through Intermediary: A beneficial shareowner who does not vote via the Internet will be given a voting instruction form or other document by his or her intermediary which must be submitted by the beneficial shareowner in accordance with the instructions provided by the intermediary. In such case, you cannot use the Internet voting procedures described above and must follow the intermediary’s instructions (which in some cases may allow the completion of the voting instruction form by telephone or on the intermediary’s Internet website). Occasionally, a beneficial shareowner may be given a form of proxy that has been signed by the intermediary and is restricted to the number of shares owned by the beneficial shareowner but is otherwise not completed. This form of proxy does not need to be signed by the beneficial shareowner. In this case, you can complete the form of proxy and vote by mail or facsimile only in the same manner as described above under “Voting by Registered Shareowners—Voting by Proxy.”

In all cases, beneficial shareowners should carefully follow the instructions provided by the intermediary

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the beneficial shareowner with respect to the voting of certain shares, or because under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum for the meeting.

Confidentiality of Vote

Computershare counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:

•	there is a proxy contest,

•	the proxy contains comments clearly intended for management, or

•	it is necessary to determine a proxy’s validity or to enable management and/or the board of directors to meet their legal obligations to shareowners or to discharge their legal duties to Cott.

Quorum

The annual and special meeting requires a quorum, which for this meeting means:

•	at least two persons personally present, each being a shareowner entitled to vote at the meeting or a duly appointed proxy for an absent shareowner so entitled, and

•	persons owning or representing not less than a majority of the total number of our shares entitled to vote.

Vote Counting Rules

All matters that are scheduled to be voted upon at the meeting are ordinary resolutions, including the resolution to approve the 2010 Equity Incentive Plan. Ordinary resolutions are passed by a simple majority of votes: if more than half of the votes that are cast are in favour, the resolution passes (Special resolutions require approval of at least two-thirds of the votes cast. No special resolutions are contemplated at the meeting). Directors are elected by a plurality vote, whereby the 11 nominees who receive the highest vote totals will be elected as directors. Cumulative voting in the election of directors is not permitted. All other matters must be approved by a majority of the votes cast by shareowners that are present or represented and entitled to vote at the meeting. Proxies may be marked “FOR” or “WITHHOLD/ABSTAIN.” For purposes of the resolution to approve the 2010 Equity Incentive Plan, proxies may be marked “FOR,” or “AGAINST.” Abstentions and broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal.

Solicitation of Proxies

The cost of soliciting proxies will be borne by Cott. In addition, Cott may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile. While we have not chosen at this time to engage the services of a proxy solicitor to aid in the solicitation of proxies and to verify records relating to the solicitation, should we do so, we will bear all costs of such solicitation of proxies. We anticipate that if we retain the services of a proxy solicitor, we would pay that firm fees for those services, which we believe would not be significant.

Please Complete Your Proxy

Our management, with the support of the board of directors, requests that you fill out your proxy to ensure your votes are cast at the meeting. This solicitation of your proxy (your vote) is made on behalf of management and the board of directors. We will pay the cost of proxy solicitation, which primarily will be by mail. Proxies also may be solicited by telephone, in writing or in person by our employees.

PROCEDURE FOR CONSIDERING SHAREOWNER PROPOSALS

If you want to propose any matter for a vote by shareowners at our 2011 annual meeting, you must send your proposal to our Vice President, General Counsel and Secretary. In order for your proposal to be considered for inclusion in our 2011 proxy circular and proxy, it must be received by our Vice President, General Counsel and Secretary no later than December 2, 2010 at Cott Corporation, 5519 West Idlewild Avenue, Tampa, Florida, U.S.A. 33634.

PRINCIPAL SHAREOWNERS

We are not aware of any person who, as of March 19, 2010, beneficially owned or exercised control or direction over more than 5% of our common shares except as set forth below:

Name	Nature of Ownership or Control	Number of Shares	Percentage of Class
Crescendo Investments II, L.P., Series I(1) 825 3rd Avenue, 44th Floor New York, NY 10022	Beneficial ownership	6,195,000	7.62%
Connor, Clark & Lunn Investment Management Partnership(2) 2200-1111 West Georgia Street Vancouver, BC V6E 4M3 Canada	Beneficial ownership	4,099,225	5.04%

(1)	Based on information reported in an amended Schedule 13D filed by Crescendo Partners II, L.P., Series I on June 20, 2008 with the United States Securities and Exchange Commission and in a Form 4 filed by Eric Rosenfeld on January 8, 2010 with the United States Securities and Exchange Commission. As reported in such filings, Eric Rosenfeld has sole voting power and sole dispositive power with respect to 6,195,000 shares, or approximately 7.62% of the shares outstanding. This amount includes shares held by Crescendo Partners II, L.P., Series I, which has sole voting power and sole dispositive power with respect to 5,966,455 shares, constituting approximately 7.34% of the shares outstanding, which shares are also deemed to be beneficially owned by Crescendo Investments II, LLC, the general partner of Crescendo Partners II, L.P., Series I, and shares held by Crescendo Partners III, L.P., which has sole voting power and sole dispositive power with respect to 228,545 shares, constituting less than 1% of the shares outstanding, which shares are also deemed to be beneficially owned by Crescendo Investments III, LLC, the general partner of Crescendo Partners III, L.P. Mr. Rosenfeld is the managing member of Crescendo Investments II, LLC and Crescendo Investments III, LLC. The amended Schedule 13D was also filed on behalf of Crescendo Investments II, LLC, Crescendo Partners III, L.P., Crescendo Investments III, LLC, Mr. Rosenfeld and Gregory Monahan. Mr. Rosenfeld and Mr. Monahan, as members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are each deemed to beneficially own the shares beneficially owned by the other members of the group. Mr. Rosenfeld disclaims beneficial ownership of the shares owned in the aggregate by the other members of the group, except to the extent of his pecuniary interest therein. Mr. Monahan disclaims beneficial ownership of the shares owned in the aggregate by the other members of the group.

(2)	Based solely on information reported in a Schedule 13G filed by Connor, Clark & Lunn Investment Management Partnership (the “Partnership”) on September 15, 2009 with the United States Securities and Exchange Commission. As disclosed in such filing, the Partnership has sole dispositive power and shared voting power with respect to all shares. As reported in such filing, the Partnership, a parent holding company, made the filing on a voluntary basis as if all of the shares are beneficially owned on a joint basis by the Partnership and by Connor, Clark & Lunn Investment Management Ltd. (“CC&L”), a subsidiary of the Partnership and investment company registered under the Investment Advisors Act of 1940. However, the Partnership, CC&L, and the investment companies and accounts that they manage disclaim membership in a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act and disclaim beneficial ownership of securities beneficially owned by each other under Rule 13D-3 promulgated under the Exchange Act.

FINANCIAL STATEMENTS

At the meeting, we will submit Cott’s annual consolidated financial statements for the year ended January 2, 2010, and the related report of Cott’s independent registered public accounting firm to you. No vote will be taken regarding the financial statements.

ELECTION OF DIRECTORS

The Corporate Governance Committee of the board of directors (the “Corporate Governance Committee”) reviews annually the qualifications of persons proposed for election to the board and submits its recommendations to the board for consideration. In the opinion of the Corporate Governance Committee and the board, each of the eleven nominees for election as a director is well qualified to act as a director of Cott and, together, the nominees bring the mix of independence, diversity, expertise and experience necessary for the board and its committees to function effectively. Our approach to corporate governance and the roles of the board and its committees are described under “Corporate Governance” on page 47 of this proxy circular.

During 2009, the board of directors held six meetings. Each of our incumbent directors who served in 2009 attended in person or by telephone all of the applicable meetings of the board of directors and committees on which they served in 2009 except for Mr. Burnett, who attended all board meetings and five of six meetings of the Audit Committee.

Set forth below is certain information concerning our nominees for election as directors of Cott, including information regarding each person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the board of directors to determine that the person should serve as a director for Cott.

The board has considered the independence of each of the nominees for election as directors of Cott for purposes of the rules of the United States Securities and Exchange Commission (“SEC”), New York Stock Exchange and, where applicable, National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) of the Canadian Securities Administrators. The nominees for election as directors who are independent are Ms. Hess and Messrs. Benadiba, Burnett, Gibbons, Monahan, Prozes, Pilozzi, Rosenfeld and Savage. The nominees who are not independent are Messrs. Fowden and Halperin. See “Certain Relationships and Related Transactions” on page 16 of this proxy circular for further discussion of the board’s determinations as to independence.

Nominee	Committee Membership
Mark Benadiba, 56, of Toronto, Ontario, Canada, served as executive Vice-President, North American Operations, of Cott Corporation from 1996 until 2006. Mr. Benadiba held several roles during his tenure at Cott from 1990 through 2006, including Executive Vice President and Chief Executive Officer of Cott Canada from 1990 to 1998. Previously, Mr. Benadiba was a Senior Executive of Pepsi/Seven-Up, Toronto/Canada (a Division of Seven-Up Canada Inc.). He has served on Cott’s board since June 2008. Mr. Benadiba was originally appointed to the board in 2008 pursuant to an agreement between Cott and Crescendo Partners, a significant shareowner of Cott. The board selected Mr. Benadiba to be a director because of his management experience in, and extensive knowledge of, the beverage industry. The board believes Mr. Benadiba’s experience in the beverage industry, including the various positions he held within Cott, enable him to make valuable contributions to the board.	—

Nominee	Committee Membership
George A. Burnett, 54, of Cherry Hills Village, Colorado, U.S.A., is Chief Executive Officer of Alta Colleges, Inc., a national provider of post-secondary education services, and has held the position since August 2006. Mr. Burnett was Chairman of R.H. Donnelley, a Yellow Pages publisher, in 2006 and Chief Executive Officer of Dex Media, Inc. from 2001 to 2005. Mr. Burnett has served on Cott’s board since 2006. The board selected Mr. Burnett to be a director because it believes his senior level experience with multinational public companies lends valuable executive and financial expertise to the board.	Chair, Human Resources and Compensation Committee; Audit Committee
Jerry Fowden, 53, of Tampa, Florida, U.S.A., was appointed as our Chief Executive Officer on February 18, 2009. Prior to this appointment, he served as President of Cott’s international operating segments and Interim President, North America from May 2008 to February 2009, and as Interim President of Cott’s United Kingdom operating segment from September 2007 to May 2008. He served as Chief Executive Officer of Trader Media Group Ltd., a media company, and as a member of its parent Guardian Media Group plc’s board of directors from 2005 until 2007. From 2001 until 2004, he served in a variety of roles with ABInBev S.A. Belgium, an alcoholic beverage company, including President, European Zone, Western, Central and Eastern Europe from 2003 to 2004, Global Chief Operating Officer from 2002 to 2003 and Chief Executive Officer of Bass Brewers Ltd., a subsidiary of ABInBev S.A. Belgium, from 2001 to 2002. Mr. Fowden was a director of Chesapeake Corporation (now known as Canal Corporation), a supplier of specialty paperboard packaging products, when it filed a voluntary Chapter 11 petition in the United States on December 29, 2008. He served as a director of such company until May 2009. Mr. Fowden has served on Cott’s board since March 2009. The board selected Mr. Fowden to be a director because he is Cott’s Chief Executive Officer, and has held operational management positions within Cott in North America and Europe. Under Mr. Fowden’s leadership, Cott has focused its resources and investments, streamlined operations and cut costs, which resulted in significantly improved profitability and cash flow in 2009. This, coupled with Mr. Fowden’s extensive experience in the beverage industry, positions him well to serve as Cott’s Chief Executive Officer and as a director. In addition, he has relationships with chief executives and other senior management at beverage companies throughout the world. His experience brings a unique and valuable perspective to the board.	—
David T. Gibbons, 66, of Naples, Florida, U.S.A., was Cott’s Interim Chief Executive Officer from March 2008 to February 2009. Prior to joining Cott, he was President and Chief Executive Officer of Perrigo Company, a manufacturer of retailer brand over-the-counter pharmaceutical and nutritional products, from 2000 to 2006, and from 2003 to 2007, he also held the role of Chairman of that company. Mr. Gibbons currently serves on the board of directors of Perrigo and has served on the board of directors of Robbins & Myers, Inc., a manufacturer of fluid management products. He has served on Cott’s board since March 2007. The board selected Mr. Gibbons to be a director because he has an extensive consumer products background, with leadership experience in strategic planning, sales and marketing, operational improvements and international operations.	Corporate Governance Committee

Nominee	Committee Membership
Stephen H. Halperin, 60, of Toronto, Ontario, Canada, is a partner at the law firm of Goodmans LLP and a member of that firm’s Executive Committee. He has been a partner with Goodmans since 1987 and a member of the Executive Committee since 1993. Mr. Halperin served on the board of directors of KCP Income Fund, a custom manufacturer of national brand and retailer brand consumer products. Mr. Halperin was a director of AT&T Canada Inc. (now known as Allstream Inc.) when it filed for bankruptcy protection in Canada and the United States in late 2002. That company emerged from bankruptcy protection in early 2003, at which point Mr. Halperin ceased to be one of its directors. Mr. Halperin is the brother of Mark Halperin, Cott’s former Chief Legal & Ethics Officer and Secretary. He has served on Cott’s board since 1992. The board selected Mr. Halperin to be a director because he is an expert in Canadian corporate law, with over 30 years of experience counseling boards and senior management regarding corporate governance, compliance, disclosure, international business conduct, capital markets, corporate strategy and other relevant issues.	—
Betty Jane Hess, 61, of Hingham, Massachusetts, U.S.A., was Senior Vice President, Office of the President, of Arrow Electronics, Inc., an electronics distributor, for five years prior to her retirement in 2004. Ms. Hess also served on the board of directors of the ServiceMaster Company, a company providing lawn care, landscape maintenance, and other cleaning, repair and inspection services. She has served on Cott’s board since 2004. The board selected Ms. Hess to be a director because it believes that her executive experience and leadership and communication skills are a valuable asset to the board.	Human Resources and Compensation Committee
Gregory Monahan, 36, of Darien, Connecticut, U.S.A., has been a Managing Director of Crescendo Partners, L.P., a New York-based investment firm, since December 2008 and has held various positions at Crescendo Partners since May 2005. Prior to Mr. Monahan’s time with Crescendo Partners, he was the founder of Bind Network Solutions, a consulting firm focused on network infrastructure and security. Mr. Monahan also serves on the board of directors of O’Charley’s Inc., a multi-concept restaurant company that operates or franchises over 350 restaurants, and Bridgewater Systems, a telecommunications software provider. Mr. Monahan has served on Cott’s board since June 2008. Mr. Monahan was originally appointed to the board in 2008 pursuant to an agreement between Cott and Crescendo Partners, a significant shareowner of Cott. The board selected Mr. Monahan to be a director because it believes he possesses valuable financial expertise, including extensive expertise with capital markets transactions and investments in both public and private companies. He has led and directed investment and consulting firms, which informs his judgment and risk assessment as a board member, and brings to the board the valuable perspective of a major shareowner.	Audit Committee

Nominee	Committee Membership
Mario Pilozzi, 63, of Oakville, Ontario, Canada, was, until January 2008, President and CEO of Wal-Mart Canada. He joined Wal-Mart Canada in 1994 as Vice-President of Hardline Merchandise and was promoted to Senior Vice-President of Merchandise and Sales, and later Chief Operating Officer, before serving as President and CEO. Prior to joining Wal-Mart Canada, Mr. Pilozzi held a broad range of positions with Woolworth Canada spanning more than 30 years, including the positions of Vice-President of Hardline Merchandise, Administrator of Store Openings, District Manager, Store Manager and several other key roles in Woolworth’s variety and discount-store divisions. Mr. Pilozzi has also served on the board of directors of Protenergy Natural Foods Corp., a manufacturer of natural food and beverage products. Mr. Pilozzi has served on Cott’s board since June 2008. Mr. Pilozzi was originally appointed to the board in 2008 pursuant to an agreement between Cott and Crescendo Partners, a significant shareowner of Cott. The board selected Mr. Pilozzi to be a director because he has extensive executive experience with two well-known, multinational corporations and understands the retail sales business of our retailer partners.	Human Resources and Compensation Committee
Andrew Prozes, 64, of Greenwich, Connecticut, U.S.A., has served as Global Chief Executive Officer of LexisNexis Group, a provider of legal, news, risk and business information in New York City, since 2003. Mr. Prozes serves on the board of directors of Reed Elsevier plc and Reed Elsevier NV, parent entities to LexisNexis. He has served on Cott’s board since January 2005. The board selected Mr. Prozes to be a director because it believes he possesses valuable executive and financial expertise that make him an asset to the board. Cott benefits from Mr. Prozes’s experience as an executive officer and director of large, international companies. In addition, Mr. Prozes has contributed his financial expertise through his prior service on the Audit Committee.	Corporate Governance Committee; Human Resources and Compensation Committee
Eric Rosenfeld, 52, of Harrison, New York, U.S.A., has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. for 14 years. Mr. Rosenfeld currently serves as a director for numerous companies, including CPI Aerostructures Inc. (Chairman), a company engaged in the contract production of structural aircraft parts, Computer Horizons Corp. (Chairman), an IT services company, Hill International, a construction management firm, Matrikon Inc., a company that provides industrial intelligence solutions, DALSA Corp., a digital imaging and semiconductor firm, and Primoris Services Corporation, a specialty construction company. Mr. Rosenfeld has also served as a director for numerous companies, including Arpeggio Acquisition Corporation and Rhapsody Acquisition Corporation, both blank check corporations that later merged with Hill International and Primoris Services Corporation, respectively, Sierra Systems Group Inc., an information technology, management consulting and systems integration firm, and Emergis Inc., an electronic commerce company. Mr. Rosenfeld has served on Cott’s board since June 2008 and is our Lead Independent Director. Mr. Rosenfeld was originally appointed to the board in 2008 pursuant to an agreement between Cott and Crescendo Partners, a significant shareowner of Cott. The board selected Mr. Rosenfeld to be a director because he has extensive experience serving on the boards of multinational public companies and in capital markets and mergers and acquisitions transactions. Mr. Rosenfeld also has valuable experience in the operation of a worldwide business faced with a myriad of international business issues. Mr. Rosenfeld’s leadership and consensus-building skills, and affiliation with a significant shareowner of Cott, together with his experience as senior independent director of all boards on which he currently serves, make him an effective Lead Independent Director for the board.	Chair, Corporate Governance Committee

Nominee	Committee Membership
Graham Savage, 60, of Toronto, Ontario, Canada, has served as the Chairman of Callisto Capital LP, a Toronto-based private equity firm, since 2002. Prior to this, since 1998, Mr. Savage was Managing Director at Savage Walker Capital Inc., Callisto Capital LP’s predecessor. Between 1975 and 1996, Mr. Savage was with Rogers Communications Inc. in various positions culminating in being appointed the Senior Vice President, Finance and Chief Financial Officer, a position he held for seven years. In addition, Mr. Savage serves on the Board of Canadian Tire Corporation. He has also served on the boards of Rogers Communications Inc., Hollinger International, Inc., Alias Corp., Lions Gate Entertainment Corp. and Royal Group Technologies Limited. Mr. Savage was a director of Microcell Inc., a telecommunications provider, when it filed for bankruptcy protection in Canada in 2003. He served as a director of Microcell Inc. until 2005. Mr. Savage has served on Cott’s board since February 2008. The board selected Mr. Savage to be a director because of his financial expertise, including expertise in the area of private equity. He is our audit committee financial expert and has served as Chief Financial Officer of a large public company. Mr. Savage also has board and committee experience at both public and private companies, and his extensive executive experience brings strong financial and operational expertise to the board.	Chair, Audit Committee

It is intended that each director will hold office until the close of business of the 2011 annual meeting or until his or her earlier resignation, retirement or death. Cott does not have a retirement policy for its directors.

Unless otherwise instructed, the persons named in the accompanying form of proxy intend to vote FOR the election to the board of directors of the eleven nominees who are identified above. Directors are elected by a plurality of votes cast. Management and the board of directors do not contemplate that any of the nominees will be unable to serve as a director. If, for any reason at the time of the meeting, any of the nominees are unable to serve, then the persons named in the accompanying form of proxy will, unless otherwise instructed, vote at their discretion for a substitute nominee or nominees.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board. We set director compensation at a level that reflects the significant amount of time and high skill level required of directors in performing their duties to Cott and to its shareowners.

In 2009, other than David T. Gibbons, our former Interim Chief Executive Officer, and Jerry Fowden, our current Chief Executive Officer, no employees served as directors. Mr. Gibbons’s and Mr. Fowden’s compensation during 2009 has been fully reflected in the Summary Compensation Table on page 29. We provided the following annual compensation to our non-employee directors in 2009:

Name	Fees Earned or Paid in Cash ($)(2)(3)
Mark Benadiba(1)	152,997
George Burnett	159,399
David Gibbons(4)	196,495
Stephen Halperin(1)	135,953
Betty Jane Hess	119,915
Philip Livingston(5)	14,230
Gregory Monahan	157,243
Mario Pilozzi(1)	141,292
Andrew Prozes	119,322
Eric Rosenfeld	215,630
Graham Savage(1)	169,462

(1)	Messrs. Benadiba, Halperin, Pilozzi, and Savage are compensated in Canadian dollars. For purposes of this disclosure, fees earned by these directors have been translated from Canadian dollars to U.S. dollars at a rate of $0.8779.

(2)	Directors’ retainers are either paid in cash or, if elected by the director, deferred into our Share Plan for Non-Employee Directors. These amounts represent the fees paid to the director and/or the trustee under the Share Plan for Non-Employee Directors on behalf of the director in 2009. The table below reflects 2009 cash compensation that directors elected to defer under the Share Plan for Non-Employee Directors. The deferred share accounts are maintained in Canadian dollars. For purposes of this disclosure, amounts have been translated from Canadian dollars to U.S. dollars at a rate of $0.8779. Effective February 23, 2010, the board of directors determined to terminate the Share Plan for Non-Employee Directors. The shares held in trust under the Share Plan were released to the directors.

Name	2009 Fees Deferred ($)	Shares (#)
Mark Benadiba	57,064	15,625
George Burnett	57,064	15,625
David Gibbons	167,745	50,687
Stephen Halperin	57,064	15,625
Betty Jane Hess	57,064	15,625
Greg Monahan	57,064	15,625
Mario Pilozzi	57,064	15,625
Andrew Prozes	119,322	36,392
Eric Rosenfeld	215,630	84,410
Graham Savage	113,263	30,994

No stock options were granted to directors in 2009. Options held by our directors are governed by our Restated 1986 Common Share Option Plan, as amended. The total number of shares that may be acquired upon exercise of outstanding stock options held by our directors on January 2, 2010 was Mr. Benadiba, 25,000; Mr. Burnett, 25,000; Mr. Gibbons, 25,000; Ms. Hess, 25,000; Mr. Monahan, 25,000; Mr. Pilozzi, 25,000; Mr. Prozes, 25,000; and Mr. Rosenfeld, 25,000.

(3)	Non-employee directors are also reimbursed for certain business expenses, including travel expenses, in connection with board and committee meeting attendance. These amounts are not included in the Director Compensation table.

(4)	Mr. Gibbons served as our Interim Chief Executive Officer until February 27, 2009. His director fees for the full year, during and after his service as Interim Chief Executive Officer, are reflected in this table. All of his compensation for 2009, including his director fees, is included in the Summary Compensation Table on page 29 of this proxy circular.

(5)	Mr. Livingston resigned from the board and ceased to be a director on March 2, 2009 to accommodate Mr. Fowden’s appointment to the board of directors.

Directors’ Compensation Schedule

The compensation of directors is considered on a combined basis in light of the overall governance structure of Cott. Compensation for directors is recommended to the board by the Human Resources and Compensation Committee (the “Compensation Committee”) and is approved by the independent directors. Director compensation is set solely on an annual fee basis (paid quarterly in arrears) and per-meeting attendance fees are not paid.

In May 2009, the Compensation Committee recommended, and the board approved, a change in the currency upon which annual director fees are based. As a result of such change, director fees formerly expressed in Canadian dollars are, effective as of the second quarter of 2009, expressed in U.S. dollars. So, for example, where the annual board retainer fee was CDN$65,000 in the first quarter of 2009, such fee is, as of the second quarter of 2009, U.S.$65,000. During 2009, directors of Cott were entitled to the following annual fees, presented on an annualized basis:

	Annual Fees (U.S. $)
	Jan.-March 2009	April 2009-January 2, 2010
Annual board retainer	57,064	65,000
Annual committee membership retainer for serving on:
Audit Committee	—	—
Human Resource Compensation Committee	—	—
Corporate Governance Committee	—	—
Special Committee	17,558	20,000
Advisory board fee	13,169	15,000
Annual fee for the non-executive chair of the board	87,790	100,000
Annual fee for chairing the:
Audit Committee	13,169	15,000
Human Resource and Compensation Committee	8,779	10,000
Corporate Governance Committee	8,779	10,000
Annual fee for the lead independent director	26,337	30,000
Annual long-term incentive fee	57,064	57,064

U.S. resident directors receive their applicable retainers in U.S. dollar amounts, while Canadian resident directors receive their applicable retainers in Canadian dollar amounts. For purposes of this disclosure, all Canadian dollar amounts have been translated from Canadian dollars to U.S. dollars at a rate of $0.8779. Directors are also reimbursed for certain business expenses, including their travel expenses in connection with board and committee meeting attendance.

Share Ownership Requirements for Board Members

Prior to March 15, 2010, directors were required to own personally at least CDN$50,000 worth of Cott’s common shares, the value of which was calculated at the time of purchase. Directors had to acquire such shares within three years of joining the board. As of January 2, 2010, all directors had acquired the requisite amount of common shares or had been directors for less than three years.

On March 15, 2010, the board of directors adopted new minimum share ownership requirements for non-management directors. Under the requirements, each such director must own common shares having a minimum aggregate value equal to four (4) times his or her annual board retainer fee (excluding additional committee or chairman retainers). The Corporate Governance Committee of the board of directors or the board of directors may, from time to time, reevaluate and revise these guidelines to give effect to changes in Cott’s common share price or capitalization. The value of shares owned by each director as calculated under the guidelines, and compliance with the share ownership requirements, is measured on December 31st of each year by Cott’s General Counsel. Directors are not required to attain the minimum ownership level by a particular deadline. However, until the guideline amount is achieved, such directors are required to retain an amount equal to 100% of net shares received as equity compensation. “Net shares” are defined as those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and taxes payable upon the grant of a stock payment or the vesting of restricted stock, restricted stock units, performance shares, or performance share units. Failure to meet or to show sustained progress toward meeting the guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants to such directors. Shares purchased on the open market may be sold in compliance with Cott’s policies and applicable securities law. These requirements are designed to ensure that directors’ long-term interests are closely aligned with those of our shareowners.

Share Plan for Non-Employee Directors

Effective February 23, 2010, the board of directors terminated the Share Plan for Non-Employee Directors. Prior to termination, the Share Plan for Non-Employee Directors allowed directors who were neither employees nor full-time officers to elect to receive their fees in the form of our common shares. Fees that would otherwise be payable in cash to directors who elected to participate in the plan were paid to a third-party trustee who used the funds to purchase shares on the open market. The trustee allocated the number of shares attributable to each participant based on the relative dollar amount of fees contributed in respect of that participant. After the termination of the Share Plan, the trustee distributed to each participating director the shares it had held in trust for his or her account.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Security Ownership

The following table and the notes that follow show the number of our common shares beneficially owned as of March 19, 2010 by each of our directors and the individuals named in the Summary Compensation Table, as well as by our current directors and executive officers as a group.

Name	Common Shares Beneficially Owned, Controlled or Directed(1)		Options Exercisable within 60 days	Total	Common Shares Percentage of Class(2)
Mark Benadiba	66,273		25,000	91,273	*
George Burnett	112,870		25,000	137,870	*
David Gibbons	285,630		25,000	310,630	*
Stephen Halperin	89,194		—	89,194	*
Betty Jane Hess	124,270		25,000	149,270	*
Gregory Monahan	6,231,273	(3)	25,000	6,256,273	7.6%
Mario Pilozzi	36,273		25,000	61,273	*
Andrew Prozes	135,000	(4)	25,000	160,000	*
Eric Rosenfeld	6,346,838	(5)	25,000	6,371,838	7.8%
Graham Savage	83,074		—	83,074	*
Juan Figuereo(6)	488,073		—	488,073	*
Jerry Fowden	108,708		312,500	421,208	*
Neal Cravens	—		—	—	—
Matthew Kane(6)	22,549		20,000	42,549	*
William Reis	124,947		—	124,947	*
Michael Creamer	967		—	967	*
Directors and executive officers as a group (consisting of 16 persons, including the current directors and executive officers named above)	7,578,764	(7)	512,500	8,091,264	9.9%

*	Less than 1%

(1)	Each director and officer has provided the information on shares beneficially owned, controlled or directed. Except as otherwise noted, the shareowners named in this table have sole voting and investment power over all shares shown as beneficially owned by them.

(2)	Percentage of class is based on 81,331,330 shares outstanding as of March 19, 2010.

(3)	Includes: (i) 36,273 shares held personally by Mr. Monahan and (ii) 6,195,000 held as a member of a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act. Mr. Monahan is deemed to beneficially own the shares beneficially owned by the other members of the group, but Mr. Monahan disclaims beneficial ownership of those shares.

(4)	Of these shares, 3,000 are held in a brokerage margin account.

(5)	Includes: (i) 151,838 shares held personally by Mr. Rosenfeld; (ii) 5,966,455 shares held indirectly as the managing member of Crescendo Investments II, LLC, which in turn is the general partner of Crescendo Partners II, L.P., Series I; and (iii) 228,545 shares held indirectly as the managing member of Crescendo Investments III, LLC, the general partner of Crescendo Partners III, L.P. Mr. Rosenfeld disclaims beneficial ownership of the shares owned by Crescendo Partners II, L.P., Series I and Crescendo Partners III, L.P.

(6)	Mr. Figuereo and Mr. Kane are no longer employees of Cott. Mr. Figuereo’s employment ended effective October 31, 2009 and Mr. Kane’s employment ended effective January 29, 2010. They ceased to be reporting persons upon their respective terminations. Information regarding share ownership of our former executive officers is based on our corporate records and information obtained from the most recent publicly available filings made with securities regulators by or on behalf of those former executive officers.

(7)	Because Mr. Rosenfeld and Mr. Monahan are both deemed to beneficially own shares held by the Crescendo entities, those shares are not counted twice for purposes of this total.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers and any beneficial owner of more than 10% of our common shares, as well as certain affiliates of those persons, must file reports with the SEC showing the number of common shares they beneficially own and any changes in their beneficial ownership.

Based on our review of these reports and written representations of our directors and executive officers, we believe that all required reports were filed in 2009 in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The board has determined that nine of the nominees for director, Mark Benadiba, George A. Burnett, David T. Gibbons, Betty Jane Hess, Gregory Monahan, Mario Pilozzi, Andrew Prozes, Eric Rosenfeld and Graham W. Savage, are independent within the meaning of the rules of the SEC, New York Stock Exchange and NI 58-101. A director is “independent” in accordance with the rules of the SEC, New York Stock Exchange and NI 58-101 if the board affirmatively determines that such director has no material relationship with us (either directly or as a partner, shareowner or officer of an organization that has a relationship with us).

Mr. Halperin is a non-management director but not an independent director as he is the brother of Mark R. Halperin, our former Chief Legal & Ethics Officer and Secretary. Mark R. Halperin’s employment with Cott ended in August 2007. Stephen H. Halperin is also a partner of Goodmans LLP, a law firm that provides counsel to us on a regular basis. Mr. Fowden is a management director and is therefore not independent.

During 2009, Philip B. Livingston resigned from the board. During his tenure, the board determined that Mr. Livingston was independent within the meaning of the rules of the SEC, New York Stock Exchange and NI 58-101.

Each director and nominee for election as director delivers to Cott annually a questionnaire that includes, among other things, a request for information relating to any transactions in which both the director or nominee, or their family members, and Cott participates, and in which the director or nominee, or such family member, has a material interest. The Corporate Governance Committee is responsible for reviewing all such transactions reported to it by a director or nominee in response to the questionnaire, or that are brought to its attention by management or otherwise. After review, the Corporate Governance Committee approves, ratifies or disapproves such transactions. Management and directors must also update the board of directors as to any material changes to proposed transactions as they occur.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee is responsible for overseeing Cott’s compensation reward programs which include compensation (base salary, bonus, and equity compensation), pension benefits, and other perquisites. In addition, the Compensation Committee is responsible for overseeing talent management and succession planning for the senior management, as well as setting objectives and evaluating the performance of Cott’s Chief Executive Officer. To assist in executing its responsibilities, the Compensation Committee may retain independent compensation consultants who report solely to the Compensation Committee. The Compensation Committee is responsible for ensuring that the total compensation paid to the executive officers is fair, reasonable and competitive. The Compensation Committee must recommend to the board of directors, and the board must review, and, if it deems appropriate, approve all changes to our Chief Executive Officer’s compensation package. The Compensation Committee reviews and approves all compensation packages and any adjustments thereto for those executive officers who report directly to our Chief Executive Officer. The Compensation Committee also approves any severance packages to departing executive officers, as well as the severance plans that govern the terms of the severance packages.

The Compensation Committee is comprised of four members: George A. Burnett (chair), Betty Jane Hess, Mario Pilozzi and Andrew Prozes. The board has determined that all members are independent within the meaning of the rules of the SEC, New York Stock Exchange and NI 58-101. The Compensation Committee’s charter is available on our website www.cott.com under “Investors—Corporate Governance—Board Committees.”

Company Objectives

The primary objectives of our current compensation program are to incentivize management to increase shareowner value consistent with appropriate consideration of the risk/reward ratio, and to focus management on controlling costs, strengthening customer relationships, and managing capital expenditures and cash. Periodically, the Compensation Committee reviews and approves management’s design of the compensation program to provide sufficient compensation opportunities for executives in order to attract, retain and motivate the best possible management team. Our compensation programs are designed to:

•	Establish pay levels with reference to personal performance and external competitiveness with relevant labor markets and their relative internal value,

•	Reward executives based on a mix of both individual and corporate performance, and

•	Deliver conservative, market-based executive benefits.

Our compensation packages for executive officers, including the Chief Executive Officer, consist of a base salary, opportunities for performance-based cash bonus compensation, and long-term compensation in the form of equity ownership. The Compensation Committee has selected these components because it believes they align our executives’ interests with those of our long-term shareowners and motivate our executives to achieve our goals.

During 2009, management and the Compensation Committee continued to realign our compensation practices to more closely reflect both our financial position and our role as a low-cost producer of private label non-alcoholic beverages. The goal of the compensation program continued to be to provide meaningful rewards to our executives for making progress toward our refocused business goals in a manner that is cost effective to us while achieving the objectives noted above. In 2009, the Compensation Committee engaged compensation consultants to assess the marketplace and provide guidance on a new long-term incentive plan. Pending the implementation of a new long-term incentive plan, the Compensation Committee determined not to approve any long-term equity grants to executives under our existing plans, other than one-time inducement awards for new executives, and instead to focus on short-term performance-based cash awards. The Compensation Committee determined that focusing on short-term performance-based cash awards reflected both Cott’s financial position at that time and the immediate need to cut costs from Cott’s business. As a result of the market assessment and long-term incentive plan analysis, the Compensation Committee has approved the terms of the 2010 Equity Incentive Plan, subject to shareowner approval, pursuant to which the Compensation Committee intends to grant the non-employee directors, the named executive officers and other key employees equity incentive awards beginning in 2010. Further discussion of the terms of the 2010 Equity Incentive Plan appears under the heading “Approval of 2010 Equity Incentive Plan” on page 56 of this proxy circular.

Role of Executive Officers in Compensation Decisions

The employment agreements of our current Chief Executive Officer and our former Interim Chief Executive Officer were recommended for approval to the board by the Compensation Committee, and approved by our board. The Compensation Committee also reviews and approves employment agreements with each officer who reports to the Chief Executive Officer.

Periodically, the Compensation Committee determines what adjustments, if any, to base salary, cash performance bonus amounts, performance targets for performance-based compensation, and the applicable levels and targets for other compensation, would be appropriate for the executives. The Compensation Committee, annually and as it otherwise deems appropriate, meets with our Chief Executive Officer and our Vice President—People to obtain recommendations with respect to our compensation programs and packages for executives and other employees. These officers may make recommendations to the Compensation Committee on base salary, long-term incentive plan awards, performance targets, and other terms that the Compensation Committee may consider. The Compensation Committee is not bound to and does not always accept management’s recommendations with respect to executive compensation.

Setting Executive Compensation

Each year, our Chief Executive Officer and our Vice President—People present their recommendations for changes to annual base salary, cash performance bonus amounts, and long-term incentives for our executive officers. The Chief Executive Officer makes recommendations with respect to the compensation of the Vice President—People. The Compensation Committee reviews peer group benchmarks as one of the factors they consider in determining appropriate levels of compensation for the Chief Executive Officer. The Compensation Committee considers management’s proposals, reviews independent data to validate these recommendations and, if acceptable, approves them. In addition, the Compensation Committee has the authority to access (at Cott’s expense) independent, outside compensation consultants for both advice and competitive data as they determine the level and nature of Cott’s executive compensation.

In 2009, management recommended, and the Compensation Committee retained, Longnecker & Associates (“Longnecker”) to assess the marketplace and provide guidance on executive compensation programs and a new long-term incentive plan. Longnecker conducted an extensive peer group compensation benchmarking project in 2009 and provided management with benchmarks for executive compensation. The Compensation Committee independently engaged the services of Frederick W. Cook & Co. (“Cook”) to provide guidance on a new long-term incentive plan, Chief Executive Officer compensation and peer group data. Neither Longnecker nor Cook provides additional services to Cott.

The Compensation Committee periodically reviews compensation data and pay practices from Cott’s peer group as part of its decision-making process. In 2009, the Compensation Committee did not formally establish a percentile benchmark of the peer group to which it targeted executive compensation. While the Compensation Committee reviews peer group compensation data, it retains discretion in setting an executive’s compensation, and as a result, compensation for an executive may differ materially from the peer group and is influenced by factors including experience, position, tenure, individual and organizational factors, and retention needs, among others. The Compensation Committee periodically evaluates and selects which companies to reference for purposes of executive compensation competitiveness. Annually, with guidance from compensation consultants and input and discussion with management, the Compensation Committee discusses whether the mix of companies in the peer group produces a valid competitive analysis relative to our talent requirements.

In 2009, with guidance from Longnecker, the following peer group, consisting of selected North American consumer goods and retail organizations with revenues between $0.5 billion and $4 billion, was selected and referenced for compensation decisions made in 2009:

Companies used for Compensation Comparison
The J.M. Smucker Company	Seneca Foods Corp.
Constellation Brands, Inc.	Sensient Technologies Corp.
Chiquita Brands International, Inc.	The Hain Celestial Group, Inc.
United Natural Foods, Inc.	SunOpta Inc.
Brown-Forman Corp.	Hansen Natural Corp.
McCormick & Company, Inc.	Lancaster Colony Corp.
Ralcorp Holdings, Inc.	Cal-Maine Foods, Inc.
Flowers Foods, Inc.	Lance, Inc.
Sanderson Farms, Inc.	J&J Snack Foods Corp.
Central European Distribution Corp.	Imperial Sugar Company
TreeHouse Foods, Inc.	American Italian Pasta Co.
Coca-Cola Bottling Co. Consolidated	National Beverage Corp.

Cook used data from the following separate peer group in connection with its advice on a compensation package for Mr. Fowden when he was appointed Chief Executive Officer:

Companies used for CEO Compensation Package
The Boston Beer Company, Inc.	Lance, Inc.
Coca-Cola Bottling Co. Consolidated	McCormick & Company, Inc.
Corn Products International, Inc.	MGP Ingredients, Inc.
Diamond Foods, Inc.	National Beverage Corp.
Flowers Foods, Inc.	Ralcorp Holdings, Inc.
The Hain Celestial Group, Inc.	Sanderson Farms, Inc.
Hansen Natural Corp.	Seneca Foods Corp.
Imperial Sugar Company	The J. M. Smucker Company
J&J Snack Foods Corp.	SunOpta Inc.
Lancaster Colony Corp.	TreeHouse Foods, Inc.

In 2009, we reviewed peer group benchmark data for all our named executive officer positions except our Chief Procurement Officer. The Compensation Committee determined that because our Chief Procurement Officer performs a role for Cott that other companies commonly divide among multiple non-executive positions, appropriate comparable data was not available for that position.

Although the Committee did not formally establish a percentile benchmark, in 2009 executive compensation for all of our named executive officers for whom we benchmark fell below the 50th percentile for the average total compensation of executives performing similar functions in the competitive market.

Long-Term versus Currently-Paid Compensation

Currently-paid compensation to our executive officers includes base salaries, which are paid periodically throughout the fiscal year, cash performance bonuses based on performance targets proposed by management and approved by the Compensation Committee, which are awarded after the end of the fiscal year, and perquisites and personal benefits, which are paid consistent with our policies in appropriate circumstances. While no long-term incentive awards were granted in 2009 other than as inducement awards, our executives historically have been eligible to participate in long-term equity incentive plans. From time to time, our executives have participated in one or more of the Restated 1986 Common Share Option Plan, as amended (the “Option Plan”), the Restated Executive Investment Share Purchase Plan (the “Restated EISPP”), the Amended and Restated Performance Share Unit Plan (the “PSU Plan”) and the Amended and Restated Share Appreciation Rights Plan (the “SAR Plan”). These plans are described in more detail under the heading “Equity Compensation Information” on page 43 of this proxy circular. During 2009, the Compensation Committee determined that the goals of our compensation program with respect to long-term compensation would be better served by a different plan than Cott currently had in place. It therefore engaged the services of Longnecker and Cook to provide guidance on a new long-term incentive plan that would provide Cott the flexibility to design compensatory awards responsive to Cott’s needs and would more effectively align our directors’ and executives’ interests with those of our long-term shareowners. Our executive officers may also participate in Cott’s 401(k) Plan, which is available to all salaried and non-union employees in the United States.

The compensation structure for our executives attempts to balance the need of Cott’s executives for current income with the need to create long-term incentives that are directly tied to achievement of our targets and growth in shareowner value. The allocation between cash and non-cash or short-term and long-term incentive compensation is set by the terms of the individual employment agreement or offer letter and the terms of our incentive plans. For any executive-level employee (a position reporting to our Chief Executive Officer), management reviews market data and recommends to the Compensation Committee terms of the employment agreement. The Compensation Committee reviews those recommendations and, if acceptable, approves them. Income from elements of incentive compensation is realized as a result of the performance of Cott or the executive, depending on the type of award, compared to goals proposed by management and approved by the Compensation Committee on an annual basis. During the past two years, our executive compensation packages have been comprised primarily of annual base salary and cash performance bonuses.

During 2009, management recommended, and the Compensation Committee retained, Longnecker to assess the marketplace and provide guidance on a new long-term incentive plan. The Compensation Committee independently engaged the services of Cook to provide guidance on a new long-term incentive plan. Both Longnecker and Cook recommended the adoption of a new long-term incentive plan. Based on this advice, the Compensation Committee has approved the terms of the 2010 Equity Incentive Plan, subject to shareowner approval, pursuant to which the Compensation Committee intends to grant the non-employee directors, the named executive officers and other key employees equity incentive awards beginning in 2010. We intend that no further grants will be made under any other of our incentive plans. Further discussion of the 2010 Equity Incentive Plan appears under the heading “Approval of 2010 Equity Incentive Plan” on page 56 of this proxy circular. Pending the implementation of a new long-term incentive plan, the Compensation Committee determined not to approve any long-term equity grants to executives under our existing plans, other than one-time inducement awards for new executives, and instead to focus on short-term performance-based cash awards. The Compensation Committee determined that focusing on short-term performance-based cash awards reflected both Cott’s financial position at that time and the immediate need to cut costs from Cott’s business.

Compensation Components

For 2009, the principal compensation components for Cott’s named executive officers consisted of the following:

•	base salary—fixed pay that takes into account an individual’s role and responsibilities, experience, expertise, and individual performance,

•	cash performance bonuses—paid to reward attainment of annual performance targets or other factors as considered in the discretion of the Compensation Committee,

•	retirement benefits—matching under Cott’s 401(k) Plan, and

•	limited perquisites and benefits.

Base Salary

We provide named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary is determined by an annual assessment of a number of factors, including position and responsibilities, experience, individual job performance relative to responsibilities, impact on development and achievement of our business strategy, and competitive market factors for comparable talent in the peer group. However, the Compensation Committee retains discretion in setting an executive’s compensation, and as a result, base salary for an executive may differ from the peer group. In 2009, the Committee did not formally establish a percentile benchmark of a specific market to which it targeted base salary. Although the Compensation Committee did not establish a percentile benchmark, in 2009 base salaries for all our named executive officers for whom we benchmark fell below the 50th percentile for the peer group. Base salary for our named executive officers in 2009 is shown in the Summary Compensation Table, under the heading “Salary” on page 29 of this proxy circular.

Performance Bonuses

General

The Compensation Committee believes that some portion of overall cash compensation for executive officers should be performance-based, that is, contingent on successful achievement of corporate and individual targets. To that end, and depending on our financial and operating performance, the Compensation Committee may approve performance-based bonuses. The addition of performance bonuses in these situations more closely aligns an executive’s overall compensation with his or her individual performance and the profitability of the business unit for which he is accountable. The Compensation Committee determines eligibility for performance bonuses at the beginning of the fiscal year based on market competitiveness, the impact of each executive’s role within Cott, and the executive’s long-term contributions. The Compensation Committee believes that this bonus arrangement presents executives with clear, quantified targets that will focus the executives on long-term strategic issues and align management’s interests with those of our long-term shareowners in the sustained growth of shareowner value.

At the end of each fiscal year, the Compensation Committee may determine that certain individuals whom it previously deemed eligible should not receive a performance bonus if their individual performance reviews result in a rating below acceptable levels for the relevant period. During the performance review for each named executive officer, the Compensation Committee determines whether the officer met his or her individual performance targets. The Compensation Committee retains the discretion to guarantee an executive officer a performance bonus or modify the calculation of the performance bonus. It may do this as an inducement for a new executive to enter into employment with Cott, or in circumstances in which it is difficult to set meaningful performance targets for a particular executive officer.

Additionally, the Compensation Committee reserves the right to pay discretionary bonuses to executive officers, and did so in two cases in 2009. While the Compensation Committee may exercise such discretion in appropriate circumstances, no executive officer has a guaranteed right to a discretionary bonus as a substitute for a performance-based bonus in the event that performance targets are not met.

Setting Performance Targets

Performance bonus eligibility in 2009 was determined based in part on achieving corporate targets and in part on achieving individual targets. In 2009, up to 70% of a named executive officer’s performance bonus was calculated based on Cott achieving a specified level of earnings before interest and taxes (“EBIT”) and up to 30% of his or her performance bonus was based on Cott achieving a specified level of operating free cash flow.

Operating free cash flow is EBIT, plus depreciation/amortization, plus/minus changes in working capital, and minus capital expenditures. These two metrics closely correspond with operating results, and the Compensation Committee therefore viewed them as appropriate performance targets for measuring the achievement by our executives of Cott’s business goals. Once the corporate performance targets were achieved, the individual performance of the executive was considered, and if expectations for his role had been met, he was paid his bonus in full. A bonus could have been withheld in whole or in part, at the discretion of the Compensation Committee, if the executive did not meet expectations for his role.

The business unit in which an individual is employed determines the bonus pool from which he may receive a performance bonus payment, and the targets for each bonus pool vary depending on our business goals for the year. There were six company-wide major bonus pools designated at the start of 2009: United States, Canada, United Kingdom, Mexico, RCI and Corporate. All of our current named executive officers participated in the Corporate bonus pool in 2009.

Performance bonuses in 2009 had a base target level and a “stretch” level. Performance reaching the base target level made the executive eligible to receive his target bonus. Performance exceeding the target level could have made the executive eligible to receive a bonus greater than the target level. Management recommends the performance criteria targets at the beginning of each year to the Compensation Committee, which reviews and, if acceptable, approves them. For 2009, the Compensation Committee reserved the right to grant our named executive officers performance bonuses of up to a maximum level of two times the target bonus amount based on achievement of Cott’s goals substantially in excess of the targets.

The performance targets for employees in 2009 were based on various metrics, depending on the particular bonus pool applicable to each employee. In the Corporate bonus pool, the target bonus awards for 2009 for our named executive officers varied between 50% and 100% of annual base salary. Performance targets for our named executive officers in 2009 were based on target levels of EBIT and operating free cash flow. Management recommended, and the Compensation Committee approved, the EBIT and operating free cash flow targets for the named executive officers.

The Compensation Committee believes that setting an achievable goal is important in motivating our employees appropriately and in constructing a pay package that allows us to compete successfully for employees in the market. In February 2009, the Compensation Committee set the Corporate bonus pool performance targets at an enterprise-level EBIT of $40 million and at an enterprise-level operating free cash flow of $115 million. Due to market volatility and a decreased ability to accurately predict performance, the Compensation Committee decided to postpone the establishment of company performance targets for bonus payments for achievement of results above target until June 2009. In June 2009, additional performance targets were established for the payment of bonuses for achievement of results above target. The maximum bonus payout for 2009 was two times the target bonus amount, which would have been reached if Cott achieved “stretch” targets of EBIT of $129 million and operating free cash flow of $201 million. Actual 2009 EBIT was $108.4 million, and operating free cash flow was $199 million, resulting in a weighted average bonus payout multiplier of 1.68 times target for the named executive officers.

In 2009, because the EBIT and operating free cash flow base targets were set at levels indicating sustainable progress in implementing Cott’s business plan, no threshold target was established for bonus payments below such base targets. However, in 2010 the Compensation Committee and management returned to more challenging targets, and as such reintroduced a threshold target. Thus, for 2010, the Compensation Committee has approved a threshold bonus target, a base target, and a stretch target based on corporate performance. If the threshold target for the Corporate bonus pool is achieved in 2010, bonuses may be made available to our named executive officers. A named executive officer may receive 70% of his target bonus based on Cott’s achievement of a specified level of earnings before interest, taxes, depreciation and amortization (“EBITDA”), 15% of his target bonus based on Cott’s achievement of a specified level of operating free cash flow and 15% based on Cott’s achievement of a specified level of revenue. Once the achievement of the performance targets is evaluated and confirmed, the Compensation Committee will determine the actual bonus payment to each named executive officer based upon the results of Cott’s annual individual performance review process.

During 2009, we used individual performance targets for named executive officers that varied by business unit and the executive’s function within Cott. The individual targets were set to reflect the executive’s role in ongoing and planned business initiatives and were designed to closely correlate with operating results. In setting specific target levels, the Compensation Committee considered a variety of factors, including our areas of focus for the year, our relationships with customers and suppliers, and general economic conditions. Salary adjustment decisions are made primarily based upon achievement of individual performance targets. A description of the targets applicable to our named executive officers is set out below:

Individual 2009 performance targets for our Chief Executive Officer included:

•	Develop strategic and operational initiatives for long-term growth of Cott,

•	Achieve specific financial targets,

•	Achieve the refinancing of our outstanding senior subordinated notes due 2011, and

•	Develop a selling, general and administrative expense savings plan.

Individual 2009 performance targets for our Chief Financial Officer included:

•	Achieve the refinancing of our outstanding senior subordinated notes due 2011,

•	Finalize a detailed and affordable “back to basics” IT strategy, and

•	Continue to improve internal control over financial reporting.

Individual 2009 performance targets for our Vice President—People included:

•	Develop a selling, general and administrative expense savings plan,

•	Execute further cost-saving measures to maximize people resources, and

•	Develop a streamlined top-level succession plan.

Individual 2009 performance targets for our Chief Procurement Officer included:

•	Develop a selling, general and administrative expense savings plan, and

•	Optimally manage commodity costs by entering into fixed-price commitments for a portion of our forecasted key commodity requirements.

Individual 2009 performance targets for our General Counsel and Secretary included:

•	Develop and document new bid process for external counsel and oversee negotiations.

The Compensation Committee sets the individual performance targets in order to accomplish two objectives. First, the targets represent management’s and the Compensation Committee’s goals for Cott’s performance over time, based on market factors, customer relationships, commodity costs and other operational considerations that we weigh in preparing internal forecasts. Second, they provide executives with meaningful objectives, directly related to their job function, that motivate the executive to positively contribute to our success.

In 2009, we experienced significantly improved operating results as compared to 2008, and performance bonuses were awarded to executive officers. For 2010, we have reviewed our business strategy, current macroeconomic conditions and our expectations for Cott’s results. The Compensation Committee and management believe that they have set targets that are attainable if expectations for positive developments in our business are realized.

Measuring Achievement; Payment of Performance Bonuses

Based on audited results for the fiscal year, management presents a recommendation to the Compensation Committee for performance bonus payments for named executive officers based on results achieved as compared to the targets established for that fiscal year. The Compensation Committee has the discretion to award the amount corresponding to that level of achievement, or to increase or decrease the award payable if it believes such action would be in the best interest of Cott and our shareowners.

As discussed above, for 2009, performance criteria for the bonus pools were based 70% on EBIT and 30% on operating free cash flow. In February 2010, management presented to the Compensation Committee 2009 year-end results for each of the bonus pools, and the Compensation Committee approved bonus payments for all of the pools. Because EBIT and operating cash flow targets were met, and based on the results of each named executive officer’s annual individual performance review, each of our bonus-eligible named executive officers, all of whom participated in the Corporate bonus pool, was paid a performance bonus for 2009 equal to 1.68 times target.

Long-Term Incentive Plans

In 2009, our senior level employees were eligible to participate in our PSU Plan and SAR Plan and to receive stock options under our Option Plan (collectively, the “Incentive Plans”). Effective as of December 27, 2008, the Compensation Committee approved an amendment to our Restated EISPP with the effect of freezing participation in the plan. Each of Cott’s existing Incentive Plans, as well as the Restated EISPP, was approved by our shareowners when required. The operation of each plan is discussed in more detail under the heading “Equity Compensation Plan Information” on page 43 of this proxy circular. There is no set formula for the granting of awards to individual executives or employees under the different Incentive Plans. Generally, we use a methodology to determine award size based on benchmarking against our peer group and the industry in general, among other factors. The Incentive Plans generally require us to either purchase Cott shares on the open market to fund awards or issue shares that would be dilutive to our shareowners. The Compensation Committee and management have determined that the goals of the compensation program can be accomplished without creating significant dilution or utilizing cash for share purchases.

During 2009, the Compensation Committee determined that the goals of our compensation program with respect to long-term compensation would be better served by a different plan than Cott currently had in place. It therefore engaged the services of Longnecker and Cook to provide guidance on a new long-term incentive plan that would provide Cott the flexibility to design compensatory awards responsive to Cott’s needs and would more effectively align our directors’ and executives’ interests with those of our long-term shareowners. As a result of the market assessment and long-term incentive plan analysis, the Compensation Committee has recommended, and the board has approved, the terms of the 2010 Equity Incentive Plan. The Compensation Committee intends to grant to non-employee directors, named executive officers, and other key employees equity awards under the 2010 Equity Incentive Plan beginning in 2010. The 2010 Equity Incentive Plan requires the approval of our shareowners before the 2010 Equity Incentive Plan may be implemented. A description of the material terms of the 2010 Equity Incentive Plan and the board’s recommendation for approval by our shareowners begins on page 56 of this proxy circular under the heading “Approval of 2010 Equity Incentive Plan.”

The board of directors believes that the 2010 Equity Incentive Plan will advance Cott’s long-term success by (i) encouraging the long-term commitment of key employees and non-employee directors, (ii) motivating the performance of key employees and non-employee directors by means of long-term performance-related incentives, (iii) attracting and retaining outstanding key employees and non-employee directors by providing incentive compensation opportunities, and (iv) enabling participation by key employees and non-employee directors in the long-term growth and financial success of Cott. Pending the implementation of the 2010 Equity

Incentive Plan, the Compensation Committee determined not to approve any long-term equity grants to executives in 2009, other than one-time inducement awards for new executives, and instead to focus on short-term performance-based cash awards. The Compensation Committee determined that focusing on short-term performance-based cash awards reflected both Cott’s financial position at that time and the immediate need to cut costs from Cott’s business.

Retirement Benefits

In 2009, as part of our cost-reduction efforts, we discontinued all executive benefits other than those specifically identified in employment agreements (as discussed in the narrative following the Summary Compensation Table and below). Our named executive officers are eligible to participate in our 401(k) Plan, which is open to all salaried and non-union hourly employees. Employees are eligible to join this plan the first day of the month following 90 days of employment. Employees can contribute up to 30% of their eligible earnings. During 2009, we matched up to 3% of employee contributions, subject to caps based on limits set by applicable law.

Perquisites and Other Personal Benefits

We provide our executive officers with limited perquisites and other personal benefits that are not otherwise available to all of our employees. In 2009, we discontinued all executive-level benefits, other than an annual executive physical examination and a car allowance to certain named executive officers. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. Perquisites and personal benefits are taken into account as part of the total compensation to executive officers.

Perquisites and other personal benefits for our named executive officers are set forth in the Summary Compensation Table, under the heading “All Other Compensation” and related footnotes on page 29 of this proxy circular.

Chief Executive Officer Compensation

David T. Gibbons Employment Agreement

On April 23, 2008, we entered into an employment agreement with David T. Gibbons to serve as Interim Chief Executive Officer. The agreement provided a salary at the rate of $725,000 per year, with the first six months’ pay guaranteed. Mr. Gibbons also received restricted stock units payable in cash in respect of 720,000 shares of our common stock, of which 360,000 units vested immediately. Of the remaining 360,000 restricted stock units, 300,000 units vested ratably on a monthly basis over a five-month period beginning October 24, 2008 through February 24, 2009. Mr. Gibbons resigned his position and his employment arrangement came to an end on February 27, 2009, at which time 6,000 prorated restricted stock units vested and the remaining 54,000 units were forfeited. During the term of the agreement, we provided Mr. Gibbons with housing and an automobile for business travel. Mr. Gibbons did not receive health, medical insurance or other benefits, and did not participate in our various performance bonus or retention and severance plans available to full-time executives.

In connection with the appointment of Jerry Fowden as Chief Executive Officer on February 18, 2009, Mr. Gibbons resigned as Interim Chief Executive Officer. In order to allow for an orderly transition, we and Mr. Gibbons agreed to extend his agreement until February 27, 2009. Mr. Gibbons was subject to non-competition and non-solicitation provisions until February 27, 2010.

Jerry Fowden Employment Agreement

Effective February 18, 2009, we entered into an employment letter agreement with Jerry Fowden to serve as our Chief Executive Officer. The agreement has an indefinite term and provides for an annual base salary of

$575,000 and a car allowance of $16,000. Mr. Fowden is eligible to participate in our performance bonus plan with an annual target bonus equal to 80% of his base salary, and he has the opportunity to earn a bonus of up to 160% of his base salary for achievement of goals in excess of the target goals, as approved by the Compensation Committee and the board of directors.

Mr. Fowden is eligible to participate in all of our long-term incentive plans made available from time to time to our senior executives at the discretion of the Compensation Committee. Under the terms of his employment agreement, Mr. Fowden received a grant of options on February 18, 2009 to purchase 250,000 common shares of Cott pursuant to the terms of the Option Plan. He received an additional grant of options to purchase 250,000 common shares of Cott on February 18, 2010 and will receive an additional grant to purchase 250,000 common shares of Cott on February 18, 2011, provided he is employed by Cott on such date. Each grant of options vests over a period of one year following the grant date in four equal quarterly amounts.

Mr. Fowden participates in the Severance Plan (as defined below) pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of one year following termination, regardless of the cause of the termination.

Severance Arrangements

We have arrangements with our executive officers to provide for payment and other benefits if an executive’s employment is terminated under certain circumstances. We have entered into such arrangements in order to discourage executives from voluntarily terminating their employment with us in order to accept other employment opportunities, and to provide assurances to our executives that they will be compensated if terminated by us without cause. The specific arrangements for each officer may differ, depending on the terms of the officer’s employment agreement or whether such officer participates in one of our severance plans.

Severance and Legacy Retention Plans

In February 2009 we implemented the Cott Corporation Severance and Non-Competition Plan (the “Severance Plan”). The Severance Plan offers participants a more modest package of benefits upon a qualified termination of employment than was available under the prior plan discussed below. Mr. Fowden participates in the Severance Plan effective February 18, 2009. Subject to certain exceptions, the Severance Plan defines his entitlements upon a qualified termination of employment and replaces all previous termination and severance entitlements to which he may have been entitled. The Severance Plan and Mr. Fowden’s entitlements under such plan are described in more detail under the heading “Potential Payments Upon Termination or Change of Control—Severance Plan” on page 35 of this proxy circular. No other named executive officers participate in the Severance Plan as of January 2, 2010.

Prior to February 18, 2009, Mr. Fowden participated in the Retention, Severance and Non-Competition Plan (the “Legacy Retention Plan”). As of January 2, 2010, Messrs. Kane and Reis participated in the Legacy Retention Plan. The Legacy Retention Plan supersedes applicable provisions of each executive’s employment agreement and provides for severance payments to the executive upon a termination of his employment under certain circumstances. The Legacy Retention Plan, and the participants’ entitlements under such plan, are described in more detail under the heading “Potential Payments Upon Termination or Change of Control—Legacy Retention Plan” on page 38 of this proxy circular.

Other Severance Payments

Neal Cravens and Michael Creamer do not participate in a severance plan. Mr. Cravens’s entitlements under a qualified termination of employment are governed by his employment letter agreement. Mr. Creamer is entitled to severance under a resolution applicable to all Vice Presidents of Cott adopted by the Compensation Committee. The terms of Mr. Cravens’s and Mr. Creamer’s arrangements are described in more detail under the heading “Potential Payments to Other Named Executive Officers upon Termination” on page 41 of this proxy circular.

Treatment of Equity Awards upon Termination

Our Restated EISPP, PSU Plan, SAR Plan, Option Plan, and 2010 Equity Incentive Plan (see “Equity Compensation Plan Information” on page 43 and “Approval of 2010 Equity Incentive Plan” on page 56 of this proxy circular) contain provisions triggered by a change of control of Cott, thus providing assurances to our executives and employees that their equity investment in Cott will not be lost in the event of the sale, liquidation, dissolution or other change of control of Cott. By structuring our long-term incentive plans to tie some equity compensation to continued employment with us, we hope to provide an incentive to our employees to remain with us and not leave us to accept employment elsewhere.

A more detailed discussion of payments in connection with a termination or change of control is set forth under “Potential Payments Upon Termination or Change of Control” on page 35 of this proxy circular.

Share Ownership Guidelines

On March 15, 2010, the board of directors adopted new minimum share ownership requirements for the Chief Executive Officer, Chief Financial Officer, all other officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, and direct reports to the Chief Executive Officer. Under these requirements, the Chief Executive Officer must own common shares having a minimum aggregate value equal to four times his annual base salary. The Chief Financial Officer must own common shares having a minimum aggregate value equal to two times his annual base salary. Other officers subject to Section 16 of the Securities Exchange Act of 1934 and direct reports to the Chief Executive Officer must own common shares having a minimum aggregate value equal to one and a half times his or her annual base salary. The Corporate Governance Committee of the board of directors or the board of directors may, from time to time, reevaluate and revise these guidelines to give effect to changes in Cott’s common share price, capitalization, or changes in the base salary or the title of the above mentioned persons.

The value of shares owned by each of the above persons as calculated under the guidelines, and compliance with the share ownership requirements, is measured on December 31st of each year by Cott’s General Counsel. Individuals subject to the guidelines are not required to attain the minimum ownership level by a particular deadline. However, until the guideline amount is achieved, such persons are required to retain an amount equal to 100% of net shares received as equity compensation. “Net shares” are defined as those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and taxes payable upon the grant of a stock payment or the vesting of restricted stock, restricted stock units, performance shares, or performance share units. Shares purchased on the open market may be sold in compliance with Cott’s policies and applicable securities laws. Failure to meet or to show sustained progress toward meeting the guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants to such persons. These requirements are designed to ensure that the long-term interests of senior management are closely aligned with those of Cott’s shareowners.

Tax and Accounting Implications

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee considers the accounting cost associated with the grants. Under FASB ASC Topic 718, “Share-based Payments,” grants of equity-classified awards result in compensation expense for Cott. The compensation cost is based on the grant date fair value of the instruments being used. For stock awards and PSU grants, the cost is equal to the fair market value on the date of grant times the number of shares or units granted. For stock options and SARs, the cost is equal to the fair market value on the date of grant using a Black-Scholes option pricing model times the number of options or units granted. For the PSU Plan, the performance targets are not market-based, and therefore, the amount of compensation expense per unit is fixed. Compensation cost of the PSUs may vary depending on management’s estimates of the probability of the performance measures being achieved. Compensation expense is recognized, net of a forfeiture rate, over the requisite service or vesting period. The Compensation Committee considers the accounting and tax treatment accorded to equity awards and takes steps to ensure that any issues are addressed by management, however, such treatment has not been a significant factor in establishing Cott’s compensation programs or in the decisions of the Compensation Committee concerning the amount or type of equity award.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code, as amended (the “Code”), which generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer and certain other highly compensated officers who were employed at year-end. Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard, and the Compensation Committee has broad discretion to do so. In 2009, no named executive officers received non-performance based compensation in excess of the Section 162(m) tax deduction limit.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus(1) ($)		Stock Awards(2) ($)		Option/ SAR Awards(3) ($)		Non-Equity Incentive Plan Compensation(4) ($)		All Other Compensation ($)		Total ($)
Jerry Fowden	2009		549,936	—		—		118,750	(6)	770,735		32,324	(7)	1,471,745
Chief Executive Officer (PEO)(5)	2008		361,865	447,110	(8)	400,000		—		—		119,404	(9)	1,328,379	(10)

Neal Cravens	2009	(13)	94,423	—		—		192,331	(11)	128,100		4,243	(12)	419,097
Chief Financial Officer (PFO)

David Gibbons	2009	(13)	120,833	—		230,272	(14)	—		—		196,495	(15)	547,600
Former Interim Chief Executive Officer (PEO)	2008	(13)	560,481	—		2,462,400		—		—		199,910	(16)	3,222,791

Juan Figuereo	2009	(13)	320,833	—		59,261		—		—		3,688,137	(17)	4,068,231
Former Chief Financial Officer (PFO)	2008		377,708	—		700,000		—		—		90,116	(18)	1,167,824
	2007	(13)	269,230	300,000		700,000		—		105,000	(19)	127,976		1,502,206

Matthew Kane	2009		302,250	—		22,319		—		256,200		33,708	(21)	614,477
Former Senior Vice President, Secretary and General Counsel(20)	2008 2007		296,875 259,551	—		290,000 196,852		— —		— 32,664		138,813 36,173	(22)	725,688 525,240

William Reis	2009		324,000	—		24,628		—		409,920		37,374	(23)	795,922
Senior Vice President, Global Procurement and Chief Procurement Officer	2008 2007	(13)	313,750 223,077	— 200,000		310,353 335,841		— —		— 145,000	(19)	63,960 113,235	(24)	688,603 1,017,153

Michael Creamer,	2009		192,850	47,500	(25)	—		—		162,260		32,884	(26)	435,494
Vice President – People

(1)	Unless otherwise noted, bonuses disclosed in this column were inducement bonuses paid to executives upon joining Cott.

(2)	The value of stock awards reflects the grant date fair value, as computed in accordance with FASB ASC Topic 718. See Note 6 to the audited financial statements included in our Annual Report on Form 10-K for each of the years ended December 29, 2007, December 27, 2008, and January 2, 2010 regarding assumptions underlying valuation of equity awards. Except where otherwise indicated, stock awards relate to the PSU Plan described on page 45 and set forth on the Grants of Plan-Based Awards table on page 33 of this proxy circular.

(3)	The value of option and SAR awards reflects the grant date fair value, as computed in accordance with FASB ASC Topic 718 described on page 33 of this proxy circular. See Note 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended January 2, 2010 regarding assumptions underlying valuation of equity awards.

(4)	The amounts under the Non-Equity Incentive Plan Compensation column reflect amounts earned under Cott’s performance bonus plan.

(5)	Mr. Fowden was appointed Chief Executive Officer on February 19, 2009. He was serving as President, International and Interim President, North America on December 27, 2008, and was a named executive officer for 2008 in that capacity.

(6)	Mr. Fowden was awarded an option to purchase 250,000 common shares of Cott in connection with his employment as Chief Executive Officer. He also received a grant of an option to purchase 250,000 common shares of Cott on February 18, 2010 and will receive an additional grant of an option to purchase 250,000 common shares of Cott on February 18, 2011, provided he is employed by Cott on such date. The options vest over a period of one year following the grant date in four equal amounts on a quarterly basis.

(7)	Includes car allowance of $16,000, health, dental and medical premiums of $13,401, and $2,923 of income for basic life insurance premiums.

(8)	Includes a $400,000 inducement sign-on bonus and a $47,110 discretionary bonus.

(9)	Includes car allowance of $19,131, relocation expenses of $71,637, health, dental and disability premiums of $4,732, and $23,904 paid to a defined contribution retirement plan.

(10)	In 2008, Mr. Fowden was compensated partially in U.S. dollars and partially in pounds sterling. The 2008 amounts included in the Summary Compensation Table for Mr. Fowden that were paid in pounds sterling have been translated from pounds sterling to U.S. dollars at a rate of $1.85518, which is the average pounds sterling to U.S. dollar conversion rate for 2008 listed on OANDA.com.

(11)	Mr. Cravens was awarded 100,000 SARs as an inducement award under the terms of his employment letter agreement. The award vests in equal installments on the first three anniversaries of his employment, provided he is employed by Cott on the applicable vesting date.

(12)	Includes health and dental premiums of $3,460 and $783 of income imputed for basic life insurance premiums.

(13)	Certain named executive officers did not serve a full year because they became or ceased to be an executive officer of Cott during the fiscal year.

(14)	Amount represents the vesting of restricted stock units granted to Mr. Gibbons in connection with his employment to serve as Interim Chief Executive Officer of Cott.

(15)	Represents director fees paid in 2009. Directors’ retainers are either paid in cash or, if elected by the director, deferred into our Share Plan for Non-Employee Directors. The director fees represent the fees paid to the trustee on behalf of Mr. Gibbons in 2009. The deferred share accounts are maintained in Canadian dollars. Amounts included in the Summary Compensation Table have been translated from Canadian dollars to U.S. dollars at a rate of $0.8779.

(16)	Includes car allowance of $19,144, housing allowance of $40,000 and director fees of $140,766. Directors’ retainers are either paid in cash or, if elected by the director, deferred into our Share Plan for Non-Employee Directors. The director fees represent the fees paid to the trustee on behalf of Mr. Gibbons in 2008, as well as a CDN$85,000 deferred payment made to all directors to purchase Cott shares to be held in our Share Plan for Non-Employee Directors. The deferred share accounts are maintained in Canadian dollars. Amounts have been translated from Canadian dollars to U.S. dollars at a rate of $0.94410.

(17)	Includes car allowance of $13,333, health, dental and disability premiums of $11,448, retirement plan contribution of $7,350, and $2,889 of income imputed for term life insurance premiums. In connection with his termination, Mr. Figuereo also received (i) a payment of $214,769 in lieu of common shares in satisfaction of PSUs awarded to him upon his hiring in accordance with the terms of his severance agreement, (ii) a lump sum payment of $1,572,000 in accordance with the terms of his severance agreement, (iii) a payment of $1,332,285 representing a payout of the PSUs awarded to Mr. Figuereo prior to 2008, (iv) a payment of $513,333 which represents the prorated amount of his 2009 bonus for the period of his employment based on achievement of company performance targets, and (v) accrued and unpaid vacation of $20,730.

(18)	Includes car allowance of $16,000, relocation expenses of $46,457, health, dental and disability premiums of $11,113, retirement plan contribution of $13,800, and $2,746 of income imputed for term life insurance premiums.

(19)	Messrs. Figuereo and Reis each deferred his entire bonus amount for 2007 into the Restated EISPP.

(20)	Mr. Kane was terminated without cause effective January 29, 2010.

(21)	Includes car allowance of $13,500, health and dental premiums of $10,379, retirement plan contribution of $7,350, and $2,479 of income imputed for term life insurance premiums.

(22)	Includes car allowance of $13,500, relocation expenses of $96,771, health, dental and disability premiums of $12,696, retirement plan contribution of $13,800, and $2,046 of income imputed for term life insurance premiums.

(23)	Includes car allowance of $13,500, relocation expenses of $4,806, health, dental and annual medical premiums of $9,123, retirement plan contribution of $7,350, and $2,595 of income imputed for term life insurance premiums.

(24)	Includes car allowance of $13,500, relocation expenses of $26,435, health, dental and disability premiums of $7,744, retirement plan contribution of $13,800, and $2,481 of income imputed for term life insurance premiums.

(25)	Represents a discretionary bonus.

(26)	Includes car allowance of $13,500, health and dental premiums of $10,379, retirement plan contribution of $7,211, and $1,794 of income imputed for term life insurance premiums.

Each of our named executive officers has a written employment agreement or offer letter setting forth the material terms of his employment. Under these employment agreements or offer letters, these executives receive annual base salaries at rates not less than the amounts reported in the Summary Compensation Table for 2009, which may be adjusted from time to time. Each of these agreements provides for:

•	eligibility to earn bonuses based upon the achievement of agreed-upon criteria established from time to time by the Compensation Committee, and

•	customary allowances and limited perquisites.

Each of the named executive officers employed by Cott as of the end of 2009 participates in both short-term and long-term incentive programs provided by us. The level of participation is determined by the Compensation Committee and varies by named executive officer. However, the Compensation Committee has determined not to make any awards under Cott’s current long-term incentive programs with a view toward implementing the 2010 Equity Incentive Plan. Each of our named executive officers is bound by restrictive covenants that generally limit their ability to compete with us in any countries in which we conduct business. They have also agreed to non-solicitation and nondisparagement covenants. These limitations continue during the term of employment and for a period of time following termination (regardless of the cause of the termination).

Potential severance payments in the event of termination or change of control of Cott for each named executive officer, as applicable, are described more particularly below under the heading “Potential Payments Upon Termination or Change of Control” on page 35 of this proxy circular.

Chief Executive Officer Employment Agreements

The employment arrangements of Jerry Fowden and David T. Gibbons are described more particularly under the heading “Chief Executive Officer Compensation” on page 25 of this proxy circular.

Jerry Fowden Prior Employment Agreement

On February 29, 2008, we entered into an offer letter agreement with Jerry Fowden, effective as of June 19, 2008, to join us as President, International. The agreement had an indefinite term and provided for an annual base salary of $400,000 and car allowance of $16,000. Mr. Fowden was eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 100% of his base salary, as approved by the Compensation Committee. Mr. Fowden was also eligible to participate in all benefit plans made available to our employees and senior executives, including the Restated EISPP and other long-term incentive plans.

As an inducement to enter into employment with us, we paid Mr. Fowden a cash sign-on bonus of $400,000 (less applicable statutory withholdings and deductions). Mr. Fowden also received a grant under the PSU Plan with a value of $400,000, subject to the vesting and other provisions of the PSU Plan. The award vests at the end of 2010 if Cott achieves adjusted operating income exceeding zero for 2008, 2009 and 2010. Cott has achieved adjusted operating income of greater than zero for 2008 and 2009. In addition, Mr. Fowden received relocation assistance to Tampa, Florida.

On February 18, 2009, we entered into an offer letter agreement with Jerry Fowden to become our Chief Executive Officer which replaced the terms and conditions set forth in the February 29, 2008 offer letter. The terms of the February 18, 2009 offer letter are described more particularly under the heading “Chief Executive Officer Compensation” on page 25 of this proxy circular.

Named Executive Officer Employment Agreements

Juan Figuereo Employment Agreement

Juan Figuereo, our former Chief Financial Officer, was terminated without cause effective October 31, 2009. The conditions of his termination are described more particularly under the heading “Potential Payments Upon Termination or Change of Control—Named Executive Officer Departures during Fiscal 2009” on page 41 of this proxy circular. Prior to his termination, the offer letter agreement that we entered into with Mr. Figuereo on March 5, 2007 governed the terms of his employment. The agreement had an indefinite term and provided for an annual base salary of $350,000 and a car allowance of $16,000. Mr. Figuereo was eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 100% of his base salary, as approved by the Compensation Committee. As an inducement to enter into employment with us, in 2007 his performance bonus was guaranteed and calculated based on a full 12-month period and was not prorated for the actual length of his employment in 2007. Mr. Figuereo was eligible to participate in all benefit plans made available to our employees and senior executives, including the Restated EISPP and other long-term incentive plans.

As an inducement to enter into employment with us, we paid Mr. Figuereo a cash sign-on bonus of $300,000 (less applicable statutory withholdings and deductions) to purchase Cott shares on the open market, which shares he would have been required to hold for eighteen months. Mr. Figuereo was unable to purchase Cott shares with these funds due to an extended insider blackout period running longer than the period during which he was required to purchase. Our former Chief Legal & Ethics Officer and Secretary and the Compensation Committee approved the payment of this bonus without the requirement that he purchase shares. Mr. Figuereo also received a grant under the PSU Plan with a value of $400,000, subject to the vesting and other provisions of the PSU Plan. He also received an additional PSU award approved by the Compensation

Committee with a grant date fair value of $300,000. In addition, Mr. Figuereo was entitled to relocation assistance to Tampa, Florida.

Mr. Figuereo participated in our Legacy Retention Plan pursuant to which he remains subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment. He is also subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue for a period of two years following termination.

Neal Cravens Employment Agreement

On August 19, 2009, we entered into an offer letter agreement with Neal Cravens to join us as Chief Financial Officer. The agreement has an indefinite term and provides for an annual base salary of $300,000. Mr. Cravens is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 75% of his base salary.

Mr. Cravens is eligible to participate in any of Cott’s long-term incentive plans at the discretion of the Compensation Committee, as well as benefit plans made available to our employees and senior executives. As an inducement to enter into employment with us, Mr. Cravens received an award of 100,000 SARs pursuant to the terms of the SAR Plan. The award vests in equal installments on the first three anniversaries of his employment, provided he is employed by Cott on the applicable vesting date.

Mr. Cravens is subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of nine months following termination (regardless of the cause of the termination).

Michael Creamer Employment Agreement

In August 2008, Michael Creamer was promoted to Vice President—People of Cott. Under the terms of the offer letter agreement dated April 10, 2007, we provide an annual base salary to Mr. Creamer of $170,000. Mr. Creamer is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 35% of his base salary.

Mr. Creamer is eligible to participate in all of our benefit plans made available to our employees and senior executives at the discretion of the Compensation Committee, including the Restated EISPP and other long-term incentive plans. In addition, Mr. Creamer was entitled to relocation assistance to Tampa, Florida.

Mr. Creamer is subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of twelve months following termination (regardless of the cause of the termination).

William Reis Employment Agreement

On January 29, 2007, we entered into an offer letter agreement with William Reis to join us as Chief Procurement Officer. The agreement has an indefinite term and provides for an annual base salary of $290,000 and a car allowance of $13,500. Mr. Reis is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 75% of his base salary.

Mr. Reis is eligible to participate in all of our benefit plans made available to our employees and senior executives at the discretion of the Compensation Committee, including the Restated EISPP and other long-term incentive plans. For 2007 only, Mr. Reis was guaranteed a performance bonus based on 50% of his annual base salary, calculated based on a full 12-month period and not for his actual duration of employment with us. Mr. Reis also received PSU awards equal to 15,652 PSUs valued at $210,519 and 6,699 PSUs valued at

$100,016. As an inducement to enter into employment with us, Mr. Reis received a cash award of $200,000, less applicable withholdings. In addition, under the terms of his offer letter agreement, Mr. Reis is entitled to relocation assistance to Tampa, Florida.

Mr. Reis participates in our Legacy Retention Plan pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of eighteen months following termination (regardless of the cause of the termination).

Matthew Kane Employment Agreement

Matthew Kane, Vice President, General Counsel and Secretary of Cott, was terminated without cause effective January 29, 2010. Cott entered into a severance agreement with Mr. Kane consistent with the terms of the Legacy Retention Plan. Prior to his termination, the offer letter agreement that we entered into with Mr. Kane on March 12, 2004 governed the terms of his employment. Under the terms of the offer letter agreement, we provided Mr. Kane an annual base salary of $225,000 and a car allowance of $13,500. Mr. Kane was eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 50% of his base salary.

Mr. Kane was eligible to participate in all benefit plans made available to our employees and senior executives at the discretion of the Compensation Committee, including the Restated EISPP and other long-term incentive plans. On his original hire date, Mr. Kane received a grant of 10,000 stock options under the Option Plan. In addition, Mr. Kane was entitled to relocation assistance to Tampa, Florida.

Mr. Kane participated in our Legacy Retention Plan pursuant to which he remains subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment. He also remains subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue for a period of eighteen months following termination.

Grants of Plan-Based Awards in Fiscal 2009

The following table sets forth information with respect to the stock options and SARs granted during the year ended January 2, 2010 to each of our named executive officers.

Name	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Option/SAR Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option/SAR Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards(1) ($)
			Target ($)(2)		Maximum ($)(3)
Jerry Fowden	—	—	451,250		902,500		—		—		—
	02/18/09	02/17/09	—		—		250,000	(4)	.88	(5)	118,750
Juan Figuereo	—	—	320,833	(6)	641,666	(6)	—		—		—
Matthew Kane	—	—	150,000		300,000		—		—		—
William Reis	—	—	240,000		480,000		—		—		—
Neal Cravens	—	—	75,000	(7)	150,000	(7)	—		—		—
	09/08/09	09/08/09	—		—		100,000	(8)	6.96		192,331
Michael Creamer	—	—	95,000		190,000		—		—		—

(1)	Amounts reflect the grant date fair value determined in accordance with FASB ASC Topic 718. See Note 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended January 2, 2010 regarding assumptions underlying valuation of equity awards.

(2)	For 2009, the Compensation Committee approved the target performance bonus amounts of between 50% and 100% of base salary for named executive officers, as set forth in this column, based on the achievement of company performance targets.

(3)	The Compensation Committee has reserved the right to grant up to two times the target bonus based on achievement of Cott’s goals substantially in excess of the targets.

(4)	This amount represents a grant of an option to purchase 250,000 common shares of Cott made in connection with Mr. Fowden’s employment as Chief Executive Officer. He also received a grant of an option to purchase 250,000 common shares of Cott on February 18, 2010 and will receive an additional grant of an option to purchase 250,000 common shares of Cott on February 18, 2011, provided he is employed by Cott on such date. The options vest quarterly over a period of one year following the grant date in four equal amounts.

(5)	The exercise price of options is the closing price on the Toronto Stock Exchange on the date prior to the grant date. The February 17, 2009 closing price of CDN$1.10 was converted to U.S. dollars at a rate of $0.8779

(6)	Mr. Figuereo was terminated without cause effective as of October 31, 2009. This amount represents the prorated amount of Mr. Figuereo’s bonus for the period of his employment based on the achievement of company performance targets.

(7)	Mr. Cravens was appointed Chief Financial Officer effective September 8, 2009. This amount represents the prorated amount of Mr. Cravens’s bonus for the period of his employment based on the achievement of company performance targets.

(8)	This amount represents a SAR award made to Mr. Cravens in connection with his employment as Chief Financial Officer. The award vests in equal installments on the first three anniversaries of his employment, provided he is employed by Cott on the applicable vesting date.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table sets forth information with respect to equity awards outstanding at January 2, 2010 for each of our named executive officers.

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SARs Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Jerry Fowden	187,500	62,510	(3)	0.97	2/17/2019	161,043	(4)	1,320,557
Matthew Kane	10,000	—		40.14	4/12/2011	—		—
	10,000	—		28.98	7/20/2012	—		—
	—	—		—	—	66,963	(5)	549,097
William Reis	—	—		—	—	73,890	(5)	605,900
	—	—		—	—	50,300	(6)	412,460
Neal Cravens	—	100,000	(7)	6.96	—	—		—

(1)	The market value of awards that have not vested has been calculated based on the closing price of our common shares on the New York Stock Exchange as of December 31, 2009 ($8.20).

(2)	The number and market value of unearned shares or other units that have not vested under equity incentive plan awards includes unearned or unvested awards granted to the executives under our PSU Plan described on page 45 and Restated EISPP described on page 44 of this proxy circular.

(3)	The award vests in four equal quarterly installments during the one year period beginning on February 18, 2009. This award became fully vested as of February 18, 2010.

(4)	This award will vest in 2011 if Cott achieves adjusted operating income exceeding zero for 2010.

(5)	This amount represents an award of retention PSUs, one-third of which vested on February 25, 2009 upon the achievement of the performance goal of adjusted operating income exceeding zero for 2008, and the remainder of which were to vest upon the achievement of the performance goal of adjusted operating income exceeding zero for 2009. This award became fully vested on February 22, 2010.

(6)	This amount represents the number of common shares under the Restated EISPP that may vest as a company match if certain performance criteria are met. Awards made in 2008 were related to deferrals of bonuses paid in respect of 2007. The criteria for the awards to vest is cumulative EBIT growth of 10% per annum over the three-year performance cycle ending at the end of fiscal 2010.

(7)	This represents an award of 100,000 SARs awarded to Mr. Cravens as an inducement sign-on bonus under the terms of his employment letter agreement. The award vests in equal installments on the first three anniversaries of his employment, provided he is employed by Cott on the applicable vesting date.

Option Exercises and Stock Vested In Fiscal 2009

The following table sets forth information with respect to stock awards vesting during 2009 for each of our named executive officers. No named executive officer exercised stock options during the fiscal year ended January 2, 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jerry Fowden	—	—
David Gibbons	—	—
Juan Figuereo	177,191	1,391,546
Matthew Kane	33,482	22,549
William Reis	36,945	24,628
Neal Cravens	—	—
Michael Creamer	—	—

Potential Payments Upon Termination or Change of Control

Vesting under PSU Plan, SAR Plan and Restated EISPP

The Legacy Retention Plan and the Severance Plan provide that vesting upon a change of control is governed by the terms of the equity plans except that, under the terms of the Legacy Retention Plan, equity awards to a participant who is terminated in connection with a Change of Control would accelerate and vest.

The PSU Plan enables our board of directors to make a determination to accelerate the vesting of some or all of the unvested PSUs held by all of or any of the participants under the PSU Plan on a “Change of Control” irrespective of whether termination has occurred. For purposes of the PSU Plan, a “Change of Control” means: (i) a consolidation, merger or amalgamation of Cott with or into any other corporation whereby the voting shareholders of Cott immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation; (ii) a sale by Cott of all or substantially all of its undertakings and assets; or (iii) a proposal by or with respect to Cott being made in connection with a liquidation, dissolution or winding-up of Cott. The board of directors did not make a determination to accelerate vesting under the PSU Plan in 2009.

Had the Compensation Committee made a determination to accelerate vesting during 2009 and if a Change of Control had occurred on January 2, 2010, the last business day of the fiscal year, the named executive officers would have been entitled to payments for accelerated vesting under the PSU Plan as follows:

PSU Plan	Accelerated Vesting ($)
Jerry Fowden	1,320,557
Matthew Kane	549,097
William Reis	605,900

Under the Restated EISPP, allocated shares become fully vested upon a Change of Control. The Restated EISPP defines “Change of Control” identically to the PSU Plan, and provides that upon a Change of Control, the Compensation Committee has the discretion to determine whether the matching shares vest and are contributed to the participant’s account. Only Mr. Reis had outstanding allocated shares under the Restated EISPP. If a Change of Control had occurred on January 2, 2010, Mr. Reis would have been entitled to a payment for accelerated vesting under the Restated EISPP as follows:

Restated EISPP	Accelerated Vesting ($)
William Reis	412,460

These amounts are included in the applicable “Accelerated Vesting” column in the tables on the following pages.

Under the SAR Plan, unvested SARs become fully vested upon the occurrence of any of the events listed in the PSU Plan’s definition of Change of Control, or if the Compensation Committee or the board of directors so determines. Only Mr. Cravens had outstanding SARs under the SAR Plan. If a Change of Control had occurred on January 2, 2010, Mr. Cravens would have been entitled to a payment for accelerated vesting under the SAR Plan as follows:

SAR Plan	Accelerated Vesting ($)
Neal Cravens	820,000

Severance Plan

In February 2009, we commenced the Severance Plan. The Severance Plan offers participants a more modest set of benefits upon a qualified termination of employment. The triggering events for any severance payments under the Severance Plan are designed to discourage executive officers from voluntarily terminating their employment with us in order to accept other employment opportunities. The triggering events also provide assurances to the executive officers that they will be compensated if terminated by us without cause. Mr. Fowden participates in the Severance Plan effective February 18, 2009 and is, as of January 2, 2010, the only participant in such plan. Subject to certain exceptions described below, the Severance Plan defines his entitlements upon a qualified termination of employment and replaces all previous termination and severance entitlements to which he may have been entitled. These arrangements are described for Mr. Fowden below.

The Compensation Committee determines which employees participate in the Severance Plan. Each participant is assigned to one of three groups, which correspond to severance multiples as follows: Level 1 Employees–1 times; Level 2 Employees–0.75 times; Level 3 Employees–0.50 times.

The Severance Plan defines “Cause” to mean:

(i)	the willful failure of the participant to properly carry out the participant’s duties and responsibilities or to adhere to the policies of Cott after written notice by Cott of the failure to do so, and such failure remaining uncorrected following an opportunity for the participant to correct the failure within ten (10) days of the receipt of such notice;

(ii)	theft, fraud, dishonesty or misappropriation by the participant, or the gross negligence or willful misconduct by the participant, involving the property, business or affairs of Cott, or in the carrying out of his duties, including, without limitation, any breach by the participant of the representations, warranties and covenants contained in the participant’s employment agreement or restrictive covenants set out in the Severance Plan;

(iii)	the participant’s conviction of or plea of guilty to a criminal offense that involves fraud, dishonesty, theft or violence;

(iv)	the participant’s breach of a fiduciary duty owed to Cott; or

(v)	the participant’s refusal to follow the lawful written reasonable and good faith direction of the board of directors.

The Severance Plan defines “Good Reason” to include any of the following:

(i)	a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;

(ii)	a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary, unless such reduction in target bonus opportunity is made applicable to all participants serving in substantially the same capacity as participant;

(iii)	relocation of the participant’s principal place of employment to a location that is more than 50 miles away from his principal place of employment on the date upon which he became a participant, unless such relocation is effected at the request of the participant or with his approval;

(iv)	a material breach by Cott of any provisions of the Severance Plan, or any employment agreement to which the participant and Cott are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Cott to correct such failure within ten (10) days of the receipt of such notice; or

(v)	the failure of Cott to obtain the assumption in writing of its obligation to perform the Severance Plan by any successor to all or substantially all of the business or assets of Cott within fifteen (15) days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason, he will receive a cash payment of an amount equal to the participant’s total annual base salary and average bonus (based on the actual bonus paid for the previous two years) for the year in which the termination takes place multiplied by his severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary and vacation through the date of termination, less applicable withholdings. In addition, the terminated participant would receive accelerated vesting of rights under our equity incentive plans and would continue to receive benefits under our benefit plans for the number of years equal to the severance multiple, where we may do so legally and in accordance with the applicable benefit plans in effect from time to time.

Level 1 Employees receive gross-up payments in the event excise tax is imposed. Payments to Level 2 or 3 Employees who would otherwise be subject to excise tax are reduced to an amount that will result in no portion of the payments being subject to the excise tax. The 280G excise tax and gross-up is an estimated amount assuming an effective individual income tax rate of 40%. This amount is determined on the basis that the amount subject to excise tax would not be decreased by amounts attributable to reasonable compensation for services before the change of control.

Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Severance Plan.

Participants in the Severance Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. The Severance Plan supersedes applicable provisions of each participant’s prior employment agreement, and participants agree to execute a general release of claims against us in return for payments under the Severance Plan.

Payments to Mr. Fowden under the Severance Plan

Mr. Fowden participates in the Severance Plan subject to certain exceptions. Under the Severance Plan, if Mr. Fowden’s employment is terminated by Cott without Cause or by Mr. Fowden for Good Reason, he would receive a cash payment equal to the sum of his annual base salary and bonus (based generally on his average bonus for the previous two years) times a severance multiple. Mr. Fowden’s employment agreement provides that in the event of such a termination during 2009 or 2010, the payment would be calculated based on his target bonus rather than average bonus. In addition, Mr. Fowden would receive a pro rata bonus for the year of termination based on the actual bonus he would have received if he had been employed through the end of the year. Mr. Fowden’s severance multiple is 1.0, except under the terms of his employment letter agreement, if a termination occurs in connection with a Change of Control, his severance multiple would be 1.5. A Change of

Control is defined in his employment letter agreement as a takeover, consolidation, merger, amalgamation, sale of all or substantially all assets or a similar transaction.

Assuming his employment had been terminated under these circumstances on January 2, 2010, Mr. Fowden would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Gross-up ($)(1)	Accelerated Vesting ($)(2)	Total ($)
Jerry Fowden	862,500	690,000	14,140	1,034,817	1,320,557	3,922,014

(1)	Mr. Fowden is a Level 1 Employee and would have received the 280G gross-up.

(2)	Represents fair market value of unvested PSU shares as of January 2, 2010.

Assuming Mr. Fowden had been terminated on January 2, 2010 by Cott without Cause or by Mr. Fowden for Good Reason not in connection with a Change of Control, Mr. Fowden would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Gross-up ($)	Total ($)
Jerry Fowden	575,000	460,000	9,427	—	1,044,427

Legacy Retention Plan

Other than Messrs. Fowden, Cravens and Creamer, our named executive officers serving at the end of fiscal 2009 are participants in the Legacy Retention Plan. Mr. Fowden participated in this plan until February 18, 2009, when he began to participate in the Severance Plan. The Legacy Retention Plan supersedes applicable provisions of each executive’s employment agreement and provides for severance payments to the executive upon a termination of his employment. The triggering events for any severance payments under the Legacy Retention Plan were designed to discourage officers from voluntarily terminating their employment with us in order to accept other employment opportunities. The triggering events also provide assurances to the officers that they will be compensated if terminated by us without cause.

The Legacy Retention Plan provides for different payment calculations depending on whether the termination occurs in connection with a Change of Control of Cott. For purposes of the Legacy Retention Plan, a Change of Control means:

A.	a take-over bid (within the meaning of the Securities Act (Ontario)), other than a take-over bid exempt from the requirements of Part XX of such Act pursuant to sub-sections 93(1)(b) or (c) thereof, is completed in respect of more than twenty percent (20%) of Cott’s common shares and the majority of the members who were members of our board of directors prior to completion of such take-over bid are replaced within 60 days following completion of such take-over bid; or

B.

any of the following occur: (A) any consolidation, merger or amalgamation of Cott with or into any other corporation whereby our voting shareowners immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation; (B) a sale by us of all or substantially all of our undertakings or assets; (C) a proposal by or with respect to Cott being made in connection with our liquidation, dissolution or winding up; (D) any reorganization, reverse stock split or recapitalization of Cott that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

The Compensation Committee determined which employees participate in the Legacy Retention Plan; as of January 2, 2010, 4 employees participated in the Legacy Retention Plan, including all of our then-current named executive officers other than Messrs. Fowden, Cravens and Creamer. Under the Legacy Retention Plan, each participant is assigned to one of three groups, which correspond to severance multiples as follows: Level 1 Employees-2 times; Level 2 Employees-1.5 times; Level 3 Employees-1 time. Mr. Figuereo was a Level 1 employee. Mr. Reis is a Level 2 employee. Mr. Kane was a Level 3 employee.

The Legacy Retention Plan contemplates a window (the “Change of Control Window”) that begins 90 days prior to the Change of Control or the first public announcement thereof and continues past the Change of Control for a length of one year multiplied by each participant’s severance multiple.

The Legacy Retention Plan defines “Cause” in the same way as the Severance Plan described on page 36.

The Legacy Retention Plan defines “Good Reason” to include any of the following:

(i)	a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;

(ii)	in the case of a participant who is identified in his award letter as a Level 1 Employee and who reports to the Chief Executive Officer as of the date on which he becomes a participant under this Plan, a change in the reporting structure of the participant such that he no longer reports to the Chief Executive Officer (or their equivalent) or any successor thereto following a Change of Control, including a successor to all or substantially all of the business, assets or undertakings of Cott;

(iii)	a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary;

(iv)	relocation of the participant’s principal place of employment to a location that is more than 50 miles away from his principal place of employment on the date upon which he became a participant, unless such relocation is effected at the request of the participant or with his approval;

(v)	a material breach by Cott of any provisions of the Legacy Retention Plan, or any employment agreement to which the participant and Cott are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Cott to correct such failure within ten (10) days of the receipt of such notice; or

(vi)	the failure of Cott to obtain the assumption in writing of its obligation to perform the Legacy Retention Plan by any successor to all or substantially all of the business or assets of Cott within fifteen (15) days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason, he will receive a cash payment of an amount equal to the participant’s total annual base salary, car allowance and target bonus multiplied by his severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary, vacation and a pro rata bonus at target for the year in which the termination took place, less applicable withholdings. In addition, the terminated participant would continue to receive benefits under our benefit plans for the number of years equal to his severance multiple, where we may do so legally and in accordance with the applicable benefit plans in effect from time to time. If the participant’s employment is terminated during the Change of Control Window, he would also receive accelerated vesting of rights under our equity incentive plans.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason at a time that falls outside the Change of Control Window, he shall receive a cash payment of an amount equal to the participant’s total annual base salary, car allowance and target bonus multiplied by the participant’s severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary and vacation and a pro rata bonus at target for the year in which the termination took place, less applicable withholdings. In addition, the terminated participant would continue to receive benefits under our benefit plans for the number of years equal to his severance multiple.

Level 1 Employees receive gross-up payments in the event excise tax is imposed. Payments to Level 2 or 3 Employees who would otherwise be subject to excise tax are reduced to an amount that will result in no portion of the payments being subject to the excise tax. The 280G excise tax and gross-up is an estimated amount assuming an effective individual income tax rate of 40%. This amount is determined on the basis that the amount subject to excise tax would not be decreased by amounts attributable to reasonable compensation for services before the change of control.

Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Legacy Retention Plan.

Payments to Certain Named Executive Officers under the Legacy Retention Plan

Assuming their employment had been terminated by Cott without Cause or by the executive for Good Reason on January 2, 2010, and inside a Change of Control Window, Messrs. Kane and Reis would have been entitled to payments in the amounts set forth opposite their name in the table below.

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Cut-back ($)(1)	Accelerated Vesting ($)		Total ($)
Matthew Kane	313,500	150,000	12,878	—	549,097	(2)	1,025,475
William Reis	500,250	360,000	14,140	672,837	1,018,360	(3)	2,565,587

(1)	As Level 2 and Level 3 Employees, respectively, Messrs. Reis and Kane may receive a 280G cut-back.

(2)	Represents fair market value of unvested PSU shares as of January 2, 2010.

(3)	Represents fair market value of unvested PSU and Restated EISPP shares as of January 2, 2010.

Assuming their employment had been terminated by Cott without Cause or by the executive for Good Reason on January 2, 2010, and outside a Change of Control Window, Messrs. Kane and Reis would have been entitled to payments in the amounts set forth opposite their name in the table below.

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Cut-back ($)	Total ($)
Matthew Kane	313,500	150,000	12,878	—	476,378
William Reis	500,250	360,000	14,140	—	874,390

The payments to Messrs. Kane and Reis would be made by us as a lump sum after the date of termination of employment or, if a six-month delay is required to comply with Code Section 409A (for our named executive officers who are U.S. residents), on the first business day of the seventh month following the month in which termination occurs. The payments would be made within 30 days of an individual termination, 60 days of a group termination, and 120 days of a termination in connection with a Change of Control.

Participants in the Legacy Retention Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. The Legacy Retention Plan supersedes applicable provisions of each participant’s prior employment agreement, and participants agree to execute a general release of claims against Cott in return for payments under the Legacy Retention Plan.

Potential Payments to Other Named Executive Officers upon Termination

Neither Mr. Cravens nor Mr. Creamer participate in either the Severance Plan or the Legacy Retention Plan.

Effective September 8, 2009, we entered into an employment letter agreement with Neal Cravens to serve as our Chief Financial Officer. Under the terms of the employment letter agreement, in the event that Mr. Cravens’s employment is terminated by Cott without Cause or by Mr. Cravens for Good Reason (each as defined therein), Mr. Cravens would be entitled to receive a cash payment in an amount equal to nine months of his then current annual base salary, less all applicable withholding taxes, payable over a nine month period beginning 30 days after the date of termination.

As a Vice President of Cott, Michael Creamer is entitled to certain severance benefits under a resolution adopted by the Compensation Committee. In the event that his employment is terminated by Cott without Cause or by Mr. Creamer for Good Reason, Mr. Creamer would be entitled to receive a cash payment in an amount equal to six months of his then-current annual base salary. Additionally, Mr. Creamer would be entitled to receive a cash payment in an amount equal to one month of his then-current annual base salary provided that he has been employed by Cott prior to such termination for a period of seven years.

Termination by Cott for Cause; Resignation by the Executive Officer other than for Good Reason

We are not obligated to make any cash payment or benefit to any of our executive officers if their employment is terminated by us for Cause or if the executive officer resigns for other than Good Reason, other than the payment of unpaid salary and accrued and unused vacation pay.

Termination because of Death or Disability

Upon an executive officer’s death or disability, we pay accrued salary and a prorated target bonus to the executive officer or the executive officer’s estate. A pro rata portion of PSUs vests and is paid over the remainder of the performance period. We provide executive-level life, short term disability, and a long term care benefit to our executive officers that are not also available to our employees generally. Amounts in respect of such benefits are disclosed in the Summary Compensation Table on page 29 of this proxy circular.

Named Executive Officer Departures during Fiscal 2009

Juan Figuereo was terminated without cause effective October 31, 2009. Under the terms of the Legacy Retention Plan, we made a lump sum payment to Mr. Figuereo equal to two times his annual base salary, car allowance, and annual bonus target for 2008. These terms resulted in an aggregate severance payment to Mr. Figuereo of $1,572,000.

In addition, we agreed to pay to Mr. Figuereo all salary and accrued vacation pay through October 31, 2009, and up to $10,000 for outplacement services.

All of Mr. Figuereo’s rights with respect to vested stock options under the Option Plan ceased 60 days after October 31, 2009, subject to the terms of the Option Plan, and thereafter are considered null and void. Effective October 31, 2009, Mr. Figuereo’s participation in the PSU Plan ceased. Mr. Figuereo was paid $214,769 in lieu of common shares in satisfaction of PSUs awarded to him upon his hiring. In addition, Mr. Figuereo received a payment of $1,332,285, representing a payout of the PSUs awarded to Mr. Figuereo prior to 2008. Mr. Figuereo’s rights under other Incentive Plans terminated effective October 31, 2009, in accordance with the terms of such plans. Rights that had vested under the terms of such plans continue in accordance with the terms of such plans. Mr. Figuereo was also paid $513,333, which represents a prorated portion of his 2009 bonus through October 21, 2009 based on the achievement of company performance targets.

Mr. Figuereo participated in our Legacy Retention Plan pursuant to which he remains subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment. He is also subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue for a period of two years following termination.

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

The Human Resources and Compensation Committee of Cott’s board of directors (collectively, the “Compensation Committee”) has submitted the following report for inclusion in this proxy circular:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy circular with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy circular and in Cott’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010 for filing with the SEC and with all applicable Canadian securities authorities.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

GEORGE A. BURNETT, CHAIR

BETTY JANE HESS

MARIO PILOZZI

ANDREW PROZES

EQUITY COMPENSATION PLAN INFORMATION

Set out below is information about the PSU Plan, the SAR Plan, the Option Plan, and the Restated EISPP. These plans generally require us to either purchase Cott shares on the open market to fund awards or issue shares that would be dilutive to our shareowners. As of January 2, 2010, the only equity compensation plan under which we issue our common shares rather than purchase them on the open market is the Option Plan.

Plan Category	Number of Common Shares to be Issued upon Exercise of Outstanding Options (a)	Weighted-average Exercise Price of Outstanding Options (b)		Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Restated Cott Corporation 1986 Common Share Option Plan, as amended	829,150	CDN$	18.97	3,183,602

As the Option Plan was adopted prior to our initial public offering, it was not approved by shareowners. Subsequent amendments to the plan that required shareowner approval have been approved by shareowners.

The board has approved the 2010 Equity Incentive Plan, subject to approval by Cott’s shareowners, pursuant to which the Compensation Committee intends to grant to non-employee directors, named executive officers, and other key employees equity awards beginning in 2010. For further discussion on the 2010 Equity Incentive Plan, see “Approval of 2010 Equity Incentive Plan” on page 56 of this proxy circular.

Restated 1986 Common Share Option Plan

The Option Plan is administered by the Compensation Committee. Subject to certain limitations, the Compensation Committee has discretion to determine eligibility for participation in the Option Plan, the number of common shares for which options are granted, the date of grant of option awards and the vesting period for each option. The exercise price of options is the fair market value of our common stock based on the closing price on the Toronto Stock Exchange the day before the grant. Historically, stock option awards were a regular part of executive compensation. In recent years, however, we have moved away from granting options to executives as long-term incentives. As a result, some longer-tenured employees hold options because they received them before the Compensation Committee determined to use other forms of long-term compensation. Upon ceasing to serve as an employee or director of Cott, options are forfeited if not exercised within 60 days. During 2009, the Compensation Committee approved the stock option grants to Jerry Fowden described under the heading “Jerry Fowden Employment Agreement” on page 25 of this proxy circular. We agreed to make such grants, which total 750,000 options over three years, as an inducement to Mr. Fowden to serve as our Chief Executive Officer.

Options held by our non-employee directors vest immediately and are reflected in footnote 2 to the table listed under the heading “Compensation of Directors” on page 12 of this proxy circular.

Restated EISPP

In 2007, we adopted the Restated EISPP, which provided our officers and senior management employees, as designated by the Compensation Committee, with two options for the form in which they could elect to receive any cash performance bonus award (or portion of any such award) granted to them as a result of achieving annual performance targets. Under the Restated EISPP, each eligible participant could elect to have all or a portion of any performance bonus to which he may become entitled for that fiscal year (i) paid directly to the participant in the form of cash following the end of that fiscal year, or (ii) contributed to an independent trust and held on the participant’s behalf in the form of common share units. The trust used the funds contributed in respect of a participant’s investment in common share units to purchase our common shares on the open market. The number of common share units allocated to each participant was determined by dividing the amount of the award to be invested in common share units by the average price per common share at which the common shares were purchased by the trust. Each common share unit entitles the participant to receive one common share upon a distribution in respect of the common share units. No actual common shares are allocated to the participant’s account.

Common share units are fully vested and non-forfeitable when credited to the participant’s account, but generally will not be distributed to the participant in the form of common shares until the last business day of the third fiscal year following the fiscal year in respect of which the common share units were earned.

Common share units allocated to a participant will be distributed to the participant in the form of common shares prior to the scheduled distribution date if the participant dies, retires, becomes permanently disabled or his employment is otherwise terminated, if there is a change of control, or if the participant has an unforeseeable emergency (as defined in the Restated EISPP).

The Restated EISPP also provides that Cott will match the common shares distributed to a participant in respect of his common share units with an equivalent number of additional common shares subject to the achievement of corporate performance goals established by the Compensation Committee and the participant having been continuously employed during a three-year cycle without withdrawing his common share units. The Compensation Committee must certify in writing at the end of the performance cycle as to whether the performance goals have been achieved. Unless otherwise determined by the Compensation Committee, failure to achieve the corporate performance goals over the three-year performance cycle will result in a failure to earn any matching common shares under the Restated EISPP. In the event of a change of control or the termination of a participant’s employment (whether as a result of death, permanent disability, retirement or otherwise) prior to the completion of the performance cycle, the Compensation Committee will have the discretion to contribute to a participant all, some, or no matching common shares. Only participants who elect to invest their award in common share units, have remained continuously employed during the three-year performance cycle and have not previously withdrawn their common share units are eligible to receive the matching common shares from Cott.

The maximum number of common shares that can be purchased under the Restated EISPP in any fiscal year is the maximum number of Cott common shares that could be purchased under the plan for the immediately preceding fiscal year plus 1.5% of the total number of Cott common shares outstanding as of the first day of such fiscal year. No shares will be issued from treasury in respect of common share units or matching common shares under the Restated EISPP but are instead purchased on the open market so the Restated EISPP will not be dilutive to shareowners.

Participants first made deferral elections under the Restated EISPP in 2007, and bonuses paid in early 2008 were deferred into the plan. No deferrals were made in 2009, as no bonuses were paid with respect to 2008. Effective as of December 27, 2008, the Compensation Committee approved an amendment to the Restated EISPP with the effect of freezing participation in the plan. Eligible participants who deferred 2007 bonus amounts into the plan continue to be subject to the plan and are eligible for matching depending on Cott’s performance during the performance cycle, which runs through the end of fiscal 2010. At the end of such performance cycle, we intend to terminate the plan.

Amended and Restated Performance Share Unit Plan

We have implemented the PSU Plan as a means of providing certain officers and senior management with an incentive for exceeding performance targets. Awards of Performance Share Units (“PSUs”) under the PSU Plan are based on our corporate performance over a specified performance cycle and the market price of our common shares at the time of vesting. For each performance cycle, the Compensation Committee establishes three tiers of performance goals for Cott to achieve over the period: a minimum threshold level, a target level and a superior performance level. The criteria used to set these performance goals may include our earnings before interest, taxes, depreciation and amortization; net earnings; share price performance; return on equity; return on invested capital; or other financial criteria and targets determined by the Compensation Committee. The Compensation Committee retains the discretion to vary the terms of PSU grants, including the length of the performance cycle. The Compensation Committee determines the employees who may participate in the PSU Plan based on the employee’s position, the long-term contribution potential of the employee, and the prevailing market competitiveness of this type of long-term award within our peer group. The Compensation Committee may establish amounts, terms and conditions of each award granted under the PSU Plan.

Management develops a proposal to grant PSUs to employees based on the criteria set forth above. This proposal is presented to the Compensation Committee for its review and approval. Once the PSU grant budget is approved, individual grants are calculated by measuring performance against the annual targets set at the start of every performance cycle.

A target number of PSUs for each participant is established by the Compensation Committee at the beginning of each one, two, and three-year performance cycle. Each PSU represents the right, upon vesting, to receive one Cott common share. The number of PSUs earned at the end of a performance cycle can range from 0% to 150% of the targeted amount, depending on whether Cott achieves the pre-determined threshold, target or superior performance goals in that performance cycle. If performance over the performance cycle falls below the threshold level, no PSUs vest. Cott performance between the threshold and superior levels is weighted so that the final award will vary with the achieved performance. Additionally, since the value of each PSU is tied to our share price, the value received at the end of the performance cycle will fluctuate with the value of the shares.

Subject to the provisions of the PSU Plan, and except in the case of termination of employment or change of control of Cott (as discussed below), PSUs vest upon the completion of the performance cycle. Throughout the performance cycle, there are no dividends paid to participants on their PSUs, and holders do not have the right to vote the common shares represented by their PSUs. The plan gives us discretion to fully fund each grant at the target payout level by allowing the trust to purchase Cott shares at the time of the grant. We and the Compensation Committee believe that such action can be beneficial to our shareowners as it fully covers any liability at the target payout level associated with an increase in the share price of Cott common shares. The common shares purchased by the trustee are registered in the name of the participant and delivered to the participant once vested, upon his request.

No shares are issued from treasury but are instead purchased on the open market so that the plan is not dilutive to shareowners. We account for PSUs in Canadian dollars but all references to PSU value in this proxy circular have been converted to U.S. dollars using the conversion rates for the year in which such PSUs were granted as set forth under the heading “General Information” on page 1 of this proxy circular.

In 2008, the Compensation Committee approved management’s proposal to issue PSUs to named executive officers as a retention incentive. As discussed above, the number of PSUs earned at the end of a performance cycle depends on whether Cott achieves the pre-determined performance goals in the performance cycle. Therefore, no PSUs would vest unless Cott’s performance meets or exceeds the threshold level. The Compensation Committee established a performance goal for these PSUs of adjusted operating income exceeding zero for 2008 and 2009. These awards vested in February 2010 upon the achievement of the performance goals.

While the Compensation Committee did not grant any PSUs to executive officers in 2009, certain grants made in prior years vested and resulted in the distribution of our common shares to participants. In addition, certain other grants remained outstanding at the end of 2009. PSU vesting is described on page 35 of this proxy circular under the heading “Option Exercises and Stock Vested In Fiscal 2009,” and outstanding grants at 2009 year end are listed in the Grants of Plan-Based Awards Table and in the Outstanding Equity Awards at 2009 Fiscal Year End Table, under the heading “Stock Awards” on page 34 of this proxy circular.

Amended and Restated Share Appreciation Rights Plan

We adopted a SAR Plan in 2007 as a means of providing additional incentives to our employees and directors to promote the growth and success of our business, and to attract and reward our personnel. Under the SAR Plan, share appreciation rights (“SARs”) may be granted to employees and directors of Cott or its subsidiaries by the Compensation Committee on the recommendation of management. These grants may be based on the employee’s position, the long-term contribution potential of each role, and the prevailing market competitiveness of this type of long-term award within our peer group.

SARs will typically vest on the third anniversary of the grant date. On vesting, each SAR will represent the right to be paid the difference, if any, between the price of Cott’s common shares on the date of grant and their price on the SAR’s vesting date. Payments in respect of vested in-the-money SARs will be made in the form of Cott common shares purchased on the open market by an independent trust with cash contributed by Cott. If Cott’s share price on the date of vesting is lower than on the date of grant, no payment will be made in respect of those vested SARs. Prior to vesting, there are no dividends paid on the share appreciation rights, and holders do not have the right to vote the common shares represented by their SARs.

No shares are issued from treasury and the SAR Plan is not dilutive to Cott’s shareowners.

If the employment of a participant comes to an end (other than in the case of a termination without cause) prior to the final vesting of the SARs granted to such participant, other than due to the death, normal retirement or permanent disability of the participant, his unvested SARs will be forfeited. All unvested SARs will vest in full in the event of (i) a consolidation, merger or amalgamation of Cott with any other corporation following which Cott’s voting shareowners hold less than 50% of the voting shares of the surviving entity; (ii) a sale of all (or substantially all) of Cott’s undertakings and assets; or (iii) a proposal being made in connection with Cott’s liquidation, dissolution, or winding-up. If a participant is terminated without cause, the committee will have discretion to determine what will happen to the SARs.

The Compensation Committee approved one SAR grant of 100,000 SARs in 2009 as an inducement award to Neal Cravens, our Chief Financial Officer.

DIRECTORS’ AND OFFICERS’ INSURANCE

We provide insurance for the benefit of our directors and officers against certain liabilities that may be incurred by them in their capacity as directors and officers, as specified in the policy. The current annual policy limit is $40,000,000. We are reimbursed for amounts paid to indemnify directors and officers, subject to a deductible of $1,500,000 for securities claims and a deductible of $500,000 for all other claims. The deductible is our responsibility. There is no applicable deductible if we are unable to indemnify. The annual premium, which is currently $693,684, including sales taxes, is paid by us.

Under the terms of our by-laws and agreements with certain directors, we indemnify our directors and officers against certain liabilities incurred by them in their capacity as directors and officers to the extent permitted by law.

CORPORATE GOVERNANCE

Board and Management Roles

The board of directors has explicitly assumed responsibility for the stewardship of Cott, including:

•	the adoption of a strategic planning process,

•	the identification of the principal risks for Cott and the implementation of appropriate risk management systems,

•	succession planning and monitoring of senior management,

•	ensuring that we have in place a communications policy to enable us to communicate effectively and in a timely manner with our shareowners, other stakeholders and the public generally, and

•	the integrity of our internal control and management information systems.

All decisions materially affecting Cott, our business and operations, including long-term strategic and operational planning, must be approved by the board prior to implementation. Each year, management prepares a statement of objectives, plans and performance standards. This statement is submitted to the board of directors for its review and approval prior to implementation.

To assist in discharging its responsibilities effectively, the board has established three committees: the Audit Committee, the Corporate Governance Committee and the Human Resources and Compensation Committee. The roles of the committees as part of our governance process are outlined below, and their charters may be viewed on our website at www.cott.com. Each committee has the authority to retain special legal, accounting or other advisors.

Allocation of Responsibility between the Board and Management

The board has adopted a written mandate, the text of which is set out in Appendix C. The business and affairs of Cott are managed by or under the supervision of the board in accordance with all applicable laws and regulatory requirements. The board is responsible for providing direction and oversight, approving our strategic direction and overseeing the performance of our business and management. Management is responsible for presenting strategic plans to the board for review and approval and for implementing our strategic direction. The board has approved a job description for the Chief Executive Officer, which specifically outlines the responsibilities of this position. One of these responsibilities is to prepare, on behalf of management, a written statement of management’s objectives, plans and standards of performance. This report is reviewed and approved annually by both the Compensation Committee and the entire board. Additionally, we have established a lead independent director role and position descriptions for the chairman of the board and for each committee chair.

Board Oversight of Risk

Pursuant to the written mandate, management is responsible for day-to-day risk management and is responsible for implementing the risk management strategy for Cott. Risk oversight is a responsibility of the full board that is administered by the Audit Committee pursuant to the Audit Committee Charter. The Audit Committee discusses with management our guidelines and policies with respect to risk assessment, risk management, and major strategic, financial and operational risk exposures such as fraud, environmental, competitive and regulatory risks, and the steps management has taken to monitor and control any exposure resulting from such risks.

At each regular meeting of the board, the full board discusses risks to Cott and adjustments to the risk assessment process may be made as a result of such meetings. Over the course of the year, the board further reviews the risks facing Cott. We believe that the board oversight and involvement in risk assessment provides effective oversight of Cott’s enterprise risks.

Board’s Expectations of Management

The board expects management to pursue the following objectives:

•

produce timely, complete and accurate information on our operations and business and on any other specific matter that may, in management’s opinion, have material consequences for us, our shareowners and other stakeholders,

•

act on a timely basis and make appropriate decisions with regard to our operations, in accordance with all the relevant requirements and obligations and in compliance with our policies, with a view to increasing shareowner value,

•	apply a rigorous budget process and closely monitor our financial performance in terms of the annual budget approved by the board,

•	develop and implement a strategic plan in light of trends in the market, and

•	promote high ethical standards and practices in conducting our business.

Board Leadership

Our board is composed of 11 directors of which 9 are independent. Mr. Gibbons is the Chairman of our board. Mr. Rosenfeld serves as our Lead Independent Director. The nominees for director who are not independent are Messrs. Fowden and Halperin. See “Certain Relationships and Related Transactions” on page 16 of this proxy circular for further discussion of the board’s determinations as to independence.

Cott has a separate Chairman of the Board and Chief Executive Officer. The board feels that separating the role of Chairman and Chief Executive Officer is in the best interests of shareowners at this time. This structure ensures a greater role for independent directors in the oversight of Cott and active participation by the independent directors in establishing priorities and procedures for the work of the board. The board believes its administration of its risk oversight function has not affected the board’s leadership structure.

For each regular board meeting and most special meetings the Chairman establishes the agenda. Each member of the board may suggest items for the agenda and may also raise at any meeting subjects that are not on the agenda for that meeting.

The board believes that it is beneficial to designate a Lead Independent Director, and requires it whenever the Chairman is not independent. While Mr. Gibbons was serving as Interim Chief Executive Officer, Mr. Rosenfeld became Lead Independent Director, an arrangement that the board wished to continue even after Mr. Gibbons ceased to serve as Interim Chief Executive Officer and became Chairman. The Lead Independent Director acts in a supportive capacity to the Chairman and acts as Chairman in the event the Chairman is unavailable.

The board conducts an annual evaluation to determine whether it and its Committees are functioning effectively which includes an evaluation of whether the current leadership structure continues to be optimal for Cott and its shareowners. The board conducted this evaluation for 2009 and determined not to make changes to the leadership structure.

Shareowner Communications

We seek to maintain a transparent and accessible exchange of information with all of our shareowners and other stakeholders with regard to our business and performance, subject to the requirements of all applicable laws and any other limitations of a legal or contractual nature. In addition to our timely and continuous disclosure obligations under applicable law, we regularly distribute information to our shareowners and the investment community through conferences, webcasts made available to the public and press releases. Shareowners and other interested parties are invited to communicate with one or more of our directors, including the Lead Independent Director or with our non-management directors as a group, by sending a letter to the attention of the directors, or any one of them, c/o the Vice President, General Counsel and Secretary of Cott, 5519 West Idlewild Avenue, Tampa, Florida, U.S.A. 33634. The letter should indicate that you are a Cott shareowner or your other interest in Cott. Unless the letter is primarily commercial in nature or relates to an improper or irrelevant topic, the Secretary or his designee will:

•	forward it to the director or directors to whom it is addressed (or, if it is not directed toward a specific director, to our lead independent director), or

•	attempt to have management respond directly, for example where a shareowner requests information about Cott or a share-related matter.

All communications not forwarded to the directors will be summarized for the directors and made available to the directors upon their request.

At each board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded, if any, and makes those communications available to the directors upon request.

Composition of the Board

Our articles of amalgamation permit a minimum of three and a maximum of 15 directors. The size of the board is currently set at 11 members, a number that the board considers to be adequate given our size and the nature of our shareowner constituency.

Board members are encouraged to attend each annual meeting of shareowners. All of our directors attended the 2009 annual meeting.

Independence of the Board

The nominees for director who are not independent are Messrs. Fowden and Halperin. See “Certain Relationships and Related Transactions” on page 16 of this proxy circular for further discussion of the board’s determinations as to independence. Mr. Rosenfeld serves as our Lead Independent Director.

At all meetings of the board and committees of the board, any non-management board member may request that all members of management, including management directors, be excused so that any matter may be discussed without any representative of management being present. The non-management directors meet independently of management as part of each regularly scheduled meeting of the board, and independent directors meet alone regularly. In addition, directors who have a material interest in a transaction or agreement are required to disclose the interest to the board and to refrain from voting on the matter, and they do not participate in discussions relating to the transaction or agreement.

Each of the Compensation Committee, the Corporate Governance Committee and the Audit Committee is comprised of entirely independent directors. The board oversees the establishment and function of all committees, the appointment of committee members and their conduct. The board has considered the independence of each of its members for purposes of the rules of the New York Stock Exchange and, where applicable, NI 58-101. See “Certain Relationships and Related Transactions” on page 16 of this proxy circular.

Board Committees

The board has the following standing committees: Corporate Governance Committee, Audit Committee and Human Resources and Compensation Committee. The charters of these committees are available on our website, www.cott.com. From time to time, the board may form additional committees in its discretion.

Corporate Governance Committee

Members—Eric Rosenfeld (Chair), David T. Gibbons, Andrew Prozes

The board has determined that each member of the Corporate Governance Committee is independent within the meaning of the rules of the New York Stock Exchange and NI 58-101. The Corporate Governance Committee is responsible for developing and monitoring our approach to corporate governance issues in general. Specifically, the Corporate Governance Committee is responsible for:

•	developing and maintaining a set of corporate governance principles applicable to Cott and monitoring, on behalf of the board of directors, Cott’s approach to corporate governance issues,

•	reviewing periodically and recommending changes to the governing documents and the mandates of the board committees,

•	establishing and articulating qualifications and other selection criteria for the members of the board or any board committee,

•

advising the board of directors regarding the appropriate number of directors, and identifying and recommending the nomination of new members to the board and its committees from time to time and nominees for each annual meeting of shareowners (and as such functions as a nominating committee),

•	advising the board with respect to the board’s leadership structure and the positions held by the members of the board,

•

ensuring that management develops, implements and maintains appropriate orientation and education programs for directors and schedules periodic presentations for directors to ensure they are aware of major business trends and industry and corporate governance practices,

•	developing and recommending to the board of directors for approval an annual self-evaluation process of the board and its committees (including each member thereof) and management,

•	monitoring the quality of the relationship between management and the board and recommending any areas for improvement,

•	reporting on corporate governance as required by all applicable public disclosure requirements,

•	reviewing and assessing annually Cott’s Corporate Governance Guidelines,

•	reviewing and, as appropriate, modifying the Code of Business Conduct and Ethics, and pre-approving any request for a waiver of such Code,

•	reviewing all related party transactions, whether or not reportable pursuant to applicable securities laws and regulations,

•	reviewing on an at least an annual basis the way in which Cott’s corporate governance is being evaluated by relevant external organizations and publications,

•	being responsible for those matters assigned to it under Cott’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers,

•	reviewing and reassessing the adequacy of the Corporate Governance Committee’s charter annually and recommending any proposed changes to the board for approval, and

•

reviewing and assessing the Corporate Governance Committee’s own performance on an annual basis and reporting regularly to the board regarding the results of the Corporate Governance Committee’s activities.

In selecting candidates for the board, the Corporate Governance Committee applies a number of criteria, including:

•	each director should be an individual of the highest character and integrity,

•	each director should have sufficient experience to enable the director to make a meaningful contribution to the board and to Cott,

•	each director should have sufficient time available to devote to our affairs in order to carry out his or her responsibilities as a director,

•	each person who is nominated as an independent director should meet all of the criteria established for independence under applicable securities or stock exchange laws, rules or regulations,

•	whether the residency of the nominee will impact residency and qualification requirements under applicable legislation relating to the composition of the board and its committees, and

•	whether the person is being nominated, or is precluded from being nominated, to fulfill any contractual obligation we may have.

In addition to the factors considered above, the Corporate Governance Committee also considers how a nominee will contribute to the diversity of the board, which is measured by a number of factors, including professional background, education, race, gender, and residence (subject to any applicable law or regulation).

The Corporate Governance Committee considers suggestions as to nominees for directors from any source, including any shareowner. Shareowners wishing to suggest a candidate for a director should write to our Secretary at our executive office and include:

•	a statement that the writer is a shareowner and is proposing a candidate for consideration by the Corporate Governance Committee,

•	the name and contact information for the candidate,

•	a statement of the candidate’s business and educational experience,

•	information regarding each of the factors listed above, other than those in respect of board size and composition, to enable the committee to evaluate the candidate,

•	a statement detailing the relationship between the candidate and us or any of our customers, suppliers or competitors,

•	detailed information about any relationship or understanding between the writer and the proposed candidate, and

•	a statement that the candidate is willing to be considered as a candidate and willing to serve as a director if nominated and elected.

The Corporate Governance Committee conducts assessments of the board and its committees at least annually. Directors are required to complete an evaluation of the performance of the board, its committees and directors, which are then reviewed by the Corporate Governance Committee, and conclusions and recommendations resulting therefrom are reported to the full board.

New directors are provided with material respecting Cott and attend information sessions and plant tours with management in order to familiarize themselves with the business. They also meet with company representatives to review the mandates and roles of the board and its committees as well as applicable corporate policies. Directors regularly meet with management to discuss corporate developments and participate in plant tours from time to time. In addition, directors are provided with materials concerning matters to be discussed at an upcoming meeting prior to the meeting.

The Corporate Governance Committee may from time to time engage outside advisors to assist in identifying and evaluating potential nominees to the board.

The Corporate Governance Committee met five times in 2009.

Philip B. Livingston served on this committee until his resignation on March 2, 2009, at which time Mr. Gibbons was appointed to the committee.

Audit Committee

Members—Graham W. Savage (Chair), George Burnett, Gregory Monahan

The Audit Committee reports directly to the board. Each member has been determined by the board to be independent within the meaning of the rules of the New York Stock Exchange and Rule 10A-3 of the U.S. Securities and Exchange Act of 1934.

The Audit Committee, on behalf of the board, oversees the integrity of our annual and interim consolidated financial statements, compliance with applicable legal and regulatory requirements, significant financial reporting issues, the internal audit function, the annual independent audit of our financial statements, the independent auditor’s qualifications and independence, the performance of our internal auditors and independent auditor and is responsible for satisfying itself that we have implemented appropriate systems of internal controls. The Audit Committee reviews the terms of engagement and proposed overall scope of the annual audit with management and the independent auditor. See “Independent Registered Public Accounting Firm—Audit Committee Report” on page 53 of this proxy circular.

The Audit Committee is also tasked with fulfilling the board’s oversight role with respect to risk management.

The Audit Committee operates pursuant to a written charter that was approved and adopted by the board on March 7, 2001 and most recently updated in February 2010, the text of which is set out in Appendix D. Each member of the Audit Committee is financially literate. Additionally, the board has determined that Mr. Savage qualifies as an “audit committee financial expert” as such term is defined in the rules of the SEC. The Audit Committee met six times in 2009.

Mr. Livingston served on this committee until his resignation from the board on March 2, 2009, at which time Mr. Burnett was appointed to the Audit Committee.

Human Resources and Compensation Committee

Members—George A. Burnett (Chair), Betty Jane Hess, Mario Pilozzi, Andrew Prozes

The board has determined that each member of the Compensation Committee is independent within the meaning of the rules of the New York Stock Exchange and NI 58-101. See “Certain Relationships and Related Transactions” on page 16 of this proxy circular. The Compensation Committee’s mandate includes:

•	reviewing, approving and, where appropriate, recommending to the board compensation plans and levels for our executive officers, including our Chief Executive Officer,

•

establishing, reviewing with the board, and approving short-term and long-term incentive compensation programs and equity-based plans, including determining eligibility, setting targets, and, in the event of a change of control, determining whether to accelerate vesting,

•	reviewing and recommending to the board the remuneration to be paid to members of the board, and

•	evaluating whether and to what extent Cott’s compensation policies or practices create incentives that affect risk taking.

The Compensation Committee also is responsible for reviewing and reporting annually to the board of directors on our organizational structure and ensuring that an appropriate succession plan for the Chief Executive Officer and our senior officers has been developed. The Compensation Committee met eight times in 2009.

In determining the amount of compensation for directors, management reviews industry publications and trends and meets with an outside consultant to determine the appropriate level of compensation. Management then reports its findings and recommendations to the Compensation Committee, which assesses the information to form a recommendation to the board of directors.

In 2009, management recommended, and the Compensation Committee retained, Longnecker to assess the marketplace and provide guidance on executive compensation programs and a new long-term incentive plan. Longnecker conducted an extensive compensation benchmarking project in 2009 and provided benchmarks for executive compensation. The Compensation Committee independently engaged the services of Cook to provide guidance on a new long-term incentive plan.

For more information regarding the function of the Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 17 of this proxy circular.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was during 2009 an employee, or is or ever has been an officer, of Cott or its subsidiaries. No executive officer of Cott served as a director or a member of the Compensation Committee of another company, one of whose executive officers served as a member of Cott’s board of directors or Compensation Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Approval of Appointment of Independent Registered Public Accounting Firm

At the meeting you will be asked to approve the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the next year. A majority of the votes cast must be in favour of this resolution in order for it to be approved. PricewaterhouseCoopers LLP will be appointed if a majority of the votes cast by those of you who are present in person or represented by proxy at the meeting are in favour of this action.

We recommend that you vote FOR the appointment of PricewaterhouseCoopers LLP.

IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.

Principal Accounting Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services performed by PricewaterhouseCoopers LLP for us for 2009 and 2008 were as follows:

	Fees (U.S. $)
	2009	2008
Audit Fees (including out-of-pocket expenses)	2,429,250	2,656,000
Audit-Related Fees	152,000	168,000
Tax Fees	173,683	277,600
All Other	37,400	2,400

Total	2,792,233	3,104,000

Audit Fees

Audit fees are those for services related to the audit of our annual financial statements for inclusion in our Annual Report or Form 10-K for the 2009 and 2008 fiscal years and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for those years.

Audit-Related Fees

Audit-related fees for the 2009 and 2008 fiscal years consisted primarily of audits of employee benefit plans and other audit-related services.

Tax Fees

Tax fees in 2009 and 2008 consisted of tax compliance services and advice.

All Other Fees

All Other Fees for 2009 and 2008 consist of fees for products and services other than the services reported above.

Pre-Approval Policies and Procedures

In engaging Cott’s independent registered public accounting firm, the Audit Committee considers the following guidelines:

•

For audit services, the independent auditor is to provide the Audit Committee with an engagement letter for each fiscal year outlining the scope of the audit services proposed to be performed. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee. The independent auditor is to submit an audit services fee proposal for approval by the Audit Committee.

•

For non-audit services, management and the independent auditor will periodically submit to the Audit Committee for approval in advance a description of particular non-audit services. Management and the independent auditor will each confirm to the Audit Committee that each proposed non-audit service is permissible under applicable legal requirements. The Audit Committee must approve permissible non-audit services in order for us to engage the independent auditor for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this process.

•

If management proposes that the Audit Committee engage the independent auditor to provide a non-audit service that is not contemplated or approved by the Audit Committee pursuant to the process outlined above, management will submit the request to the Audit Committee. Our management and the independent auditor will each confirm to the Audit Committee that such non-audit service is permissible under all applicable legal requirements. Management will also provide an estimate of the cost of such non-audit service. The Audit Committee must approve the engagement for the non-audit service and the fees for such service prior to our engagement of the independent auditor for the purposes of providing such non-audit service.

Any amendment or modification to an approved permissible non-audit service must be approved by the Audit Committee or the chair of the Audit Committee prior to the engagement of the auditor to perform the service.

Our audit-related fees, tax fees, and all other fees in 2009 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor’s independence.

One or more representatives of PricewaterhouseCoopers LLP will be present at the annual and special meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee has reviewed and discussed with management Cott’s audited financial statements and Management’s Report on Internal Control over Financial Reporting.

The Audit Committee reviewed with the independent auditor its judgment as to the quality, not just the acceptability, of Cott’s accounting principles and such other matters as the Audit Committee and the auditor are required to discuss under generally accepted auditing standards, in particular those matters required to be discussed by Statement of Auditing Standards No. 114, “The Auditor’s Communication with those charged with Governance,” as amended by the Public Accounting Oversight Board in Rule 3200T. The Audit Committee also reviewed with management and PricewaterhouseCoopers LLP the critical accounting policies underlying Cott’s financial statements and how these policies were applied to the financial statements.

The Audit Committee received the written disclosures and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the auditor the auditor’s independence from Cott and management. Additionally, the Audit Committee has considered the compatibility of non-audit services with the auditor’s independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in Cott’s Annual Report on Form 10-K for the year ended January 2, 2010 for filing with the U.S. Securities and Exchange Commission.

GRAHAM SAVAGE, CHAIR

GREGORY MONAHAN

GEORGE BURNETT

February 22, 2010

APPROVAL OF 2010 EQUITY INCENTIVE PLAN

The board of directors adopted the 2010 Equity Incentive Plan on March 15, 2010, subject to approval by Cott’s shareowners. If the 2010 Equity Incentive Plan is approved by shareowners, we intend that no further grants will be made under any other of our Incentive Plans. Future awards under the 2010 Equity Incentive Plan are not currently determinable.

The board of directors believes that the 2010 Equity Incentive Plan will advance Cott’s long-term success by (i) encouraging the long-term commitment of key employees and non-employee directors, (ii) motivating the performance of key employees and non-employee directors by means of long-term performance-related incentives, (iii) attracting and retaining outstanding key employees and non-employee directors by providing incentive compensation opportunities, and (iv) enabling participation by key employees and non-employee directors in the long-term growth and financial success of Cott.

Administration of the 2010 Equity Incentive Plan

The 2010 Equity Incentive Plan is administered by the Compensation Committee or any other board committee as may be designated by the board from time to time. The 2010 Equity Incentive Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to Cott’s needs. Subject to the terms of the 2010 Equity Incentive Plan and applicable statutory and regulatory requirements, the Compensation Committee has the discretion to determine the persons to whom awards will be granted under the plan, the nature and extent of such awards, the times when awards will be granted, the duration of each award, and the restrictions and other conditions to which payment or vesting of awards may be subject. The Compensation Committee also may establish, amend and rescind rules and regulations relating to the plan, interpret the plan and any award or related agreement made under the plan, and otherwise make all other determinations it deems necessary for administering the plan.

The Compensation Committee also may amend the terms of outstanding awards, subject to certain conditions set forth in the plan. In the event of the occurrence of certain specified events, the Compensation Committee may amend or modify the vesting criteria (including performance objectives and related performance goals) of any outstanding award that is based in whole or in part on the financial performance of Cott (or any subsidiary or division or other subunit thereof) so as equitably to reflect such event.

Types of Awards Granted under the 2010 Equity Incentive Plan

Awards under the 2010 Equity Incentive Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or stock payments.

Persons Eligible to Receive Awards

Full-time, part-time or contract employees of Cott and its subsidiaries and non-employee directors of Cott may be selected by the Compensation Committee to receive awards under the 2010 Equity Incentive Plan. The benefits or amounts that may be received by or allocated to participants under the 2010 Equity Incentive Plan will be determined at the discretion of the Compensation Committee and are not presently determinable.

Classes of Eligible Persons

Full-time, part-time or contract employees of Cott and its subsidiaries and non-employee directors of Cott are eligible to participate in the 2010 Equity Incentive Plan, as selected and approved by the Compensation Committee. If adopted, approximately 2,800 employees and 10 non-employee directors would be eligible to participate in the 2010 Equity Incentive Plan.

Definition of Fair Market Value

Fair market value means, with respect to a share on any determination date, the closing price of the shares on the New York Stock Exchange on the last trading day on which Cott’s common shares traded prior to such date; provided that if no shares traded in the five trading days prior to the determination date, the Compensation Committee shall determine the fair market value on a reasonable basis using a method that complies with Code Section 409A and guidance issued thereunder.

Shares Available for Issuance under the 2010 Equity Incentive Plan

The 2010 Equity Incentive Plan provides that up to 6,000,000 shares may be issued under such plan. This amount represents 7.38% of Cott’s outstanding common shares on March 19, 2010 and is subject to adjustments by the Compensation Committee as provided in the 2010 Equity Incentive Plan for share splits, share dividends, recapitalizations and other similar transactions or events. Common shares issued under the 2010 Equity Incentive Plan may be shares of original issuance, shares held in Treasury or shares that have been reacquired by Cott. The fair market value of a common share on the New York Stock Exchange on March 19, 2010 was $7.50.

Certain Limitations

No participant may receive awards during any one calendar year representing more than 2,000,000 common shares. In addition, the maximum amount that may become vested under any cash-denominated award during any one calendar year is five million dollars ($5,000,000). In no event will the number of common shares issued under the plan upon the exercise of incentive stock options exceed 6,000,000 shares, representing 7.38% of Cott’s common shares on March 19, 2010. These limits are subject to adjustments by the Compensation Committee as provided in the 2010 Equity Incentive Plan for share splits, share dividends, recapitalizations and other similar transactions or events. In addition, the number of common shares issuable to insiders of Cott (as defined in Part I of the Toronto Stock Exchange Company Manual) at any time, and the number of shares issued to insiders of Cott within any one year period, under the 2010 Equity Incentive Plan or when combined with all of Cott’s other security based compensation arrangements (as described in the Toronto Stock Exchange Company Manual), may not exceed 10% of Cott’s issued and outstanding common shares, respectively.

Terms Upon Which Options May Be Awarded

Stock options entitle the optionee to purchase common shares at a price equal to or greater than the fair market value on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only nonqualified stock options may be granted to non-employee directors. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to Cott of unrestricted shares which have a value at the time of exercise that is equal to the option price (including through a net exercise), (iii) with any other legal consideration the Compensation Committee may deem appropriate or (iv) any combination of the foregoing. In addition, the option may specify that the option price is payable by cashless exercise. No stock option may be exercised more than 10 years from the date of grant. Each grant may provide a period of continuous employment that is necessary before the options become vested, or may specify performance objectives of Cott or its subsidiaries that must be met before the stock option becomes vested.

Terms Upon Which Stock Appreciation Rights May Be Awarded

Stock appreciation rights represent the right to receive an amount equal to the difference between the “base price” established for such rights and the fair market value of Cott’s common shares on the date the rights are exercised. The base price must not be less than the fair market value of the common shares on the date the right is granted. The grant may specify that the amount payable upon exercise of the stock appreciation right may be paid by Cott (i) in cash, (ii) in common shares of Cott valued at the fair market value of Cott’s common shares on the date of exercise or (iii) any combination of the foregoing. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights shall be exercisable. No stock appreciation right may be exercised more than ten years from the grant date.

Terms Upon which Restricted Shares and Restricted Share Units May Be Awarded

An award of restricted stock involves the immediate transfer by Cott to a participant of ownership of a specific number of common shares in return for the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Compensation Committee; provided, however, that if the award of restricted shares is conditioned upon the attainment of certain performance objectives, the participant is not entitled to receive dividends until the restricted shares become vested unless otherwise determined by the Compensation Committee. Each grant may be made without a requirement for additional payment by the participant. Any grant or vesting of restricted shares may be further conditioned upon the attainment of one or more performance objectives. Upon expiration of the restriction period referred to below and satisfaction of any other terms or conditions (including performance objectives) set forth in an award agreement, the restricted shares become immediately non-forfeitable and are released by Cott to the participant without transferability restrictions.

A restricted share unit is denominated in units and represents the right to receive common shares of Cott. An award of restricted share units is payable to the participant in common shares of Cott as determined by the Compensation Committee. The participant is not entitled to any rights as a shareowner with respect to shares underlying such award until the underlying shares are issued to the participant, unless otherwise determined by the Compensation Committee. Each grant may be made without a requirement for additional payment by the participant. Any grant or the vesting of restricted share units may be conditioned upon the attainment of performance objectives established by the Compensation Committee.

Restricted shares and restricted share units must be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Compensation Committee on the grant date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of Cott or other similar transaction or event. If a participant ceases to be an employee or a non-employee director, the number of shares subject to the award, if any, to which the participant is entitled is determined in accordance with the plan and the applicable award agreement. All remaining shares underlying restricted shares or restricted share units as to which restrictions apply at the date of termination will be forfeited subject to such exceptions, if any, authorized by the Compensation Committee. Restricted shares and restricted share units that vest solely as a result of the passage of time and continued service by the participant will be subject to a vesting period of not less than three years from the date of grant of the applicable award (but permitting pro rata vesting over such time), subject to certain exceptions as provided in the plan. Additionally, restricted shares and restricted share units whose vesting is subject to the achievement of specified performance objectives over a performance period will be subject to a performance period of not less than one year from the date of grant of the applicable award, subject to certain exceptions as provided in the plan.

Terms Upon Which Performance Shares and Units May Be Granted

A performance share is the equivalent of one common share, and a performance unit is the equivalent of $1.00. Each grant will specify one or more performance objectives to be met during a specified performance period. A grant of performance shares or units may specify a threshold performance objective, below which no payment will be made, and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum level. A grant of performance shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Compensation Committee on the grant date. A grant of performance units may specify that the amount payable, or the number of shares issued, with respect thereto may not exceed maximums specified by the Compensation Committee on the grant date. Performance shares or units must be subject to a “substantial risk of forfeiture” within the meaning of Code

Section 83 for a period to be determined by the Compensation Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of Cott or similar event. The Compensation Committee may adjust the performance objectives and the related minimum acceptable level of achievement if it determines that events or transactions have occurred after the grant date that are unrelated to the performance of the participant and result in distortion of the performance objectives or the related minimum acceptable level of achievement. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, common shares of Cott or any combination thereof.

Terms Upon Which Stock Payments May Be Awarded

The Compensation Committee may issue unrestricted shares to participants, in such amounts and subject to such terms and conditions as the Compensation Committee may determine. A stock payment may be granted as, or in payment of, non-employee director fees, bonuses, or to provide incentives or recognize special achievements or contributions.

Consequences of Termination

Stock Options and Stock Appreciation Rights

Unless otherwise determined by the Compensation Committee, in the case of a participant’s termination due to retirement, death, resignation with Good Reason, or termination without Cause, the participant’s outstanding stock options and/or stock appreciation rights that have vested prior to the date of termination will continue to be exercisable during the period ending on the three year anniversary of the date of termination. In addition, the participant’s outstanding options and/or stock appreciation rights that have not vested prior to the date of termination will vest and become exercisable as of the later of the date of termination and the one year anniversary of the effective date of the award and thereafter will continue to be exercisable for the remaining portion of the period ending on the three year anniversary of the date of termination. For stock options and stock appreciation rights that are subject to performance-based vesting, a participant’s outstanding options and/or stock appreciation rights that have vested prior to the date of termination will continue to be exercisable during the period ending on the three year anniversary of the date of termination. In addition, the number of options and/or stock appreciation rights that vest on each subsequent applicable vesting date shall equal the pro rata number of options and/or stock appreciation rights that he or she would have earned on that vesting date had he or she been continuously employed through such date, as calculated by reference to the portion of the applicable performance period during which the participant was actually employed and thereafter will continue to be exercisable for the remaining portion of the period ending on the three year anniversary of the date of termination.

In the case of a participant’s resignation without Good Reason, the participant’s outstanding stock options and/or stock appreciation rights that have not vested prior to the date of termination will be forfeited and cancelled as of such date of termination and the participant’s outstanding stock options and/or stock appreciation rights that have vested prior to the participant’s date of termination will continue to be exercisable during the 90 day period following such date of termination.

Restricted Shares, Restricted Share Units, Performance Shares, and Performance Share Units

Unless otherwise determined by the Compensation Committee, in the case of a participant’s death or termination due to retirement or termination without Cause or resignation with Good Reason, the number of restricted shares, restricted share units, performance shares and performance units to be deemed earned by such participant on each subsequent applicable vesting date will equal the pro rata number of restricted shares, restricted share units, performance shares and performance units that he or she would have earned on that vesting date had he or she been continuously employed through such date, as calculated by reference to the portion of the applicable restriction period or performance period during which the participant was actually employed.

In the event of a participant’s termination due to the participant’s voluntary resignation (other than upon retirement or with Good Reason), the participant’s unvested restricted shares, restricted share units, performance shares and performance units will be forfeited immediately.

Termination for Cause

In the case of a participant’s termination for Cause, any and all then outstanding awards (other than stock payments) granted to the participant, whether or not vested, will be immediately forfeited and cancelled, without any consideration therefor, as of the commencement of the day that notice of such termination is given.

Change in Control

Continuation, Assumption or Replacement of Awards

In the event of a change in control, the surviving or successor entity (or its parent corporation) may continue, assume or replace awards outstanding as of the date of the change in control (with such adjustments as may be required or permitted by the 2010 Equity Incentive Plan), and such awards or replacements will remain outstanding and be governed by their respective terms, subject to the terms of the 2010 Equity Incentive Plan. A surviving or successor entity may elect to continue, assume or replace only some awards or portions of awards.

Acceleration of Awards

If and to the extent that outstanding awards under the 2010 Equity Incentive Plan are not continued, assumed or replaced in connection with a change in control, then (i) outstanding options and stock appreciation rights issued to a participant that are not yet fully exercisable will immediately become exercisable in full and will remain exercisable in accordance with their terms, (ii) all unvested restricted shares, restricted share units, performance shares and performance units will become immediately fully vested and non-forfeitable; and (iii) any performance objectives applicable to awards will be deemed to have been satisfied to the maximum degree specified in connection with the applicable award.

Payment for Awards

If and to the extent that outstanding awards under the 2010 Equity Incentive Plan are not continued, assumed or replaced in connection with a change in control, then the Compensation Committee may terminate some or all of such outstanding awards, in whole or in part, as of the effective time of the change in control in exchange for payments to the holders, as provided in the 2010 Equity Incentive Plan. Any payment will be made in such form, on such terms and subject to such conditions as the Compensation Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to Cott’s shareowners in connection with the change in control, and may include subjecting such payments to vesting conditions comparable to those of the award surrendered.

Termination After a Change in Control

If and to the extent that awards are continued, assumed or replaced, and if within two years after the change in control a participant experiences an involuntary termination of employment or other service for reasons other than Cause, or terminates his or her employment or other service for Good Reason, then (i) outstanding options and stock appreciation rights issued to the participant that are not yet fully exercisable will immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested restricted shares, restricted share units, performance shares and performance units will become immediately fully vested and non-forfeitable; and (iii) any performance objectives applicable to awards will be deemed to have been satisfied to the maximum degree specified in connection with the applicable award.

Impact of the 2010 Equity Incentive Plan on Cott’s Dilution or Overhang

Overhang is an analysis of potential dilution to shareowners from the equity being transferred to employees via equity incentive plans. Overhang is calculated by dividing (a) the number of common shares issued and outstanding and awards under Cott’s equity compensation plans plus the number of common shares available for future grant under Cott’s equity compensation plans by (b) the number of shares described in clause (a) plus the total number of common shares outstanding. As of January 2, 2010, Cott’s overhang was approximately 12.0%. After approval of the 2010 Equity Incentive Plan, Cott estimates that its overhang will be approximately 19.3%.

Section 162(m) Exemption

Code Section 162(m) prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it is “qualified performance-based compensation.” Stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, deferred shares and performance shares, that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by shareowners of the performance formulas or measures.

Performance Objectives

The 2010 Equity Incentive Plan provides that grants of performance shares, performance units or, when determined by the Compensation Committee, options, restricted shares, restricted share units or other stock-based awards may be made based upon “performance objectives.” Performance objectives applicable to awards that are intended to be exempt from the limitations of Code Section 162(m) are limited to: earnings before interest, taxes, depreciation and amortization; adjusted earnings before interest, taxes, depreciation and amortization; operating income; net operating income after tax; adjusted operating income; pre-tax or after-tax income; cash flow; net earnings; earnings per share; share price performance; return on assets; return on equity; return on invested capital; tangible net asset growth; total shareowner return; return on investment; sales; growth in shareowner value relative to the moving average of S&P 500 Index or a peer group index; strategic plan development and implantation; any combination of the foregoing. The Compensation Committee is authorized to make adjustments in the method of calculating attainment of performance objectives or in the terms and conditions of awards in recognition of unusual or nonrecurring events affecting Cott or its financial statements or changes in applicable laws, regulations or accounting principles; provided, however, that, if applicable, any such adjustments shall be made in a manner consistent with Code Section 162(m). For example, non-recurring losses or charges which are separately identified and quantified in Cott’s audited financial statements and notes thereto including, but not limited to, extraordinary items, changes in tax laws, changes in generally accepted accounting principles, impact of discontinued operations, restructuring charges, acquisitions, asset impairment charges, intangible impairment charges, and restatement of prior period financial results, will be excluded from the calculation of performance results for purposes of the 2010 Equity Incentive Plan.

Adjustments

In the event of any equity restructuring that causes the per share value of shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Compensation Committee will make such adjustments as it deems equitable and appropriate to the aggregate number and kind of shares or other securities issued or reserved for issuance under the plan, the number and kind of shares or other securities subject to outstanding awards, the option price of outstanding options and stock appreciation rights, and any maximum limitations prescribed by the plan with respect to certain types of awards or the grants to individuals of certain types of awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of Cott, the above mentioned adjustments may be made as determined to be appropriate and equitable by the Compensation Committee to prevent dilution or enlargement of rights of participants.

Transferability of Awards Made Under the 2010 Equity Incentive Plan

No award under the 2010 Equity Incentive Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant.

Termination of the 2010 Equity Incentive Plan

The 2010 Equity Incentive Plan will terminate on the tenth anniversary of the date that the plan is adopted by the board of directors, and no awards will be granted under the 2010 Equity Incentive Plan after that date. Termination of the 2010 Equity Incentive Plan will not affect any participant’s rights under any then outstanding award without the written consent of such participant.

Amendment of the 2010 Equity Incentive Plan

The 2010 Equity Incentive Plan may be amended by the board of directors, but without further approval by the shareowners of Cott no such amendment may increase the limitations on the number of shares that may be issued under the 2010 Equity Incentive Plan, the limitations on the amount of awards to individual participants, or the limitations on the value of vested awards to individual participants. In addition, no such amendment may modify the re-pricing prohibition set forth in the plan. The board may condition any amendment on the approval of the shareowners if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of an applicable securities exchange or other applicable laws, policies or regulations. Shareholder approval will be required in the case of any reduction in the option price or extension of the term of an award benefiting an insider of Cott. The following amendments may be made without the approval of Cott’s shareowners: (1) amendments of a “housekeeping” nature; (2) a change to vesting provisions; (3) a change to employment termination provisions that does not entail an extension beyond the original expiry date; and (4) any other amendment that does not require shareowner approval pursuant to the rules of any applicable securities exchange.

United States Federal Income Tax Consequences

The following is a brief summary of certain of the Unites States federal income tax consequences of certain transactions under the 2010 Equity Incentive Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal “alternative minimum tax,” the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.

A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted shares will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

To the extent that a participant recognizes ordinary income in the circumstances described above, Cott or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).

Awards of stock appreciation rights, performance shares and performance units under the 2010 Equity Incentive Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Code Section 409A. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Code Section 409A on the taxation of these types of awards. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Code Section 409A, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Code Section 409A are satisfied. It is the intent of Cott that awards under the 2010 Equity Incentive Plan will be structured and administered in a manner that complies with the requirements of Code Section 409A.

Failure to Adopt Resolution

If the resolution set out at Appendix A is not adopted, Cott may continue to make grants under the Option Plan and under its other incentive plans in accordance with the terms of such plans.

The board of directors and management recommend that you vote FOR the resolution adopting the 2010 Equity Incentive Plan. A majority of the votes cast must be in favour of the resolution adopting the 2010 Equity Incentive Plan, which is set out at Appendix A on page A-1, in order for it to be approved. Unless a proxy specifies that the shares it represents should abstain from voting or vote against the resolution set out in Appendix A, the persons named in the enclosed proxy intend to vote in favour of the resolution. The full text of the 2010 Equity Incentive Plan is attached at Appendix B at page B-1 of this proxy circular. The foregoing discussion of the 2010 Equity Incentive Plan is qualified in its entirety by reference to the 2010 Equity Incentive Plan at Appendix B.

ADDITIONAL INFORMATION

Information about Cott

Upon request to our Secretary you may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended January 2, 2010, our 2009 audited financial statements, and additional copies of this document. Copies of these documents may also be obtained on our website at www.cott.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the SEC at www.sec.gov.

In addition, we have made available on our website our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, as well as the charters of each of our Compensation Committee, Corporate Governance Committee and Audit Committee. Copies of any of these documents are available in print to any shareowner upon request to our Secretary.

Important Notice Regarding the Availability of Proxy Materials for the

Annual and Special Meeting of Shareowners to be held on May 4, 2010:

The Notice of Annual and Special Meeting, Proxy Circular and our 2009 Annual Report on Form 10-K are available electronically at http://www.cott.com/investors/proxy.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy circulars and annual reports. This means that only one copy of our proxy circular or annual report may have been sent to multiple shareowners in your household. We will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Cott Corporation, 5519 West Idlewild Avenue, Tampa, Florida, U.S.A. 33634, Attention: Investor Relations Department; telephone number (813) 313-1872 ext. 51872. If you want to receive separate copies of the annual report and proxy circular in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Approval

Cott’s board of directors has approved the contents and sending of this proxy circular.

MARNI MORGAN POE
Vice President, General Counsel and Secretary

April 1, 2010

APPENDIX A

RESOLUTION APPROVING 2010 EQUITY INCENTIVE PLAN

BE IT RESOLVED AS AN ORDINARY RESOLUTION OF THE SHAREOWNERS THAT:

1. the 2010 Equity Incentive Plan described in the proxy circular dated April 1, 2010 for Cott Corporation’s annual and special meeting of shareowners to be held on May 4, 2010, under the heading “Approval of 2010 Equity Incentive Plan” be and the same is hereby authorized and approved; and

2. any officer or director of Cott Corporation be and is hereby authorized and directed, for and on behalf of Cott Corporation, to execute and deliver all such documents and to do all such acts and things as he or she may determine necessary or desirable in order to carry out the foregoing provisions of this resolution, the execution of any such document or the doing of any such acts and things being conclusive evidence of such determination.

A-1

APPENDIX B

2010 EQUITY INCENTIVE PLAN

1.	Purpose. The purposes of the Cott Corporation 2010 Equity Incentive Plan (the “Plan”) are to foster and promote the long-term financial success of the Company and its Subsidiaries and materially increase the value of the Company and/or its Subsidiaries by (i) encouraging the long-term commitment of key Employees and Nonemployee Directors (as such terms are defined below), (ii) motivating the performance of key Employees and Nonemployee Directors by means of long-term performance-related incentives, (iii) attracting and retaining outstanding key Employees and Nonemployee Directors by providing incentive compensation opportunities, and (iv) enabling participation by key Employees and Nonemployee Directors in the long-term growth and financial success of the Company.

2.	Effective Date. This Plan shall become effective upon its approval by the shareholders of the Company.

3.	Definitions. As used in this Plan, the following terms shall be defined as set forth below:

(a)	“Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, or Stock Payments granted under the Plan.

(b)	“Award Agreement” means an agreement, certificate, resolution or other form of writing (including in electronic medium) approved by the Committee which sets forth the terms and conditions of an Award.

(c)	“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cause” means any action by the Grantee or inaction by the Grantee that constitutes:

(1)	A wilful failure to properly carry out the Grantee’s duties and responsibilities or to adhere to the policies of the Company or a Subsidiary;

(2)	Theft, fraud, dishonesty or misappropriation, or the gross negligence or wilful misconduct, involving the property, business or affairs of the Company or a Subsidiary, or in the carrying out of the Grantee’s duties, including, without limitation, any breach of the representations, warranties and covenants contained in any employment agreement between the Grantee and the Company or a Subsidiary;

(3)	Conviction of or plea of guilty to a criminal offense that involves fraud, dishonesty, theft or violence;

(4)	Breach of a fiduciary duty owed to the Company or a Subsidiary;

(5)	Refusal to follow the lawful written reasonable and good faith direction of the Board; or

(6)	Any other action that constitutes cause for termination of the Grantee’s employment with the Company or a Subsidiary under any other agreement to which the Grantee is a party or under applicable law.

(f)	“Change in Control” means:

(1)	the consummation of a consolidation, merger, amalgamation, or other similar corporate reorganization of the Company with or into any other corporation whereby the voting shareholders of the Company immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation;

(2)	the consummation of a sale by the Company of all or substantially all of the Company’s undertakings and assets;

(3)	the date upon which individuals who, on the effective date of this Plan constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of this Plan whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(4)	a proposal by or with respect to the Company being made in connection with a liquidation, dissolution or winding-up of the Company

(g)	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(h)	“Committee” means the Human Resources and Compensation Committee of the Board.

(i)	“Company” means Cott Corporation, a corporation amalgamated under the laws of Canada.

(j)	“Date of Termination” or “Termination” means (i) the date of termination of a Grantee’s active employment or service with the Company or a Subsidiary (other than in connection with the Grantee’s transfer to or from employment with a Subsidiary), but not including a Grantee’s absence from active employment or service during a period (not exceeding ninety (90) days) of vacation, temporary illness, authorized leave of absence or short or long-term disability, (ii) in the case of a Grantee who does not return to active employment or service with the Company or a Subsidiary immediately following a period of absence exceeding ninety (90) days due to vacation, temporary illness, authorized leave of absence or short or long-term disability, the last day of such period of absence, or (iii) if applicable, the date of termination of a Grantee’s active employment or service with the Company or a Subsidiary as defined under any other agreement to which the Grantee is a party. Unless otherwise determined by the Board or Committee, for the purposes of this Plan and all matters relating to the Awards, the Date of Termination or Termination shall be determined without regard to any applicable notice of termination, severance or termination pay, damages, or any claim thereto (whether express, implied, contractual, statutory, or at common law).

(k)	“Employee” means a full-time, part-time or contract employee of the Company or a Subsidiary.

(l)	“Fair Market Value” means, with respect to a Share on any determination date, the closing price of the Shares on the New York Stock Exchange on the last trading day on which Shares traded prior to such date; provided that if no Shares traded in the five trading days prior to the determination date, the Committee shall determine Fair Market Value on a reasonable basis using a method that complies with Code Section 409A and guidance issued thereunder.

(m)	“Good Reason” shall mean any of the following:

(1)	A material diminution in the Grantee’s title or duties or assignment to the Grantee of materially inconsistent duties;

(2)	A reduction in the Grantee’s then-current annual base salary or target bonus opportunity as a percentage of annual base salary, unless such reduction in target bonus opportunity is made applicable to all other Grantees serving in substantially the same capacity;

(3)	Relocation of the Grantee’s principal place of employment to a location that is more than fifty (50) miles away from the Grantee’s principal place of employment on the Grantee’s date of hire, unless such relocation is effected at the Grantee’s request or with the Grantee’s approval;

(4)	A material breach by the Company or a Subsidiary of any provisions of any employment agreement to which the Grantee and the Company or Subsidiary are parties, after written notice by the Grantee of the breach and such failure remaining uncorrected following an opportunity for the Company or Subsidiary to correct such failure within ten (10) days of the receipt of such notice;

(5)	The failure of the Company or Subsidiary to obtain the assumption in writing of an employment agreement to which the Grantee and the Company or Subsidiary are parties by any successor to all or substantially all of the business or assets of the Company or Subsidiary within fifteen (15) days after a merger, consolidation, sale or similar transaction; or

(6)	Any other action that constitutes good reason for resignation or termination from or of the Grantee’s employment with the Company or Subsidiary under any other agreement to which the Grantee is a party or under applicable law.

(n)	“Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

(o)	“Grantee” means an Employee or Nonemployee Director who has been selected by the Committee to receive an Award and to whom an Award has been granted.

(p)	“Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

(q)	“Nonemployee Director” means a member of the Board who is not an Employee.

(r)	“Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

(s)	“Option” means any option to purchase Shares granted under Section 6 of the Plan.

(t)	“Option Price” means the purchase price payable upon the exercise of an Option.

(u)	“Performance Objectives” means the performance objectives established pursuant to this Plan for Grantees who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Grantee or the Subsidiary, division, department or function within the Company or Subsidiary in which the Grantee is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company’s or Subsidiary’s:

(1)	earnings before interest, taxes, depreciation and amortization;

(2)	adjusted earnings before interest, taxes, depreciation and amortization;

(3)	operating income;

(4)	net operating income after tax;

(5)	adjusted operating income

(6)	pre-tax or after-tax income;

(7)	cash flow;

(8)	net earnings;

(9)	earnings per share;

(10)	share price performance;

(11)	return on assets;

(12)	return on equity;

(13)	return on invested capital;

(14)	tangible net asset growth;

(15)	total shareholder return;

(16)	return on investment;

(17)	sales;

(18)	growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index;

(19)	strategic plan development and implementation;

(20)	any combination of the foregoing.

The Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Objectives or in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles; provided, however, that, if applicable, any such adjustments shall be made in a manner consistent with Code Section 162(m).

(v)	“Performance Period” means a period of time established under Section 9 of the Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Restricted Share or Restricted Share Unit are to be achieved.

(w)	“Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9 of the Plan.

(x)	“Performance Unit” means a bookkeeping entry that records a unit equivalent to U.S. $1.00 awarded pursuant to Section 9 of the Plan.

(y)	“Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant. If the Committee designates an Award as a Qualified Performance-Based Award, then the lapsing of restrictions thereon and the distribution of Shares pursuant thereto, as applicable, shall be subject to satisfaction of one, or more than one, Performance Objectives. The Committee shall determine the performance targets that will be applied with respect to each Qualified Performance-Based Award at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance target(s) relate. Notwithstanding any contrary provision of the Plan, the Committee may not increase the number of Shares granted pursuant to any Qualified Performance-Based Award, nor may it waive the achievement of any performance target established pursuant to this Section 2(y). Prior to the payment of any Qualified Performance-Based Award, the Committee shall certify in writing that the performance target(s) applicable to such Award was met. The Committee shall have the power to impose such other restrictions on Qualified Performance-Based Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code Section 162(m), the regulations promulgated thereunder, and any successors thereto.

(z)	“Restricted Shares” mean Shares granted under Section 8 of the Plan.

(aa)	“Restricted Share Unit” means an Award granted under Section 8 of the Plan and denominated in units representing rights to receive Shares.

(bb)	“Retirement” means retirement from office or employment with the Company or a Subsidiary at the election of the Grantee and as agreed to by the Company or applicable Subsidiary, in its sole discretion.

(cc)	“Shares” means the common shares in the capital of the Company, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 13 of the Plan.

(dd)	“Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right.

(ee)	“Stock Appreciation Right” means a right granted under Section 7 of the Plan.

(ff)	“Stock Payment” means Shares granted under Section 10 of the Plan.

(gg)	“Subsidiary” means a corporation or other entity that controls or is controlled by the Company or that is controlled by the same person that controls the Company within the meaning of National Instrument 45-106, provided that for purposes of determining whether any person may be a Grantee for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

(hh)	“Tax Act” means the Income Tax Act (Canada) and all regulations thereunder, as amended or restated from time to time. Any reference in the Agreement to a provision of the Tax Act includes any successor provision thereto.

4.	Shares Available Under the Plan.

(a)	Reserved Shares. Subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares that may be issued from treasury with respect to Awards shall not in the aggregate exceed six million (6,000,000) Shares. Such Shares shall be authorized but unissued Shares. The Shares issued by the Company hereunder may at the Company’s option be either (i) evidenced by a certificate registered in the name of the Grantee or his or her designee; or (ii) credited to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee. Awards that, at any time, are forfeited, expired, or are canceled or settled without issuance of Shares (but not, for greater certainty, Awards that are exercised) shall not count towards the maximum number of Shares that may be issued under the Plan as set forth in this Section 4 and shall be available for future Awards. Notwithstanding the foregoing, any and all Shares that are withheld by the Company to satisfy any tax withholding obligation shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in this Section 4. With respect to Shares covered by a SAR, only the number of Shares that are actually issued to the Grantee upon exercise shall be considered issued pursuant to the Plan.

(b)	Incentive Stock Option Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed six million (6,000,000) Shares, subject to adjustment as provided in Section 13 of the Plan.

(c)	Maximum Calendar Year Award. No Grantee may receive Awards representing more than two million (2,000,000) Shares in any one calendar year, subject to adjustment as provided in Section 13 of the Plan. In addition, the maximum amount that may become vested under any cash-denominated Award during any one calendar year is five million dollars ($5,000,000).

(d)	Certain Additional Limits. The number of Shares issuable to insiders of the Company (as defined in Part I of the Toronto Stock Exchange Company Manual) at any time, and the number of Shares issued to insiders of the Company within any one year period, under this Plan or when combined with all of the Company’s other security based compensation arrangements (as described in the Toronto Stock Company Manual), shall not exceed 10 percent of the issued and outstanding Shares, respectively.

5.	Plan Administration. This Plan shall be administered by the Committee or any other Board committee as may be designated by the Board from time to time.

(a)	In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the individuals to be selected as Grantees; (ii) the nature and extent of the Awards to be made to each Grantee (including the number of Shares to be subject to each Award, any exercise price, the manner in which Awards will vest or become exercisable and whether Awards will be granted in tandem with other Awards) and the form of written or electronic agreement, if any, evidencing such Award; (iii) the time or times when Awards will be granted; (iv) the duration of each Award; and (v) the restrictions and other conditions to which the payment or vesting of Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to (A) establish, amend or rescind rules to administer the Plan; (B) interpret the Plan and any Award or related agreement made under the Plan; (C) make all other determinations necessary or desirable for the administration of the Plan; and (D) pay the intrinsic value of any Award in the form of cash, Shares or any combination of both.

(b)	Subject to Section (d) below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Award, extend the term of an Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however that (i) the amended or modified terms are permitted by the Plan as then in effect; (ii) any Grantee divested of his or her existing rights under the Plan with respect to previously-granted Awards by such amended or modified terms shall have consented to such amendment or modification unless such amendment is necessary to comply with applicable law or stock exchange rules; and (iii) the authority to accelerate the exercisability or vesting or otherwise terminate restrictions relating to an Award may be exercised only in connection with a Grantee’s death, disability or Retirement, in connection with a Change in Control, or to the extent such actions involve an aggregate number of Shares not in excess of five percent (5%) of the number of Shares available for Awards at such time.

(c)	In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to shareholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Grantee, amend or modify the vesting criteria (including Performance Objectives and related performance goals) of any outstanding Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that (A) the amended or modified terms are permitted by the Plan as then in effect and (B) with respect to any Award intended to qualify as a Qualified Performance-Based Award, any such amendment or modification would not result in such Award failing to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

(d)

Notwithstanding any other provision of this Plan other than Section 13, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted Share Awards; or (C) Restricted Share Unit Awards or Performance Shares or Performance Units in exchange; or (iii) repurchasing the underwater Options for cancellation. For purposes of this Section, an Option will be deemed to be “underwater” at any time when the Fair Market Value of a Share is less than the exercise price of the Option.

(e)	In addition to the authority of the Committee under Section (b) and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to Grantees resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this Section: (i) to reserve shares or grant Awards in excess of the limitations provided in the Plan; (ii) to effect any re-pricing in violation of the Plan; (iii) to grant Options having an exercise price less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant in violation of the Plan; or (iv) for which stockholder approval would then be required pursuant to Section 422 of the Code or Section 162(m) of the Code or the rules of the New York Stock Exchange or the Toronto Stock Exchange.

(f)	Notwithstanding anything in this Plan to the contrary, the Committee will determine whether an Award is subject to the requirements of Code Section 409A and, if determined to be subject to Code Section 409A, the Committee will make such Award subject to such written terms and conditions determined necessary or desirable to cause such Award to comply in form with the requirements of Code Section 409A. Further, the Plan, as it relates to Awards that are subject to Code Section 409A, will be administered in a manner that is intended to comply with the requirements of Code Section 409A and any regulations or rulings issued thereunder.

6.	Options. The Committee may from time to time authorize grants to Grantees of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	Number of Shares. Each grant shall specify the number of Shares to which it pertains.

(b)	Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date.

(c)	Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Grantee at the time of exercise and which have a value at the time of exercise that is equal to the Option Price (including through a net exercise), (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing. In the case of a “net exercise” of an Option, the Company will not require a payment of the Option Price from the Grantee but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that has a Fair Market Value that does not exceed the aggregate Option Price for the Shares exercised under this method. Shares will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) Shares used to pay the Option Price of an Option under the “net exercise,” (ii) Shares actually delivered to the Grantee as a result of such exercise and (iii) any Shares withheld for purposes of tax withholding.

(d)	Cashless Exercise. To the extent permitted by applicable law, any grant may provide for deferred payment of the Option Price from the proceeds of sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the Option Price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise, or through simultaneous sale through a broker of Shares acquired upon exercise.

(e)	Performance-Based Options. Any grant of an Option may specify Performance Objectives that must be achieved as a condition to exercise of the Option.

(f)	Vesting. Each Option grant may specify a period of continuous employment of the Grantee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable.

(g)	Incentive Stock Option Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares as of the Grant Date with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options.

(h)	Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date.

(i)	Award Agreement. Each Option grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine that are not inconsistent with this Plan.

7.	Stock Appreciation Rights. The Committee may from time to time authorize grants to Grantees of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Grantee to receive from the Company an amount equal to the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	Payment in Shares or Cash. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares valued at Fair Market Value on the date of exercise or any combination thereof at the discretion of the Committee at the time of payment.

(b)	Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

(c)	Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, specify the Base Price (which shall be equal to or greater than the Fair Market Value on the Grant Date), state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

8.	Restricted Shares and Restricted Share Units. The Committee may from time to time authorize grants to Grantees of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)

Transfer of Shares. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Grantee in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to. Upon expiration of the restriction period and satisfaction of any other terms or conditions (including, but not limited to, Performance Objectives) and as set forth in the Restricted Share Award Agreement, the Restricted Share shall immediately become vested and the Shares underlying such award of Restricted Share shall be released by the Company to the Grantee without restrictions on transfer. Restricted Share Units shall become payable to a Grantee in Shares at the time or times determined by the Committee and set forth in the Restricted Share Unit Award Agreement.

(b)	Consideration. Each grant of Restricted Shares or Restricted Share Units may be made without a requirement for additional payment by the Grantee.

(c)	Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares or Restricted Share Units covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a Change in Control of the Company or other similar transaction or event. If a Grantee ceases to be an Employee or a Non-Employee Director, the number of Shares subject to the Award, if any, to which the Grantee shall be entitled shall be determined in accordance with the Plan and the applicable Award Agreement. All remaining Shares underlying Restricted Shares or Restricted Share Units as to which restrictions apply at the Date of Termination shall be forfeited subject to such exceptions, if any, authorized by the Committee. Except as otherwise provided in this Section, Restricted Shares and Restricted Share Units that vest solely as a result of the passage of time and continued service by the Grantee shall be subject to a vesting period of not less than three (3) years from the date of grant of the applicable Award (but permitting pro rata vesting over such time); and (ii) Restricted Shares and Restricted Share Units whose vesting is subject to the achievement of specified performance objectives over a Performance Period shall be subject to a Performance Period of not less than one (1) year from the date of grant of the applicable Award. The minimum vesting periods specified in clauses (i) and (ii) of the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards and other earned cash-based incentive compensation; (B) to a termination of employment due to death or Retirement; (C) upon a Change in Control; (D) to a substitute award that does not reduce the vesting period of the award being replaced; or (E) to Awards involving an aggregate number of Shares not in excess of five percent (5%) of the number of Shares available for Awards.

(d)	Dividends, Voting and Other Ownership Rights. Unless otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Grantee to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue; provided however that unless otherwise determined by the Committee, the Award Agreement with respect to an Award of Restricted Shares that is conditioned on the attainment of performance goals shall provide that the Grantee shall not receive any dividends unless and until such time as the Restricted Shares becomes vested. Alternatively, an Award Agreement may require that any or all dividends or other distributions paid on the Restricted Shares during the period for which the substantial risk of forfeiture is to continue be automatically sequestered and reinvested in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine. Unless otherwise determined by the Committee, a Grantee shall not have any rights as a shareholder with respect to Shares underlying an Award of Restricted Share Units until such time, if any, as the underlying Shares are actually issued to the Grantee, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Grantee or his or her designee; or (ii) credited to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee. The Committee may provide in a Restricted Share Unit Award Agreement for the payment of dividend equivalents and distributions to the Grantee at such times as paid to shareholders generally or at the time of vesting or other payout of the Restricted Share Units, provided, however, if the payment or crediting of dividends or dividend equivalents is in respect of an Award that is subject to Code Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A and such requirements shall be specified in writing.

(e)	Performance-Based Restricted Shares and Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of the Plan regarding Performance Shares and Performance Units.

(f)	Award Agreements. Each grant of Restricted Shares or Restricted Share Units shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Grantee with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

9.	Performance Shares and Performance Units. The Committee may from time to time authorize grants of Performance Shares and Performance Units, which shall become payable to the Grantee upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(b)	Performance Objectives and Performance Period. Each grant shall specify the Performance Objectives that are to be achieved by the Grantee during a specified performance period.

(c)	Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(d)	Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

(e)	Maximum Payment. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

(f)	Dividend Equivalents. Any grant of Performance Shares may provide for the payment to the Grantee of dividend equivalents thereon in cash or additional Shares, provided however that the Award Agreement shall provide that the Grantee shall not receive any dividends unless and until such time as the Performance Shares are earned and paid, and provided further that if the payment or crediting of dividends or dividend equivalents is in respect of an Award that is subject to Code Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A and such requirements shall be specified in writing.

(g)	Adjustment of Performance Objectives. If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Grantee and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

(h)

Substantial Risk of Forfeiture. Each grant shall provide that the Performance Shares or Performance Units shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant may provide for the earlier termination of such risk of forfeiture in the event of a Change in Control of the Company or other similar transaction or event. If a Grantee ceases to be an Employee or a Non-Employee Director, the portion, if any, to which the Grantee shall be entitled shall be determined in accordance with the Plan and the applicable Award Agreement. All remaining portions as to which restrictions apply at the Date of Termination shall be forfeited subject to such exceptions, if any, authorized by the Committee.

(i)	Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

10.	Stock Payments. If not prohibited by applicable law, the Committee may from time to time issue unrestricted Shares to Grantees, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Payment may be granted as, or in payment of, Nonemployee Director fees, bonuses (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Code Section 162(m)), or to provide incentives or recognize special achievements or contributions.

11.	Consequences of Termination.

(a)	Options/Stock Appreciation Rights (Not Performance-Based). Unless otherwise determined by the Committee, outstanding Options and/or Stock Appreciation Rights that are held by a Grantee (or the executors or administrators of such Grantee’s estate, and any person or persons who acquire the right to exercise Options and/or Stock Appreciation Rights directly from the Grantee by bequest or inheritance) as of the Grantee’s Date of Termination and are not subject to vesting conditions based upon the satisfaction of Performance Objectives shall be subject to the following clauses (1) and (2), as applicable, except that in all events, the period for exercise of Options and/or Stock Appreciation Rights shall end no later than the last day of the maximum term thereof established under Section 6(h) or 7(d), as applicable.

(1)	In the case of a Grantee’s death or a Grantee’s Termination due to Retirement, or the Grantee’s resignation with Good Reason, or the Grantee’s Termination without Cause, (x) those of the Grantee’s outstanding Options and/or Stock Appreciation Rights that have become vested prior to the Grantee’s Date of Termination shall continue to be exercisable during the period ending on the three (3) year anniversary of the Date of Termination and (y) those of the Grantee’s outstanding Options and/or Stock Appreciation Rights that have not become vested prior to the Grantee’s Date of Termination shall become Vested and exercisable as of the later of the Date of Termination and the one year anniversary of the Effective Date of the Award thereof and thereafter shall continue to be exercisable for the remaining portion of the period ending on the three (3) year anniversary of the Date of Termination.

(2)	In the case of a Grantee’s Termination due to the Grantee’s resignation voluntarily (other than upon Retirement or with Good Reason), (x) those of the Grantee’s outstanding Options and/or Stock Appreciation Rights that have not become vested prior to the Date of Termination shall be forfeited and cancelled as of such Date of Termination and (y) those of the Grantee’s outstanding Options and/or Stock Appreciation Rights that have become vested prior to the Grantee’s Date of Termination shall continue to be exercisable during the ninety (90) day period following such Date of Termination.

Options and/or Stock Appreciation Rights that are not exercised prior to the expiration of the exercise period following a Grantee’s Date of Termination permitted under this Section 11(a) shall automatically expire on the last day of such period.

(b)

Options/Stock Appreciation Rights (Performance-Based). Unless otherwise determined by the Committee, outstanding Options and/or Stock Appreciation Rights that are held by a Grantee (or the executors or administrators of such Grantee’s estate, and any person or persons who acquire the right to exercise Options and/or Stock Appreciation Rights directly from the Grantee by bequest or inheritance)

as of the Grantee’s Date of Termination and are subject to vesting conditions based upon the satisfaction of Performance Objectives shall be subject to the following clauses (1) and (2), as applicable, except that in all events, the period for exercise of Options and/or Stock Appreciation Rights shall end no later than the last day of the maximum term thereof established under Section 6(h) or 7(d), as applicable.

(1)	In the case of a Grantee’s death or a Grantee’s Termination due to Retirement, or the Grantee’s resignation with Good Reason, or the Grantee’s Termination without Cause, (x) those of the Grantee’s outstanding Options and/or Stock Appreciation Rights that have become vested prior to the Grantee’s Date of Termination shall continue to be exercisable during the period ending on the three (3) year anniversary of the Date of Termination and (y) any employment requirements under Section 6(f) and 7(b) shall not apply, in which case the number of Options and/or Stock Appreciation Rights that become vested on each subsequent applicable vesting date shall equal the pro rata number of Options and/or Stock Appreciation Rights that he or she would have earned on that vesting date had he or she been continuously employed through such date, as calculated by reference to the portion of the applicable Performance Period during which the Grantee was actually employed and thereafter shall continue to be exercisable for the remaining portion of the period ending on the three (3) year anniversary of the Date of Termination.

(2)	In the case of a Grantee’s Termination due to the Grantee’s resignation voluntarily (other than upon Retirement or with Good Reason), (x) those of the Grantee’s outstanding Options and/or Stock Appreciation Rights that have not become vested prior to the Date of Termination shall be forfeited and cancelled as of such Date of Termination and (y) those of the Grantee’s outstanding Options and/or Stock Appreciation Rights that have

(3)	become vested prior to the Grantee’s Date of Termination shall continue to be exercisable during the ninety (90) day period following such Date of Termination.

Options and/or Stock Appreciation Rights that are not exercised prior to the expiration of the exercise period following a Grantee’s Date of Termination permitted under this Section 11(b) shall automatically expire on the last day of such period.

(c)	Restricted Shares, Restricted Share Units, Performance Shares and Performance Units. Unless otherwise determined by the Committee, outstanding Restricted Shares, Restricted Share Units, Performance Shares and Performance Units of the Grantee (and the executors and administrators of such Grantee’s estate, and any person or persons acquiring any interest directly from the Grantee by bequest or inheritance) as of the Grantee’s Date of Termination shall be subject to the following clauses (1) and (2), as applicable.

(1)	In the case of a Grantee’s death or a Grantee’s Termination due to Retirement or Termination without Cause or resignation with Good Reason, any employment requirements of Section 8(c) and 9(i) and the applicable Award Agreement shall not apply, in which case the number of Restricted Shares, Restricted Share Units, Performance Shares and Performance Units to be deemed earned by such Grantee on each subsequent applicable vesting date shall equal the pro rata number of Restricted Shares, Restricted Share Units, Performance Shares and Performance Units that he or she would have earned on that vesting date had he or she been continuously employed through such date, as calculated by reference to the portion of the applicable Restriction Period or Performance Period during which the Grantee was actually employed.

(2)	In the event of a Grantee’s Termination due to the Grantee’s resignation voluntarily (other than upon Retirement or with Good Reason), all of the Grantee’s unvested Restricted Shares, Restricted Share Units, Performance Shares and Performance Units will be forfeited immediately.

(d)	Termination for Cause. Notwithstanding any other provision hereof or in any instrument of grant, in the case of a Grantee’s Termination for Cause, any and all then outstanding Awards (other than Stock

Payments) granted to the Grantee, whether or not Vested, shall be immediately forfeited and cancelled, without any consideration therefore, as of the commencement of the day that notice of such termination is given.

12.	Nontransferability. No Award granted under this Plan shall be transferable by a Grantee other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Grantee’s lifetime only by the Grantee or, in the event of the Grantee’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Grantee under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

13.	Adjustments. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718, Compensation—Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the Option Price of outstanding Options and Stock Appreciation Rights, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of Grantees. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 13 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Code Section 422(b) or cause an Award to be subject to adverse tax consequences under Code Section 409A.

14.	Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

15.	Withholding Taxes. If, for any reason whatsoever, the Company or a Subsidiary becomes obligated to withhold and/or remit to any applicable tax authority (whether domestic or foreign) any amount in connection with this Plan in respect of a Grantee, then the Company or such Subsidiary shall make the necessary arrangements, as acceptable to the Company or such Subsidiary, in connection with the amount that must be withheld and/or remitted. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

16.	Amendments and Other Matters.

(a)	Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 4 of the Plan, other than to reflect an adjustment made in accordance with Section 13 of the Plan, or amend this Section 16(a), or modify the repricing prohibition in Section 5(d) of this Plan, without the further approval of the shareholders of the Company. The Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of an applicable securities exchange or other applicable laws, policies or regulations. Shareholder approval will be required in the case of any reduction in the Option Price or extension of the term of an Award benefiting an insider of the Company. No amendment, alteration, suspension or termination of the Plan shall divest any Grantee of his or her existing rights under the Plan with respect to any Awards previously granted to such Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company. Notwithstanding the foregoing, the following amendments may be made without the approval of shareholders of the Company:

(1)	Amendments of a “housekeeping” nature;

(2)	A change to vesting provisions;

(3)	A change to employment termination provisions that does not entail an extension beyond the original expiry date; and

(4)	Any other amendment that does not require shareholder approval pursuant to the rules of the Toronto Stock Exchange.

(b)	No Employment Right. This Plan shall not confer upon any Grantee any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Grantee’s employment or other service at any time.

(c)	Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

(d)	Change in Control. Unless otherwise provided in an agreement evidencing an Award, the following provisions shall apply to outstanding Awards in the event of a Change in Control.

(1)	Continuation, Assumption or Replacement of Awards. In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume or replace Awards outstanding as of the date of the Change in Control (with such adjustments as may be required or permitted by the Plan), and such Awards or replacements therefore shall remain outstanding and be governed by their respective terms, subject to subsection (4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this subsection (1), an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Sections 409A and 424 of the Code, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change in Control, or (ii) the Grantee has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Change in Control and provides for a vesting or exercisability schedule that is the same as or more favorable to the Grantee.

(2)	Acceleration of Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then (i) outstanding Options and Stock Appreciation Rights issued to the Grantee that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted Shares, Restricted Share Units, Performance Shares and Performance Units will become immediately fully vested and non-forfeitable; and (iii) any performance objectives applicable to Awards will be deemed to have been satisfied to the maximum degree specified in connection with the applicable Award.

(3)

Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then the Committee may terminate some or all of such outstanding Awards, in whole or in part, as of the effective time of the Change in Control in exchange for payments to the holders as provided in this subsection (3). The Committee will not be required to treat all Awards similarly for purposes of this Section (3). The payment for any Award or portion thereof terminated shall be in an amount equal to the excess, if any, of (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of Shares subject to the Award or portion thereof being terminated, or, if no consideration is to be received by the Company’s shareholders in the Change in Control, the Fair Market Value of such number of shares immediately prior to the effective date of the Change in Control, over (ii) the aggregate exercise price (if any) for the Shares subject to the Award or portion thereof being terminated. If there is no excess, the Award may be terminated without payment. Any payment shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Change in Control, and may include subjecting such payments to vesting conditions comparable to those of the Award surrendered.

(4)	Termination After a Change in Control. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in subsection (1), and if within two years after the Change in Control a Grantee experiences an involuntary termination of employment or other service for reasons other than Cause, or terminates his or her employment or other service for Good Reason, then (i) outstanding Options and Stock Appreciation Rights issued to the Grantee that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted Shares, Restricted Share Units, Performance Shares and Performance Units will become immediately fully vested and non-forfeitable; and (iii) any performance objectives applicable to Awards will be deemed to have been satisfied to the maximum degree specified in connection with the applicable Award.

(e)	Foreign Grantees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

17.	Termination. This Plan shall terminate on the tenth anniversary of the date upon which it is adopted by the Board, and no Award shall be granted after that date.

18.

Compliance with Applicable Laws. The granting of Awards and the issuance, purchase, and delivery of Shares shall be carried out in compliance with applicable law, including, without limitation, the rules, regulations and by-laws of the Toronto Stock Exchange, the New York Stock Exchange, the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations (including Rule 10b-5) promulgated thereunder, and the policies and regulations of applicable securities regulatory authorities. If the Committee determines in its discretion that, in order to comply with any such statutes or regulations, certain action is necessary or desirable as a condition of or in connection with the granting of an Award or the issuance or purchase or delivery of Shares under this Plan, no Award may be granted and no Shares may be issued, purchased, or delivered unless that action shall have been completed in a manner satisfactory to the Committee. It is intended that the Plan and all Awards hereunder be administered in a manner that will comply with Code Section 409A, including the final regulations and other guidance issued by the United States Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto). Notwithstanding anything in this Section to the contrary, with respect to any Award subject to Section 409A of the Code, no amendment to or payment under such Award will be made unless permitted under Section 409A of the Code and the regulations or rulings issued thereunder. Without limiting the generality of the foregoing, if any amount shall be payable with respect to any Award hereunder as a result of a Grantee’s “separation from service” at such time as the Grantee is a “specified employee” (as those terms are defined for purposes of Section 409A of the Code) and such amount is subject to the provisions of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the

Code, prior to the first day of the seventh calendar month beginning after the Grantee’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Section 409A of the Code; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A of the Code.

19.	Governing Law. The Plan and any Award Agreements and any and all determinations made and actions taken in connection with the Plan and Award Agreements, shall be governed by and construed in accordance with the laws of the State of Florida and the laws of the United States applicable therein.

APPENDIX C

COTT CORPORATION (the “Corporation”)

MANDATE OF THE BOARD OF DIRECTORS

Purpose:

The purpose of this mandate is to set out the responsibilities of the Board of Directors of the Corporation. The Board of Directors is committed to fulfilling its statutory mandate to supervise the management of the business and affairs of the Corporation with the highest standards of ethical conduct and in the best interests of the Corporation. The Board approves the strategic direction of the Corporation and oversees the performance of the Corporation’s business and management. The management of the Corporation is responsible for presenting strategic plans to the Board for review and approval and for implementing the Corporation’s strategic direction.

This mandate should be read in conjunction with the Corporate Governance Guidelines of the Corporation which set out additional responsibilities of the Board of Directors and contain guidelines pertaining to, inter alia, board size, selection, expectations, committees and meetings.

Responsibilities:

1.	To the extent feasible, the Board of Directors shall satisfy itself as to the integrity of the Chief Executive Officer and other senior officers and that the Chief Executive Officer and other senior officers create a culture of integrity throughout the Corporation.

2.	Review and approve the annual operating plan (including the capital budget), strategic plan (which takes into account, among other things, the opportunities and risks facing the Corporation’s business) and business objectives of the Corporation that are submitted by management and monitor the implementation by management of the strategic plan. During at least one meeting each year, the Board of Directors will review the Corporation’s long-term strategic plans and the principal issues that the Corporation expects to face in the future.

3.	Identify and review the principal business risks of the Corporation’s business and oversee, with the assistance of the Audit Committee, the implementation and monitoring of appropriate risk management systems and the monitoring of risks.

4.	Ensure, with the assistance of the Corporate Governance Committee, the effective functioning of the Board of Directors and its committees in compliance with the corporate governance requirements of stock exchange listing rules and applicable law, and that such compliance is reviewed periodically by the Corporate Governance Committee.

5.	Develop the Corporation’s approach to corporate governance. The Corporate Governance Committee shall develop a set of corporate governance principles and guidelines that are specifically applicable to the Corporation. The Board of Directors shall review and approve the principles and guidelines applicable to the Corporation and its officers, directors, and employees, including the Code of Ethics for Senior Officers and the Code of Business Conduct and Ethics.

6.	Satisfy itself that internal controls and management information systems for the Corporation are in place, are evaluated as part of the internal auditing process and reviewed periodically on the initiative of the Audit Committee.

7.	Assess the performance of the Corporation’s executive officers, including monitoring the establishment of appropriate systems for succession planning as set forth in the Corporate Governance Guidelines of the Corporation (including appointing, training and monitoring senior management) and for periodically monitoring the compensation levels of such executive officers based on determinations and recommendations made by the Human Resources and Compensation Committee.

8.	Ensure that the Corporation has in place a policy for effective communication with shareowners, other stakeholders and the public generally.

C-1

9.	Review and, where appropriate approve, the recommendations made by the various committees of the Board of Directors, including, without limitation, to: select nominees for election to the Board of Directors; appoint directors to fill vacancies on the Board of Directors; appoint and replace, as applicable, the chairman, the lead independent director, the members of the various committees of the Board of Directors and the chair of each such committee; and, establish the form and amount of director compensation.

The Board of Directors has delegated to the Chief Executive Officer, working with the other executive officers of the Corporation and its affiliates, the authority and responsibility for managing the business of the Corporation in a manner consistent with the standards of the Corporation.

The Chief Executive Officer shall seek the advice and, in appropriate situations, the approval of the Board of Directors with respect to extraordinary actions to be undertaken by the Corporation, including those that would make a significant change in the financial structure or control of the Corporation, the acquisition or disposition of any significant business, the entry of the Corporation into a major new line of business or transactions involving related parties.

Measures for Receiving Shareowner Feedback:

The Corporation shall provide a mechanism for receiving feedback from shareowners regarding its publicly disseminated materials and otherwise. Persons designated to receive such information shall be required to provide a summary of the feedback to the Board of Directors on a semi-annual basis or at such other more frequent intervals as they see fit. Specific procedures for permitting shareowner feedback and communication with the Board of Directors will be prescribed by the Corporation’s communications policy.

Expectations of Directors:

The Board of Directors shall develop and update, in conjunction with the Corporate Governance Committee, specific expectations of directors and such expectations shall be set out in the Corporate Governance Guidelines of the Corporation.

Annual Evaluation:

At least annually, the Board of Directors through the Corporate Governance Committee shall, in a manner the Board of Directors determines to be appropriate:

•

Conduct a review and evaluation of the performance of the Board of Directors and its members, its committees and their members, including the compliance of the Board of Directors with this mandate and of the committees with their respective charters.

•	Review and assess the adequacy of this mandate on an annual basis.

February 2010

C-2

APPENDIX D

COTT CORPORATION (the “Corporation”)

AUDIT COMMITTEE (the “Committee”)

CHARTER

Purpose:

The Committee is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling the oversight responsibilities it has with respect to: (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Corporation’s internal auditors and independent auditor.

Committee Authority and Responsibilities:

To fulfill its responsibilities and duties, the Committee shall:

Meetings

1.	Report regularly to the Board by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so, including a review of any issues that arise with respect to the quality and integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the performance and independence of the Corporation’s independent auditor, and the performance of the internal auditors.

2.	Meet as often as it determines necessary, but not less frequently than quarterly. The Committee shall meet separately in person or telephonically, periodically, with management (including the Chief Financial Officer and Chief Accounting Officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The time at which and the place where the meetings of the Committee shall be held, the calling of meetings and the procedure in all respects of such meeting shall be determined by the Committee, unless otherwise provided for in the by-laws of the Corporation or otherwise determined by resolution of the Board.

Financial Statement and Disclosure Matters

3.	Meet to review and discuss the annual audited financial statements with management and the independent auditor, including the Corporation’s specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

4.	Meet to review and discuss the quarterly financial statements with management and the independent auditor prior to filing its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

5.	Discuss with management and the independent auditor significant financial accounting and reporting issues, complex or unusual transactions and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles.

6.	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Corporation’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

7.	Prepare the audit report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy circular and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

8.	Discuss with management the Corporation’s earnings press releases (including the use of any “pro forma” or “adjusted” non-GAAP information) prior to the public disclosure thereof by the Corporation, as well as financial information and earnings guidance provided to analysts and rating agencies.

9.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Corporation’s financial statements.

10.	Review disclosures made to the Committee by the Corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

11.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Corporation’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Corporation’s Form 10-K.

Oversight of the Corporation’s Risk Management Function

12.	Oversee the risk management activities of the Corporation, which will include holding periodic discussions with management regarding the Corporation’s guidelines and policies with respect to risk assessment, risk management, and major strategic, financial and operational risk exposures such as fraud, environmental, competitive and regulatory risks. The Committee shall receive regular reports regarding such risks and the steps management has taken to monitor and control any exposure resulting from such risks.

Oversight of the Corporation’s Relationship with the Independent auditor

13.	Subject to compliance with the requirements of applicable laws, the Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor and advisors retained by the Committee (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The independent auditor shall report directly to the Committee.

14.	Before the engagement of the independent auditor and at least annually thereafter, review and discuss with the independent auditor the independent auditor’s written communications to the Committee regarding the relationships between the auditor and the Corporation that, in the auditor’s professional judgment, may reasonably be thought to bear on its independence and affirming in writing to the Committee that the auditor is independent.

15.

Review with the independent auditor any audit problems or difficulties and management’s response. This review should include a discussion of (a) any restrictions on the scope of the independent auditor’s activities or on access to requested information, and (b) any significant disagreements with management. The Committee may review, as it deems appropriate, (i) any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise) (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Corporation.

16.	Subject to compliance with the requirements of applicable law, the Committee shall set clear hiring policies for employees or former employees and partners or former partners of the current and former independent auditor.

17.	The Committee shall, at least annually, obtain and review a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditor and the Corporation.

18.	Based on the above mentioned report, the Committee shall evaluate the qualifications, performance and independence of the independent auditor, and select the Corporation’s auditor for the next year, subject to shareholder ratification. In this evaluation, the Committee shall (i) consider whether the independent auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditor’s independence, (ii) evaluate the lead partner of the independent auditor’s team and make sure that there is a regular rotation of the lead partner, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditing firm on a regular basis, (iii) evaluate the independent auditor’s team and make sure that there is a regular rotation in compliance with applicable laws, and (iv) take into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

19.	The Committee shall review and discuss quarterly reports from the independent auditor (required by Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”)) on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

20.	The Chair of the Committee shall be permitted to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor; provided that any such pre-approvals shall be subject to ratification by the Committee at its next meeting. This permission is also subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee shall review and discuss with the independent auditor any documentation supplied by the independent auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the auditor’s independence.

21.	Meet with the independent auditor prior to the audit to review and discuss the planning and staffing of the audit.

Oversight of the Corporation’s Internal Audit Function

22.	The senior internal audit executive will report directly to the Chair of the Committee and administratively on a dotted line to the Corporation’s Chief Financial Officer. The Committee will review and advise on the selection and removal of the senior internal audit executive.

23.	Review the significant reports to management prepared by the internal audit department and management’s responses.

24.	Periodically review, with the independent auditor, the internal audit department’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

25.	Periodically review, with the senior internal audit executive, any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

26.	Annually, review and recommend changes (if any) to the internal audit charter.

Compliance Oversight Responsibilities

27.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

28.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters, and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

29.	Periodically review and discuss with management, the internal auditors, and the independent auditor the overall adequacy and effectiveness of the Corporation’s legal, regulatory and ethical compliance programs, including the Corporation’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers. The Committee shall periodically receive from management confirmation of its compliance with material legal and regulatory compliance requirements. The Committee shall advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers.

30.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

31.	Discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies and internal controls.

32.	It is understood that in order to properly carry out its responsibilities, the Committee shall have the authority, without seeking Board approval and to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Corporation and to any advisors employed by the Committee, as well as the funding levels for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Committee Membership and Evaluation:

33.	Upon the recommendation of the Corporate Governance Committee, the Board shall elect annually from among its members a committee to be known as the Audit Committee to be composed of at least three independent directors, none of whom shall (a) accept directly or indirectly from the Corporation or any subsidiary of the Corporation any consulting, advisory or other compensatory fee or (b) be affiliated with the Corporation or (c) be officers or employees of the Corporation or of any of its affiliates, or have been an officer or employee of the Corporation, any of its affiliates or the independent auditor in the three years prior to being appointed to the Committee or (d) be an immediate family member of any of these persons.

34.	Each member of the Committee shall meet the independence, experience and financial literacy requirements of any stock exchange upon which the Corporation’s stock is listed from time to time and in accordance with applicable law, including applicable listing standards. At least one member of the Committee shall be an “audit committee financial expert” (as defined by the Securities and Exchange Commission).

35.	Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service on more than two other audit committees would not impair such member’s ability to effectively serve on the Committee. If such a determination is made, it must be disclosed in the Corporation’s annual proxy circular.

36.	A majority of the members of the Committee shall constitute a quorum. No business may be transacted by the Committee except at a meeting of its members at which a quorum of the Committee is present (in person or by means of telephone conference whereby each participant has the opportunity to speak to and hear one another) or by a resolution in writing signed by all the members of the Committee. Polling of Committee members in lieu of a meeting is not permitted.

37.	Each member of the Committee shall hold such office until the next annual meeting of shareholders after election as a member of the Committee. However, any member of the Committee may be removed or replaced at any time by the Board and shall cease to be a member of the Committee as soon as such member ceases to be a director or otherwise ceases to be qualified to be a member of the Committee.

38.	Upon the recommendation of the Corporate Governance Committee, the Board shall elect a member of the Committee to act as Chair (the “Chair”). The Chair will appoint a secretary who will keep minutes of all meetings (the “Secretary”), which shall be circulated to members of the Board upon completion. The Secretary need not be a member of the Committee or a director and can be changed by simple notice from the Chair.

39.	The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board may from time to time determine.

40.	The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

41.	The Committee shall review and reassess the adequacy of this Charter periodically, at least on an annual basis, as conditions dictate. The Committee shall annually review and assess the Committee’s own performance.

Disclosure

This charter shall be made available on the Corporation’s website.

Interpretations and Determinations

The Committee and the Board shall have the power and authority to interpret this charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.

Limitation of Audit Committee’s Role

It is not the duty of the Committee to prepare financial statements, to plan or conduct audits or to determine that the Corporation’s financial statements and disclosure are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Cott Corporation

6525 Viscount Road Mississauga, Ontario L4V1H6	5519 West Idlewild Avenue Tampa, Florida U.S.A. 33634

www.cott.com

9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1 www.computershare.com
MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9	Security Class Holder Account Number C1234567890	123 X X X

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Form of Proxy - Annual and Special Meeting of Shareowners of Cott Corporation to be held on May 4, 2010

This Form of Proxy is solicited by and on behalf of management and the board of directors.

Notes to proxy

1.	Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by management to the holder.

5.	The securities represented by this proxy will be voted or withheld from voting in accordance with the instructions of the holder, however, if you do not specify how to vote in respect of any matter, your proxyholder is entitled to vote your shares as he or she sees fit. If this proxy does not specify how to vote on a matter, and if you have authorized a director or officer of Cott Corporation to act as your proxyholder, this proxy will be voted as recommended by management. In particular, if your proxy does not specify how to vote, this proxy will be voted FOR the nominees listed in resolution number 1. Election of Directors and FOR the approval of the appointment of Cott’s independent registered public accounting firm set out in resolution number 2. Approval of Appointment of Independent Registered Public Accounting Firm, and FOR the approval of the 2010 Equity Incentive Plan set out in resolution number 3. Approval of 2010 Equity Incentive Plan.

6.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting and at any continuation of the meeting after an adjournment thereof.

7.	This proxy should be read in conjunction with the accompanying documentation provided by management.
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Proxies submitted must be received by 5:00 p.m. (local time in Toronto, Ontario, Canada) on April 30, 2010.
THANK YOU

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com	• You can enroll to receive future securityholder communications electronically by visiting www.computershare.com/eDelivery and clicking on “eDelivery Signup”.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456789012345

+	MR SAM SAMPLE	C1234567890	+
XXX 123

This Form of Proxy is solicited by and on behalf of management and the board of directors.

Appointment of Proxyholder

I/We being shareowner(s) of Cott Corporation hereby appoint: David T. Gibbons, Chairman, or failing him, Neal Cravens, Chief Financial Officer, or failing him, Marni Morgan Poe, Vice-President, General Counsel & Secretary

	OR	Print the name of the person you are appointing if this person is someone other than the Chairman, Chief Financial Officer or Secretary as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) at the Annual and Special Meeting of shareowners of Cott Corporation to be held at the Toronto Marriott Airport Hotel, Salons A, B, and C, 901 Dixon Road, Toronto, Ontario, Canada, on Tuesday, May 4, 2010 at 8:30 a.m. (local time in Toronto, Ontario, Canada), and at any continuation of the meeting after an adjournment thereof. Discretionary authority is hereby conferred with respect to any amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting and at any continuation of the meeting after an adjournment thereof. As of March 19, 2010, management is not aware of any such amendments, variations or other matters to be presented at the meeting.

1. Election of Directors The proposed nominees named in the accompanying Proxy Circular are:
01. Mark Benadiba; 02. George A. Burnett; 03. Jerry Fowden; 04. David T. Gibbons; 05. Stephen H. Halperin; 06. Betty Jane Hess; 07. Gregory Monahan; 08. Mario Pilozzi; 09. Andrew Prozes; 10. Eric Rosenfeld; 11. Graham Savage
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Please specify the name of the individual(s) from whom you wish to withhold your vote:
FOR all nominees listed above:	w	☐

FOR all nominees listed above other than:	w	☐

WITHHOLD vote for all nominees listed above:	w	☐

2. Approval of Appointment of Independent Registered Public Accounting Firm	For w	☐	Withhold w	☐
Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.

3. Approval of 2010 Equity Incentive Plan
Consider and, if thought fit, pass a resolution in the form set forth in Appendix A to the accompanying proxy circular approving the 2010 Equity Incentive Plan.
	For w	☐	Against w	☐

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Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by management.

Signature(s)
Date

Interim Financial Statements Request		Annual Financial Statements Request
In accordance with Canadian securities regulations, shareowners may elect to receive interim financial statements, if they so request. Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail. If you do not mark this box, or do not return this PROXY, then it will be assumed you do NOT want to receive interim financial statements and the accompanying Management’s Discussion and Analysis.	☐	Mark this box if you would NOT like to receive annual financial statements and accompanying Management’s Discussion and Analysis by mail. If you do not mark this box, or do not return this PROXY, then the annual financial statements and accompanying Management’s Discussion and Analysis will continue to be sent to you.	☐

If you are not mailing back your proxy, you may register online to receive the above financial statement(s) by mail at www.computershare.com/mailinglist.

¢	9 9 9 9 9 9 9 9 9 9 9 9 0 3 0 9 2 0 9 X X A R 2	C P T Q	+